PURCHASE AGREEMENT



                                       by

                                       and

                                     between


                                HAL Antillen N.V.

                                       and

                   Ambassadors International Cruise Group, LLC






                            Dated: February 21, 2007

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS...............................................................1

ARTICLE 2. PURCHASE AND SALE OF SHARES...............................................8
                  2.1      Purchase and Sale of Shares...............................8
                  2.2      Purchase Price............................................8
                  2.3      Adjustments to Purchase Price.............................8
                  2.4      The Closing...............................................9
                  2.5      Deliveries at the Closing.................................9

ARTICLE 3. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER AND BUYER...........11
                  3.1      Representations and Warranties of Seller.................11
                  3.2      Representations and Warranties of Buyer..................12

ARTICLE 4. REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY....................12
                  4.1      Entity Status............................................13
                  4.2      No Violation.............................................13
                  4.3      Brokers' Fees............................................13
                  4.4      Capitalization...........................................13
                  4.5      Acquired Subsidiaries....................................14
                  4.6      Financial Statements; Undisclosed Liabilities............14
                  4.7      Subsequent Events........................................14
                  4.8      Legal Compliance.........................................16
                  4.9      Tax Matters..............................................16
                  4.10     Real Property............................................17
                  4.11     Intellectual Property....................................17
                  4.12     Contracts................................................18
                  4.13     Insurance................................................19
                  4.14     Litigation...............................................20
                  4.15     Employees................................................20
                  4.16     Environmental, Health, and Safety Matters................20
                  4.17     Permits..................................................21
                  4.18     Vessels..................................................21
                  4.19     Title to Vessels.........................................22
                  4.20     Representations Complete.................................22

ARTICLE 5. INTENTIONALLY OMITTED....................................................22

ARTICLE 6. PRE-CLOSING COVENANTS....................................................22
                  6.1      General..................................................23
                  6.2      Notices and Consents.....................................23
                  6.3      Operation of Business....................................23
                  6.4      Full Access..............................................23
                  6.5      Notice of Developments...................................23
                  6.6      Exclusivity..............................................24
                  6.7      Confidentiality; Publicity...............................24
                  6.8      Affiliated Transactions..................................25
                  6.9      February Financial Statements............................25
                  6.10     Transfer of Wind Surf....................................25
                  6.11     Employee Matters.........................................25
                  6.12     Berthing Arrangements....................................25
                  6.13     Customer Information.....................................26
                  6.14     Contracts................................................26

ARTICLE 7. POST-CLOSING COVENANTS...................................................26
                  7.1      General..................................................26
                  7.2      Litigation Support.......................................26
                  7.3      Vessel Certificates......................................26
                  7.4      Drydock of Vessels.......................................27
                  7.5      Transfer Taxes...........................................27
                  7.6      Employment Matters.......................................27
                  7.7      Audited Financial Statements.............................27

ARTICLE 8. CLOSING CONDITIONS.......................................................28
                  8.1      Conditions Precedent to Obligation of Buyer..............28
                  8.2      Conditions Precedent to Obligation of Seller.............29

ARTICLE 9. TERMINATION..............................................................30
                  9.1      Termination of Agreement.................................30
                  9.2      Effect of Termination....................................30

ARTICLE 10. INDEMNIFICATION.........................................................31
                  10.1     Survival of Representations and Warranties...............31
                  10.2     Indemnification by Seller................................31
                  10.3     Indemnification by Buyer.................................31
                  10.4     Indemnification Claim Procedures.........................32
                  10.5     Limitations on Indemnification Liability.................33

ARTICLE 11. MISCELLANEOUS...........................................................34
                  11.1     Entire Agreement.........................................34
                  11.2     Successors...............................................34
                  11.3     Assignments..............................................34
                  11.4     Notices..................................................34
                  11.5     Specific Performance.....................................35
                  11.6     Submission to Jurisdiction; Venue........................35
                  11.7     Time.....................................................36
                  11.8     Counterparts.............................................36
                  11.9     Headings.................................................36
                  11.10    Governing Law............................................36
                  11.11    Amendments and Waivers...................................36
                  11.12    Severability.............................................36
                  11.13    Expenses.................................................36
                  11.14    Construction.............................................36
                  11.15    Incorporation of Exhibits, Annexes, and Schedules........37
                  11.16    Remedies.................................................37

Exhibits
--------

Exhibit A         First Preferred Mortgages
Exhibit B         Pledge Agreement
Exhibit C         Security Agreement
Exhibit D         Transition Services Agreement
Exhibit E         Buyer Note
Exhibit F         Seller's Certificate
Exhibit G         Seller's Certificate by Attorney-in-Fact
Exhibit H         Buyer's Officers' Certificate
Exhibit I         Buyer's Secretary's Certificate
Exhibit J         Legal Opinion of Buyer's Counsel
Exhibit K         Deeds of Covenants
Exhibit L         Subsidiary Guarantee
Exhibit M         Parent Guarantee
Exhibit N         Legal Opinion of Seller's Counsel
Exhibit O         Trademark License Agreement

                               Purchase Agreement



     This Purchase Agreement (this "Agreement"), dated as of February 21, 2007, is by and between HAL Antillen N.V., a Netherlands Antilles corporation ("HAL Antillen" or "Seller"), and Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"). Together, Seller and Buyer are referred to herein as the "Parties."

                                    RECITALS:

     A. HAL Antillen owns all of the issued and outstanding ordinary and redeemable preference shares (together, the "Shares") of Windstar Sail Cruises Limited (the "Company"). The Company indirectly owns, (i) through Wind Star Limited, the "Wind Star" (a Bahamian vessel with Registration Number 710711 and Call Sign C6CA9) (the "Wind Star") and (ii) through Wind Spirit Limited, the "Wind Spirit" (a Bahamian vessel with Registration Number 711121 and Call Sign C6CY9) (the "Wind Spirit" and, together with the Wind Star and Wind Surf (defined below), the "Vessels").

     B. HAL Antillen also owns the "Wind Surf" (a Netherlands Antilles vessel with Registration Number 716016 and Call Sign PHHZ) (the "Wind Surf"). At or prior to the closing of the transactions contemplated by this Agreement, as further set forth herein, the Parties intend that HAL Antillen will transfer its ownership in the Wind Surf to a newly formed Bahamas corporation that is a wholly-owned subsidiary of the Company ("Surf Limited").

     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares in accordance with the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, Buyer and Seller agree as follows: ARTICLE 1. DEFINITIONS

     "Acquired Entities" means (a) the Company, (b) Wind Star Limited, (c) Wind Spirit Limited and (d) Surf Limited.

     "Acquired Subsidiaries" means Wind Star Limited, Wind Spirit Limited and Surf Limited.

     "Action" means any action, appeal, petition, plea, complaint, suit, litigation, arbitration, mediation, hearing, or proceeding.

     "Actuarial Study" is defined in Section 6.11(b).

     "Affiliate" with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

         "Affiliated Group" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

     "Agreement" is defined in the preamble to this Agreement.

     "Ancillary Agreements" means the Buyer Note, the Subsidiary Guarantee, the Parent Guarantee, the Pledge Agreement, the Security Agreement, the First Preferred Mortgages, the Deeds of Covenants, the Transition Services Agreement and the Trademark License Agreement.

     "Audit Notice" is defined in Section 2.3(b).

     "Audited Financial Statements" is defined in Section 0.

     "Audited March Financial Statements" is defined in Section 2.3(b).

     "Auditor's Conclusive Cash Payment" is defined in Section 2.3(b).

     "Balance Sheet Date" means the last day of the month immediately preceding the date of execution of this Agreement.

     "Buyer" is defined in the preamble to this Agreement.

     "Buyer  Indemnified  Parties"  means  Buyer  and its  officers,  directors,
managers,   employees,   agents,   representatives,   controlling  Persons,  and
stockholders, and their Affiliates.

     "Buyer Note" is defined in Section 2.2(a).

     "Buyer's Knowledge" means, with respect to Buyer, the actual conscious knowledge of the following individuals: Joe Ueberroth, David Giersdorf, Brian Schaefgen, Joseph McCarthy and, as to the Vessels, in addition to the foregoing individuals, the representatives of V-Ships retained by Buyer to conduct inspections of the Vessels.

     "Cash Payment" is defined in Section 2.2(b).

     "Cash Payment Difference" is defined in Section 2.3(c).

     "Closing" is defined in Section 2.4.

     "Closing Date" is defined in Section 2.4.

     "Code" means the Internal Revenue Code of 1986 as amended and any successor thereto.

     "Company" is defined in the recitals of this Agreement.

     "Conclusive Cash Payment" is defined in Section 2.3(a).

     "Confidential Information" means any information concerning the businesses and affairs of Buyer, Seller or the Company.

     "Consent" means any consent, approval, notification, waiver, or other similar action.

     "Contract" means any contract, agreement, arrangement or commitment.

     "Crew Members" is defined in Section 4.15(a).

     "Damages" means all damages, losses, Liabilities, or expenses, including fines, penalties, and reasonable fees and expenses of outside attorneys, accountants, and other professional advisors.

     "Deeds of Covenants" means the Deeds of Covenants relating to the First Preferred Mortgages, in substantially the form of Exhibit K.

     "Disclosure Schedule" is defined in ARTICLE 4.

     "Encumbrance" means any lien, pledge, charge, easement, security interest, deed of trust, mortgage, right-of-way, encumbrance or other similar right of third parties.

     "Environmental, Health, and Safety Requirements" means all Laws concerning or relating to public health and safety, worker/occupational health and safety, and pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, control, or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

     "Equity Interest" means (a) with respect to a corporation, any and all shares of capital stock, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and (c) any other direct equity ownership or participation in a Person.

     "Expiration Date" means April 3, 2007.

     "February Financial Statements" is defined in Section 6.9.

     "Final Purchase Price" is defined in Section 2.3(e).

     "First Preferred Mortgages" means the First Preferred Mortgages evidencing a security interest in the Vessels following the Closing to secure payment of the Buyer Note and the other obligations of Buyer and the Acquired Entities set forth in the applicable security documents, in substantially the form of Exhibit A.

     "GAAP" means United States generally accepted accounting principles as in effect at the time any applicable financial statements were or are prepared.

         "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "HAL Antillen" is defined in the preamble to this Agreement.

     "HSR Act" is defined in Section 3.1(c).

     "Indemnification Claim" is defined in Section 10.4(a).

     "Indemnified Parties" means, individually and as a group, the Seller Indemnified Parties and the Buyer Indemnified Parties.

     "Indemnitor" means any Party having any Liability to any Indemnified Party with respect to an Indemnification Claim under this Agreement.

     "Intellectual Property" means any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and applications for such registrations, (c) any (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable, (d) computer software or middleware, and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

     "Jacobs Litigation" is defined in Section 10.2(c).

     "Law" means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended.

     "Liability" means any liability, claim, loss, or obligation, whether known or unknown, asserted or unasserted, absolute or contingent or otherwise, matured or unmatured, secured or unsecured, conditional or unconditional, accrued or unaccrued, or due or to become due.

     "March Financial Statements" is defined in Section 2.3(a).

     "Material Adverse Effect" means a change in the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations or operations, which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to the business of the relevant Person or to the ability of any party to consummate the Transactions contemplated under this Agreement. In the case of a Material Adverse Effect with respect to the Company, it will be viewed in the context of the Acquired Entities (assuming the transfer of the Wind Surf to Wind Spirit Limited has already occurred) taken together.

     "Order" means any order, ruling, decision, verdict, award, decree, writ, mandate, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

     "Organizational Documents" means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

     "Parent   Guarantee"   means  the  Performance   Guarantee  by  Ambassadors
International, Inc., guaranteeing certain obligations, in substantially the form of Exhibit M.

     "Parties" is defined in the preamble to this Agreement.

     "Permit" means any permit, license, certificate, approval, consent, notice, franchise, registration, waiver, filing, or other similar authorization required by any Law or Governmental Body.

     "Permitted Encumbrances" means:

     (a) Encumbrances for crew wages (including wages of the Master) accrued for not more than thirty (30) days;

     (b) Encumbrances for Taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

     (c) mechanics', carriers', workers' and repairers' and other similar Encumbrances;

     (d) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

     (e) deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f)  Encumbrances  for  tort  claims  covered  by  insurance,   subject  to
applicable deductibles;

     (g) Port, canal and other waterway dues and pilotage accrued for not more than thirty (30) days; and

     (f) any other Encumbrances which Buyer has approved in writing;

provided that any of the foregoing that are required under GAAP to be reflected in the February Financial Statements are in fact reflected in such financial statements.

     "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

     "Pledge Agreement" means the Pledge Agreement relating to pledge of the Shares by Buyer at the Closing to secure payment of the Buyer Note and the other obligations of Buyer and the Acquired Entities set forth in the applicable security documents, in substantially the form of Exhibit B.

     "Purchase Price" is defined in Section 2.2.

     "Security Agreement" means the Security Agreement relating to the security interest in the Vessels and the Shares following the Closing to secure payment of the Buyer Note and the other obligations of Buyer and the Acquired Entities set forth in the applicable security documents, in substantially the form of Exhibit C.

     "Seller" is defined in the preamble to this Agreement.

     "Seller Indemnified Parties" means Seller and its officers, directors, managers, employees, agents, representatives, controlling Persons, stockholders, and their Affiliates.

     "Seller's Knowledge" means the actual conscious knowledge of the following individuals: Stein Kruse, Dan Grausz, Larry Calkins and Kelly Clark.

     "Shares" is defined in the recitals of this Agreement.

     "Subsidiary Guarantee" means the Guarantee by each of the Acquired Entities, guaranteeing the obligations of Buyer under the Buyer Note and other Security Documents, in substantially the form of Exhibit L.

     "Surf Limited" is defined in the recitals of this Agreement.

     "Tax" means (i) any federal, provincial, territorial, state, municipal, local, foreign or other income, gross receipts, license, payroll, employment, excise, severance, stamp, documentary stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, mortgage recording, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, in each case, whether disputed or not, (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

     "Tax Parent" means the first entity in the chain of ownership above HAL Antillen which is the 100% beneficial owner of HAL Antillen and which is treated as a taxpayer for U.S. Federal Tax purposes.

     "Tax Return" means any return, declaration, report, claim for refund, information return or statement or other forms or documents relating to Taxes required to be filed or maintained with any Governmental Body, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Date" means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to Section 9.1 (other than Section 9.1(a)).

     "Threshold Amount" is defined in Section 10.5(a).

     "Transaction Documents" means this Agreement and the Ancillary Agreements.

     "Trademark License Agreement" means the Trademark License Agreement between HAL Antillen and the Company in substantially the form of Exhibit O.

     "Transactions" means (a) the sale of the Shares by Seller to Buyer and Buyer's delivery of the Purchase Price therefor, (b) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, and (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement.

     "Transition Services Agreement" means the Transition Services Agreement between Holland America Line Inc. and Buyer containing the terms and conditions of certain services that Holland America Line Inc. will provide to Buyer in connection with the operation of the Company after the Closing, in substantially the form of Exhibit D.

     "Treas.   Reg."  means  the  proposed,   temporary  and  final  regulations
promulgated under the Code.

     "Vessels" is defined in the recitals of this Agreement.

     "Wind Spirit" is defined in the recitals of this Agreement.

     "Wind Star" is defined in the recitals of this Agreement.

     "Wind Surf" is defined in the recitals of this Agreement.

     "Windstar Passenger Records" are any records of Persons who have only been passengers on one or more of the Wind Star, Wind Spirit or Wind Surf, but have not been passengers on any other vessel of Seller or its Affiliates.

         "Windstar Plan" is defined in Section 6.11(b).

     "Windstar Plan Eligible Employees" is defined in Section 6.11(b).

                                   ARTICLE 2.
                          PURCHASE AND SALE OF SHARES

     2.1 Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, for the consideration specified in Section 2.2, Buyer agrees to purchase from HAL Antillen, and HAL Antillen agrees to sell to Buyer, the Shares.

     2.2 Purchase Price. As consideration for the sale of the Shares to Buyer, Buyer shall deliver (or cause to be delivered) to Seller the following (together, the "Purchase Price"):

          (a) a promissory note, executed by Buyer in favor of the Person designated by Seller, in the amount of sixty million dollars ($60,000,000), substantially in the form of Exhibit E (the "Buyer Note"); and

          (b) cash by wire transfer to the account designated in writing by Seller in an amount (the "Cash Payment") equal to (i) the amount reflected as shareholders' equity on the balance sheet contained in the February Financial Statements, minus (ii) sixty million dollars ($60,000,000), plus
     (iii) any payables owed by any Acquired Entity to HAL Antillen or its other Affiliates reflected on the balance sheet contained in the February Financial Statements, minus (iv) any payables owed by HAL Antillen or its other Affiliates to any Acquired Entity reflected on the balance sheet contained in the February Financial Statements, plus (v) any amounts owing to Seller pursuant to Section 6.10.

     2.3 Adjustments to Purchase Price. The Purchase Price may be adjusted in the following manner:

          (a) Within 60 days after Closing, Seller will deliver to Buyer unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow for the Company and with respect to the Wind Surf as of and for the period ended March 31, 2007 (the "March Financial Statements"), together with a recalculation of the Cash Payment based on the balance sheet contained in the March Financial Statements (instead of the February Financial Statements) (the "Conclusive Cash Payment"). If the Conclusive Cash Payment is different than the Cash Payment, then, within two business days of the determination of the Conclusive Cash Payment, Seller (Buyer) will pay to Buyer (Seller), as appropriate, an amount equal to the difference between the Cash Payment and the Conclusive Cash Payment, together with interest thereon at the rate of 7.0% per annum during the period commencing on and including the Closing Date and continuing through but excluding the date such payment is made.

          (b) Within 60 days after receipt of the March Financial Statements, Buyer may demand, by written notice to Seller (an "Audit Notice"), that the March Financial Statements be audited by the same accounting firm preparing the Audited Financial Statements delivered pursuant to Section 0. Such accounting firm will (i) prepare such audited financial statements within 60 days of referral to such firm (the "Audited March Financial Statements") and (ii) recalculate the Cash Payment based on the balance sheet contained in the Audited March Financial Statements (instead of the March Financial Statements) (the "Auditor's Conclusive Cash Payment"), which in each case will be final and binding on Buyer and Seller, in the absence of manifest error, for the purposes of this Section 2.3(a). If Buyer does not deliver an Audit Notice to Seller within such 60-day period, there will be no additional adjustment of the Purchase Price.

          (c) If the Auditor's Conclusive Cash Payment is different than the Conclusive Cash Payment, then, within two business days of the determination of the Auditor's Conclusive Cash Payment, Seller (Buyer) will pay to Buyer (Seller), as appropriate, an amount equal to the difference between the Conclusive Cash Payment and the Auditor's Conclusive Cash Payment (the "Cash Payment Difference"), together with interest thereon at the rate of 7.0% per annum during the period commencing on and including the Closing Date and continuing through but excluding the date such payment is made.

          (d) Buyer will be solely responsible for the costs of the audit of the March Financial Statements if (i) the Cash Payment Difference is less than or equal to $50,000, or (ii) the Cash Payment Difference that Buyer is required to pay to Seller exceeds $50,000. Seller will be solely responsible for the costs of the audit of the March Financial Statements if the Cash Payment Difference that Seller is required to pay to Buyer exceeds $50,000.

          (e) The "Final Purchase Price" is the Purchase Price, increased or decreased, as applicable, by the amount paid by Buyer or Seller pursuant to this Section 2.3. Each of Buyer and Seller agree (i) prior to Closing, to reasonably cooperate to prepare a schedule allocating the Final Purchase Price among the assets acquired hereunder in accordance with Section 1060 of the Code and the regulations thereunder, and, after Closing, to prepare any necessary adjustments thereto, (ii) to file IRS Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with such allocation schedule (as adjusted) and (iii) to provide the other promptly with any other information required to complete IRS Form 8594.

     2.4 The Closing. The closing of the purchase and sale of the Shares (the "Closing") will take place at the offices of Kirkpatrick & Lockhart Preston Gates Ellis LLP in Seattle, Washington, commencing at 9:00 a.m., local time, on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the purchase and sale of the Shares (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date, time or location as Buyer and Seller may mutually determine (the "Closing Date").

     2.5 Deliveries at the Closing. At the Closing:

          (a) Seller will deliver to Buyer:

               (i) certificates representing the Shares, free and clear of any Encumbrances, transfer restrictions or restrictive legends (other than as contemplated by the Security Documents), registered in such names and in such denominations as may be requested by Buyer (provided that such Shares upon reissue will be subject to the Security Agreement and Pledge Agreement), duly endorsed or accompanied by duly executed stock powers;

               (ii) a duly executed Seller's certificate, substantially in the form of Exhibit F, as to whether each condition specified in Sections 8.1(a)-(c) has been satisfied;

               (iii) a duly executed Seller's certificate by Attorney-in-Fact, substantially in the form of Exhibit G;

               (iv) resignations, effective as of the Closing, of the directors and officers of the Acquired Entities;

               (v) the Transition Services Agreement, duly executed by Holland America Line Inc.;

               (vi) the Trademark License Agreement, duly executed by HAL Antillen;

               (vii) the Security Agreement, duly executed by HAL Antillen; and

               (viii) the Pledge Agreement, duly executed by HAL Antillen.

          (b) Buyer will deliver to Seller:

               (i) the Buyer Note, duly executed by Buyer;

               (ii) the Cash Payment;

               (iii) a duly executed Officers' certificate, substantially in the form of Exhibit H, as to whether each condition specified in Sections 8.2(a)-(c) has been satisfied;

               (iv) a duly executed Secretary's certificate, substantially in the form of Exhibit I;

               (v) the Transition Services Agreement, duly executed by Buyer;

               (vi) the Security Agreement, duly executed by Buyer, the Company, Wind Star Limited, Wind Spirit Limited and Surf Limited;

               (vii) the First Preferred Mortgages, each duly executed by the relevant parties identified therein;

               (viii) the Deeds of Covenants, each duly executed by the relevant parties identified therein;

               (ix) the Pledge Agreement, duly executed by Buyer; (x) the Trademark License Agreement, duly executed by the Company;

               (xi) the Subsidiary Guarantee, duly executed by the relevant parties; and

               (xii)  the  Parent   Guarantee,   duly  executed  by  Ambassadors
          International, Inc.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                         CONCERNING THE SELLER AND BUYER

     3.1 Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

               (a) Status of Seller. Seller is an entity validly existing and in good standing under the Laws of the jurisdiction of its creation, formation, or organization and is duly qualified to conduct business and is in good standing in each jurisdiction where such qualification is required.

               (b) Power and Authority; Enforceability. Seller, and each Affiliate of Seller, has the entity power and authority to execute and deliver each Transaction Document to which it is a party, and to perform and consummate the Transactions. Seller, and each Affiliate of Seller, has taken all actions necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which Seller, and each Affiliate of Seller, is a party has been duly authorized, executed, and delivered by, and is enforceable against, such party, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

               (c) No Violation. The execution and the delivery of the Transaction Documents by Seller and the performance and consummation of the Transactions by Seller will not (i) breach any provision of its Organizational Documents, (ii) breach any Law, Order, material Contract, or material Permit to which Seller is a party or by which Seller is bound, or (iii) require any Consent, in each case except as set forth on Schedule 3.1(c) and except for any Consent required in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

               (d) Brokers' Fees. Seller does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which Buyer or the Company could become directly or indirectly liable.

     3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (in each case, except as expressly provided in a representation or warranty).

               (a) Entity Status. Buyer is an entity validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization.

               (b) Power and Authority; Enforceability. Buyer, and each Affiliate of Buyer, has the relevant entity power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Buyer, and each Affiliate of Buyer, has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Transaction Document to which Buyer, and each Affiliate of Buyer, is a party has been duly authorized, executed and delivered by, and is enforceable against, such party, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

               (c) No Violation. The execution and delivery of the Transaction Documents to which Buyer is a party by Buyer and the performance and consummation of the Transactions by Buyer will not (i) breach any provision of its Organizational Documents; (ii) breach any Law, Order, material Contract, or material Permit to which Buyer is a party or by which it is bound or to which any of its assets is subject; or (iii) require any Consent, in each case except as set forth on Schedule 3.2(c) and except for any Consent required in connection, or in compliance, with the provisions of the HSR Act.

               (d) Brokers' Fees. Buyer has no liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Seller (or, if the Closing does not occur, the Company) could become liable.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                             CONCERNING THE COMPANY

     HAL Antillen represents and warrants to Buyer that the statements contained in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (in each case except as expressly provided in a representation or warranty), except as set forth in the schedules HAL Antillen has delivered to Buyer (as amended in accordance with this Agreement, the "Disclosure Schedule"). The Parties acknowledge that any representations relating to the Acquired Entities will refer (a) as of the date hereof, only to the Acquired Entities that are in existence on the date hereof; and (b) as of the Closing Date, to the Acquired Entities that are in existence on the Closing Date. In addition, the Parties acknowledge and agree that prior to Closing Seller (i) will amend and supplement the Disclosure Schedule, as applicable, to reflect the formation of Surf Limited pursuant to Section 6.10, and (ii) within five business days from the date of this Agreement may amend and supplement the Disclosure Schedule as necessary with respect to any other matters to properly reflect all exceptions to the representations and warranties herein. Any such amendment or supplement to the Disclosure Schedule will be deemed to be disclosed as of the Closing Date for purposes of the accuracy of the representations and warranties made in this Agreement as of the Closing Date. The Disclosure Schedule will identify exceptions to representations and warranties with reasonable particularity and describe the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty addresses the existence of the document or other item itself). Buyer acknowledges that it has conducted a due diligence review with respect to the Acquired Entities and that, to Buyer's Knowledge, as of the date of this Agreement, the Disclosure Schedule identifies all exceptions to representations and warranties with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

     4.1 Entity Status. Each Acquired Entity is an entity validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization. Each Acquired Entity is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required. Each Acquired Entity has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. HAL Antillen has provided to Buyer correct and complete copies of each Acquired Entity's Organizational Documents, as amended to date, and the minute books containing the records of meetings and actions of shareholders for each Acquired Entity. No Acquired Entity is in breach of any provision of its Organizational Documents, which breach could have a Material Adverse Effect on Buyer or any Acquired Entity.

     4.2 No Violation. Except as listed on Schedule 4.2, neither the execution and the delivery of any Transaction Document, nor the consummation of the Transactions contemplated thereby, will (a) breach any provision of the Organizational Documents of any Acquired Entity; (b) breach any Law, Order, material Contract, or material Permit to which any Acquired Entity is a party or by which it is bound or to which any of its assets is subject; (c) require any Consent other than as may be required in connection, or in compliance, with the provisions of the HSR Act; or (d) trigger any rights of first refusal, preferential purchase, or similar rights.

     4.3 Brokers' Fees. Except as may have been created by or through Buyer or any of its Affiliates, no Acquired Entity has any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which Buyer or any Acquired Entity could become directly or indirectly Liable.

     4.4 Capitalization. The authorized Equity Interests of the Company are set forth on Schedule 4.4. All of the Shares: (a) have been duly authorized and are validly issued, fully paid, and nonassessable, (b) were issued in compliance with all applicable securities Laws, (c) were not issued in breach of any contractual obligation, and (d) are owned beneficially by HAL Antillen free and clear of any Encumbrances. There is no outstanding subscription, option, warrant, call, right or other agreement or commitment obligating HAL Antillen to issue, sell, deliver, transfer, repurchase, redeem or otherwise acquire (including any right of conversion or exchange under any outstanding security or instrument) any security or other evidence of any Equity Interest of the Company. There are no Contracts with respect to the voting of the Shares.

     4.5 Acquired Subsidiaries. Set forth on Schedule 4.5 for each Acquired Subsidiary is (a) its jurisdiction of creation, formation, or organization, (b) the number of authorized Equity Interests of each class of its Equity Interests,
(c) the number of issued and outstanding Equity Interests of each class of its Equity Interests and the names of the holders thereof, and (d) the number of Equity Interests held in treasury. All of the issued and outstanding Equity Interests of each Acquired Subsidiary have been duly authorized and are validly issued, fully paid, and nonassessable. The Company owns beneficially all of the outstanding Equity Interests of the Acquired Subsidiaries, free and clear of any Encumbrances (other than restrictions under applicable securities Laws). There is no outstanding subscription, option, warrant, call, right or other agreement or commitment obligating the Company to issue, sell, deliver, transfer, repurchase, redeem or otherwise acquire (including any right of conversion or exchange under any outstanding security or instrument) any security or other evidence of any Equity Interest of any Acquired Subsidiary. Except as set forth on Schedule 4.5, there are no Contracts with respect to the voting of the Equity Interests of any Acquired Subsidiary. No Acquired Entity controls, directly or indirectly, or has any direct or indirect Equity Interest in any Person that is not an Acquired Subsidiary.

     4.6 Financial Statements; Undisclosed Liabilities.

               (a) Seller has delivered to Buyer unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended November 30, 2005 and 2006 for the Company. The foregoing financial statements, and, at Closing, any financial statements delivered pursuant to Section 6.9,
          (A) have been (or will have been) prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby,
          (B) present (or will present) fairly and accurately the financial condition of the Company and its subsidiaries as of such dates in all material respects and the results of operations of the Company and its subsidiaries for such periods in all material respects, (C) are (or will be) correct and complete in all material respects, and (D) are (or will be) consistent with the books and records of the Company; provided, however, that such unaudited financial statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

               (b) Other than as to discrepancies for which there has been an adjustment to the Cash Payment pursuant to Section 2.3, no Acquired Entity has any Liability except for (i) Liabilities reflected in the February Financial Statements and not heretofore paid or discharged, and (ii) Liabilities that have arisen after the Balance Sheet Date in the ordinary course of business which, individually or in the aggregate, are not material or have otherwise arisen in compliance with this Agreement.

     4.7 Subsequent Events. Except as set forth in Schedule 4.7, as consented to by Buyer pursuant to Section 6.3, or as otherwise contemplated herein, during the period from the Balance Sheet Date through the Closing, the Acquired Entities have been operated in the ordinary course of business and there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company. Without limiting the foregoing, during that period, except as set forth in Schedule 4.7 or as otherwise contemplated herein, and except for events, series of events or the lack of occurrence thereof that could not reasonably be expected to have (singularly or in the aggregate) a Material Adverse Effect on the Company, none of the following have occurred:

               (a) no Acquired Entity has sold, leased, transferred, or assigned any assets other than for a fair consideration in the ordinary course of business;

               (b) other than voyage charters of the type typically entered into by Company in the ordinary course of business and other than Contracts necessary to enable the Company to proceed with the scheduled 2007 drydocking of the Wind Spirit (copies of which will be promptly provided to Buyer), no Acquired Entity has entered into any Contract (or series of related Contracts) involving more than $100,000 or that is outside the ordinary course of business;

               (c) no Encumbrance has been imposed upon any assets of any Acquired Entity other than Permitted Encumbrances; (d) other than capital expenditures necessary to enable the Company to proceed with the scheduled 2007 drydocking of the Wind Spirit, no Acquired Entity has made any capital expenditure (or series of related capital expenditures) involving more than $50,000 individually or in the aggregate;

               (e) no Acquired Entity has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

               (f) no Acquired Entity has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed money or capitalized lease Contract;

               (g) no Acquired Entity has canceled, compromised, waived, or released any Action (or series of related Actions) involving more than $50,000;

               (h) no Acquired Entity has granted any Contracts or any rights under or with respect to any Intellectual Property, other than such rights as the Company ordinarily grants in the execution of routine sales and marketing agreements;

               (i) there has been no change made or authorized to be made to any Acquired Entity's Organizational Documents; (j) no Acquired Entity has declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind), or redeemed, purchased, or otherwise acquired any of its Equity Interests except dividends and other transactions solely among the Acquired Entities or;

               (k) no Acquired Entity has experienced any damage, destruction, or loss (whether or not covered by insurance) to its properties;

               (l) no Acquired Entity has effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP or to conform a subsidiary's accounting policies and practices to the Company's;

               (m) no Acquired Entity has entered into any employment, collective bargaining or similar Contract or modified the terms of any such existing Contract; provided that the foregoing shall not be construed to prevent the Company from entering into standard form individual employment contracts, consistent with past practice, as may be required from time to time in the routine management of the Vessels;

               (n) there has not been any other occurrence, event, incident, action, failure to act or transaction with respect to any Acquired Entity outside the ordinary course of business and involving amounts in excess of $50,000; and

               (o) no Acquired Entity has committed to any of the foregoing.

     4.8 Legal Compliance. Except as set forth in Schedule 4.14, the Acquired Entities have materially complied with all applicable Laws, and no Action is pending, or to the Knowledge of Seller threatened, against any of them alleging any failure to so comply. Notwithstanding the foregoing, no representation or warranty is made in this Section 4.8 with respect to Environmental, Health, and Safety Requirements, which are covered exclusively in Section 4.16.

     4.9 Tax Matters.

               (a) Other than as to discrepancies for which there has been an adjustment to the Cash Payment pursuant to Section 2.3, no Acquired
          Entity has outstanding any material Liability for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the February Financial Statements or those incurred since the Balance Sheet Date in the ordinary course of business.

               (b) Each Acquired Entity (or an Affiliate of such Acquired Entity) has duly filed when due all Tax reports and returns in connection with and in respect of such Acquired Entity's business and assets, and has timely paid and discharged all amounts shown as due thereon.

               (c) No Acquired Entity has an outstanding notice of any Tax deficiency

               (d) No Acquired Entity has now in effect any waiver of any statute of limitations on the assessment or collection of any Tax, nor has an Acquired Entity or Tax Parent executed or filed with any Governmental Body any Contract now in effect extending the period for assessment or collection of any Taxes against it.

               (e) There are no Encumbrances for Taxes upon, or pending against, any asset of any Acquired Entity. (f) No Acquired Entity is a party to any Tax allocation or sharing Contract. (g) No Acquired Entity (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and (ii) has any Liability for the Taxes of any Person (other than each Acquired Entity) under Treas. Reg. Section 1.1502-6 or similar Law, as a transferee or successor, by Contract, or otherwise.

               (h) Each Acquired Entity has made the appropriate election to be recognized as a disregarded entity for U.S. Tax purposes and has filed Internal Revenue Service Form 8832, a copy of which has been provided to Buyer.

               (i) Set forth on Schedule 4.9 is a list of all jurisdictions where each Acquired Entity and each Tax Parent has paid Taxes, or filed a Tax Return within the last three years.

               (j) The Tax Parent has not been subject to any Tax examination by any Governmental Body which relates to the business carried on by the Acquired Entities.

     4.10 Real Property. None of the Acquired Entities owns, or has ever owned, any real property.

     4.11 Intellectual Property.

               (a) Schedule 4.11(a)(1) contains a complete and accurate list of all of the material Intellectual Property owned by the Acquired Entities as of the date hereof and that will continue to be owned by the Acquired Entities as of the Closing. Schedule 4.11(a)(2) contains a complete and accurate list of all of the material Intellectual Property that is either (i) owned by the Acquired Entities as of the date hereof that will not be owned by the Acquired Entities as of the Closing or (ii) used or held for use by the Acquired Entities in the conduct of their business but is not owned by an Acquired Entity, other than reservations systems, accounting systems, purchasing and inventory systems and shoreside based computer hardware and software. For the avoidance of doubt, the Intellectual Property listed on
          Schedule 4.11(a)(2) together with reservations systems, accounting systems, purchasing and inventory systems and shoreside based computer hardware and software are not included in the sale that is contemplated by this Agreement, and the representations and warranties contained in this Section 4.11 relate solely and exclusively to Intellectual Property owned by the Acquired Entities that is identified on Schedule 4.11(a)(1).

               (b) Neither the license nor other use of any Intellectual Property owned by the Acquired Entities has to Seller's Knowledge (i) violated or infringed, and (ii) currently does not violate or infringe, upon the Intellectual Property of any Person. Except as set forth in Schedule 4.14, neither Seller nor any Acquired Entity has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any other Person's Intellectual Property, which Actions are still active, and neither Seller nor any Acquired Entity has any outstanding Actions for (or any knowledge of) any continuing infringement of Intellectual Property by any other Person.

               (c) Each Acquired Entity (i) is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any Encumbrances), any and all Intellectual Property owned by it, (ii) or Seller or one of its Affiliates has rights to the use of all such Intellectual Property used by the Acquired Entities pursuant to license, sublicense, agreement, or permissions and, except as set forth in Schedule 4.11(c), is not contractually obligated to pay any compensation or grant any rights to any third party in respect thereof and (iii) has the right to pursue an application to register any Intellectual Property owned by it that constitutes an application for registration, including all patent applications, trademark applications, service mark applications, copyright applications and mask work applications, and to transfer ownership to Buyer of such application and of the registration once such registration issues.

               (d) The Acquired Entities have taken appropriate measures to protect the confidential and proprietary nature of any Intellectual Property owned by them.

               (e) Any and all Intellectual Property owned by the Acquired Entities that are registrations, including all registered patents, trademarks, service marks, copyrights and masks works, are valid, subsisting and in full force and effect in the jurisdictions in which the Acquired Entities currently conduct business except insofar as the contrary would not have a Material Adverse Effect on the Company.

               (f) None of the Intellectual Property owned by any Acquired Entity is subject to any outstanding order or agreement restricting in any manner the use or licensing thereof by any Acquired Entity.

               (g) To the Seller's Knowledge, subject to the receipt of the Consents set forth on Schedule 4.2, all of the Intellectual Property set forth on Schedule 4.11(a)(1) (i) is freely assignable to Buyer and will continue to be available for use by the relevant Acquired Entity on identical terms following the consummation of the Transactions,
          (ii) will be provided by HAL Antillen or its Affiliates to Buyer pursuant to the Transition Services Agreement or (iii) is included on
          Schedule 6.14(b).

     4.12 Contracts. Schedule 4.12 lists the following Contracts to which any Acquired Entity is a party:

               (a) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (b) other than Contracts that will not be binding upon Buyer or any Acquired Entity after Closing, any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will (i) extend over a period of more than one year or (ii) involve consideration in excess of $50,000;

               (c) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $50,000, or under which it has imposed or suffered to exist an Encumbrance on any of its assets;

               (d) any Contract concerning noncompetition;

               (e) any Contract with HAL Antillen or any other Affiliates of HAL Antillen (other than the Acquired Entities); and

               (f) any charter covering any Vessel.

     HAL Antillen has provided to Buyer a correct and complete copy of each written Contract (as amended to date) listed in Schedule 4.12 and a written summary setting forth the terms and conditions of each oral Contract referred to in Schedule 4.12. With respect to each such Contract:

               (i) the Contract is the legal, valid, binding and enforceable obligation of each Acquired Entity which is a party to such Contract and is in full force and effect with respect to each Acquired Entity, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity;

               (ii) to the Seller's Knowledge, subject to the receipt of the Consents set forth on Schedule 4.2, the Contract will continue to be legal, valid and binding, and enforceable by the relevant Acquired Entity, and in full force and effect, on identical terms following the consummation of the Transactions, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity;

               (iii) the Company is not and, to the Seller's Knowledge, no counter-party is, in breach or default of such Contract, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration under the Contract;

               (iv) no Person has provided HAL Antillen or any Acquired Entity with written notice that it intends to terminate the Contract;

               (v) there has not been any assignment by HAL Antillen or, to Seller's Knowledge, any other Person of the Contract and there do not exist any Encumbrances with respect to such Contract except as provided by the terms thereof; and

               (vi) there are no material disputes or, to Seller's Knowledge threatened disputes, with any Person under any Contract.

     4.13 Insurance. Schedule 4.13 lists (a) all insurance policies currently carried by the Acquired Entities or covering the business of the Acquired Entities and (b) all insurance loss runs or workers' compensation claims received with respect to the Acquired Entities for the past three policy years. With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity; (ii) Seller or the Affiliate of Seller which holds the policy is not in breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred that, with notice or the lapse of time, would consititute such a breach or default, or permit termination, modification or acceleration under the policy; and (iii) the insurer has not repudiated any provision thereof. For the avoidance of doubt, the policies listed on Schedule 4.13 will not be assigned or otherwise transferred to Buyer and will terminate as of the close of business on the Closing Date. No insurance that any Acquired Entity has ever carried has been canceled as a consequence of a breach or default thereunder by any Acquired Entity.

     4.14 Litigation. Schedule 4.14 sets forth each instance in which an Acquired Entity (a) is subject to any outstanding Order or (b) is a party to or the subject of any Action. No Action set forth in Schedule 4.14 questions the enforceability of this Agreement or the Transactions or would result in a Material Adverse Effect on the Company. To the Seller's Knowledge, except as disclosed on Schedule 4.14, no Action is pending or threatened against any Acquired Entity.

     4.15 Employees.

          (a) Schedule 4.15(a) sets forth (i) each collective bargaining Contract related to which any Acquired Entity is a party to or bound by, or to which any Affiliate of Seller is a party to or bound by which relates to members of the crew of any Vessel (the "Crew Members"), (ii) any existing strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes with respect to the Acquired Entities or the Crew Members and (iii) each form of employment agreement to which any Acquired Entity is a party to or bound by not otherwise included in (i) above. No Acquired Entity has committed any unfair labor practice (as determined under any Law) that could result in a Liability to Company.

          (b) Schedule 4.15(b) sets forth each employee benefit plan or arrangement of any type (including plans described in Section 3(3) of ERISA) under which any Acquired Entity has or in the future could have directly, or indirectly through a commonly controlled entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any Liability with respect to any Acquired Entity's or commonly controlled entity's current or former employees.

          (c) Schedule 4.15(c) sets forth an employee census with respect to each of the Vessels as of the date indicated thereon.

     4.16 Environmental, Health, and Safety Matters.

          (a) Each Acquired Entity has obtained all material Permits that are required pursuant to Environmental, Health, and Safety Requirements for the operation of its business, and has materially complied with, and is in material compliance with, all such Permits. A list of all such Permits is set forth in Schedule 4.16(a).

          (b) Except as set forth in Schedule 4.16(b), no Acquired Entity has received any written notice or report regarding any actual or alleged violation of Environmental, Health, and Safety Requirements or any material Liabilities, including any investigatory, remedial or corrective
     Liabilities, relating to any of it or its assets arising under Environmental, Health, and Safety Requirements.

4.17 Permits. The Acquired Entities possess all material Permits required to be obtained for their business and operations. Schedule 4.17 sets forth a list of all such Permits, other than Permits relating to berthing arrangements. Except as set forth in Schedule 4.17, with respect to each such Permit:

          (a) it is valid, subsisting and in full force and effect;

          (b) there are no violations of such Permit that would result in a termination of such Permit;

          (c) no Acquired Entity has received written notice that such Permit will not be renewed; and

          (d) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

     Notwithstanding  the foregoing,  no  representation  or warranty is made in
this   Section  4.17  with  respect  to   Environmental,   Health,   and  Safety
Requirements, which are covered exclusively in Section 4.16. 4.18 Vessels.

          (a) Schedule 4.18(a) lists all vessels owned, chartered, sub-chartered or operated by each Acquired Entity and sets forth, for each such Vessel,
     (i) its name, (ii) its owner, (iii) the arrangement (including inter-company arrangements) pursuant to which such Vessel is chartered, sub-chartered or operated by such Acquired Entity, (iv) its official number and call sign, (v) its registration and flag, (vi) the vessel type, (vii) its class description, (viii) the name of its classification society, (ix) the shipyard and year in which the Vessel was constructed, (x) the date of the Vessel's last special survey as of the date hereof, (xi) the date of the Vessel's last dry-docking prior to the date hereof, and (xii) the scheduled date of the Vessel's next dry-docking for purposes of the next scheduled special survey as of the date hereof.

          (b) Except as set forth in Schedule 4.18(b), each Vessel: (i) is free and clear of all Encumbrances, charters, mortgages and maritime liens or any other debts whatsoever, other than Permitted Encumbrances; (ii) to Seller's Knowledge is adequate and suitable for use by its respective
     Acquired Entity in its business as presently conducted in all material respects, ordinary wear and tear and depreciation excepted; (iii) is permanently registered in the name of its owner with the appropriate maritime authorities under the law of its flag state free and clear of any charters other than Permitted Encumbrances; (iv) to Seller's Knowledge is, and will be delivered and taken over as it was at the time of inspection, fair wear and tear excepted, with class maintained, free of any conditions, recommendations, notations, visas and reservations by the classification society in which it is entered, free of material average damage affecting class, with all class and trading certificates, national and international, clean, valid and unextended without condition by class and with each Vessel's hull surveys and continuous machinery survey cycles up to date and unextended; (v) to Seller's Knowledge is in conformity with current requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international Laws which are required to be complied with or observed by such Vessel in order to allow such Vessel to operate in its business as presently conducted and, subject to the next subclause, there are no circumstances which indicate that any of the Permits relating to the foregoing may be revoked or may not be renewed, in whole or in part, in the ordinary course of events; (vi) to Seller's Knowledge has not received notice of any Governmental Body regarding impending Laws that would prevent such Vessel from operating in its business as presently conducted; and
     (vii) to Seller's Knowledge has not been employed in any trade or business which is unlawful under the Laws of any relevant jurisdiction or in carrying illicit or prohibited goods, in each case to the extent such use has or could have a continuing Material Adverse Effect on the Company or in any manner whatsoever which may render it liable to destruction, seizure or confiscation. For the purposes of this Section 4.18(b), the term "Seller's Knowledge" shall also include the actual conscious knowledge of Rob Boksem.

     4.19 Title to Vessels. Each Acquired Entity has good and marketable title to its respective Vessel, as applicable, in each case free and clear from any Encumbrances, other than Permitted Encumbrances. 4.20 Representations Complete. Except as and to the extent set forth in this Agreement, Seller makes no representations or warranties whatsoever (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) to Buyer and hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to Buyer or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to Buyer by any director, officer, employee, agent, consultant, or representative of Seller or any Affiliate of Seller). Without limiting the generality of the foregoing, except as expressly provided herein and without modifying the obligations of Seller under Section 7.3, Seller makes no representations or warranties regarding the condition of any Vessel, it being agreed that, at Closing, Buyer has no right to require that any Vessel be in any condition other than AS IS, WITH ALL FAULTS, ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, BEING DISCLAIMED BY SELLER.

                                   ARTICLE 5.
                             INTENTIONALLY OMITTED

                                   ARTICLE 6.
                             PRE-CLOSING COVENANTS

     The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination
Date: 6.1 General. Each Party will use commercially reasonable best efforts to take all actions and to do all things necessary to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in
ARTICLE 8).

     6.2 Notices and Consents.

          (a) Seller will give any notices to third parties, and will use commercially reasonable best efforts to obtain any third party Consents listed on Schedule 3.1(c) or 4.2, or that Buyer reasonably may otherwise request in connection with the matters referred to in Sections 3.2(c). Seller will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any other Consents of Governmental Bodies, if any, required or reasonably deemed advisable by Buyer pursuant to any applicable Law in connection with the Transactions.

          (b) Buyer will give any notices to third parties, and will use commercially reasonable best efforts to obtain any third party Consents listed on Schedule 3.2(c), or that the Company reasonably may otherwise request in connection with the matters referred to in Section 3.1(c) or
     4.2.  Buyer  will give any  notices  to,  make any  filings  with,  and use commercially reasonable efforts to obtain any other Consents of Governmental Bodies, if any, required or reasonably deemed advisable by the Company pursuant to any applicable Law in connection with the Transactions.

          (c) Seller will use commercially reasonable best efforts to provide all of the documentation listed in Section 8.1(f) at or prior to Closing.

     6.3 Operation of Business. Without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), none of the Acquired Entities will engage in any practice, take any action, or enter into any transaction outside the ordinary course of business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.7. Subject to compliance with applicable Law, Seller will confer on a regular and frequent basis with one or more representatives of Buyer to report on operational matters and the general status of the Acquired Entities' ongoing business, operations and finances and will promptly provide to Buyer or its representatives copies of all material filings the Company makes with any Governmental Body during such period.

     6.4  Full   Access.   Seller  and  the   Acquired   Entities   will  permit
representatives of Buyer (including financing providers), upon reasonable notice, to have full access at reasonable times, and in a manner so as not to interfere with the normal business operations of Seller or the Acquired Entities, to the Vessels and to books, records, Contracts and documents pertaining to the Acquired Entities or the Vessels and all financial, operating and other data, and other information as Buyer may reasonably request solely for the purpose of enabling Buyer to plan for the assumption of operations of the Company.

     6.5 Notice of Developments. Seller will give prompt written notice to Buyer of any development occurring after the date of this Agreement which causes a breach of any of the representations and warranties in Section 3.1 or ARTICLE 4. Buyer will give prompt written notice to Seller of any development occurring after the date of this Agreement which causes a breach of any of the representations and warranties in Section 3.2. No disclosure by any Party pursuant to this Section 6.5 will be deemed to amend or supplement the schedules or to prevent or cure any misrepresentation or breach of any representation, warranty, or covenant.

     6.6 Exclusivity. Seller will not (a) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any of the Shares or any substantial portion of the assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Seller will notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry, or contact. For the avoidance of doubt, the obligations of Seller under this Section 6.6 shall not extend beyond the Termination Date.

     6.7 Confidentiality; Publicity. Except as may be required by Law or the rules and regulations of any applicable stock exchange or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents, and representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of Seller or Buyer, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party's Affiliates and its or its Affiliates' employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Order or rule or regulation of any applicable securities exchange, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses commercially reasonable efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party's knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. If the Transactions are not consummated, each Party will return or destroy as much of the Confidential Information concerning the other Party as the Parties that have provided such information may reasonably request. At or after execution of this Agreement, the Parties will issue a mutually agreed press release; provided that neither Seller nor any of its Affiliates on the one hand, nor Buyer nor any of its Affiliates on the other hand, will issue any additional press release or other public announcement related to this Agreement or the Transactions without the other Party's prior approval.

     6.8 Affiliated Transactions. Except as set forth on Schedule 6.8, at or prior to Closing and other than the Ancillary Agreements, Seller will cause all Contracts and transactions by and between the Company, on one hand and the Company's Affiliates (other than the Acquired Subsidiaries), on the other hand, to be terminated effective as of the Closing, without any cost or continuing obligation to the Company or Buyer.

     6.9 February Financial Statements. Prior to the Closing, Seller will deliver to Buyer unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow for the Company and with respect to the Wind Surf as of and for the period ended February 28, 2006 (the "February Financial Statements").

     6.10 Transfer of Wind Surf. At or prior to Closing, HAL Antillen will, at Buyer's sole cost and expense, (a) form Surf Limited as a wholly-owned subsidiary of the Company, and (b) transfer and convey ownership of the Wind Surf to Surf Limited and reflag the Wind Surf to the Bahamian registry as evidenced by documentation reasonably acceptable to Buyer. The obligations of Buyer pursuant to this Section 6.10 apply whether or not Closing occurs.

     6.11 Employee Matters.

          (a) Prior to and after Closing, nothing in this Agreement will prohibit Seller or its Affiliates from offering alternative employment to any Persons who were party to or bound by any Contracts or collective bargaining agreements with Seller or its Affiliates prior to Closing or to other Crew Members so long as such offer of employment would not be for a period that includes any portion of the Person's then-existing sailing assignment. Nothing contained in this Section 6.11 or elsewhere in this Agreement shall constitute a representation or warranty or covenant by Seller or its Affiliates that any Crew Member will satisfy its obligations under any such Contract or collective bargaining agreement or otherwise remain as a Crew Member on a Vessel after Closing.

          (b) Prior to Closing, Seller will engage Milliman Inc. to prepare an actuarial study (the "Actuarial Study"), which will be at Buyer's sole cost and expense (regardless of whether Closing occurs), to determine, as of April 10, 2007, the lump sum equivalent present value for benefits accrued to such date, whether or not vested, through participation in the Holland America Line Key Officers' Retirement Plan (Windstar Cruises Key Officers) (the "Windstar Plan") for benefits payable at age 65 by each of the individuals identified in Schedule 6.11(b) (the "Windstar Plan Eligible Employees"). The Actuarial Study shall determine the equivalent present value separately for each Windstar Plan Eligible Employee. Prior to Closing, Buyer will advise Seller in writing whether or not it will, after Closing, assume and perform all liabilities and obligations under the Windstar Plan with respect to all Windstar Plan Eligible Employees other than those who elect to be employed after Closing by Seller or one of its Affiliates or who otherwise cease employment with Buyer or its Affiliates prior to July 15, 2007; provided that such assumption and performance shall be effected by the creation by Buyer of its own plan, which plan shall provide benefits at least as favorable to the participants as the Windstar Plan and which will recognize prior service credited under the Windstar
     Plan  for  purposes  of  vesting  and  benefit   accrual.

     6.12 Berthing Arrangements. At or prior to Closing, Seller will deliver to Buyer a schedule of all existing berthing arrangements with respect to the Vessels.

     6.13 Customer Information. At or prior to closing, (a) Seller shall remove from its records all Windstar Passenger Records and deliver such Windstar Passenger Records to Buyer and (b) use its best efforts to cause Seller's Affiliates (other than the Acquired Entities) to remove from their respective records and destroy all Windstar Passenger Records.

     6.14 Contracts. At or prior to Closing:

          (a) Seller will (i) cause any rights and obligations of any Acquired Entity under any Contract listed on Schedule 6.14(a) to be terminated and
     (ii) use its commercially reasonable best efforts to assist Buyer in entering into Contracts with the counterparties to the Contracts listed on
     Schedule 6.14(a) to provide Buyer with substantially similar services as are currently provided to the Acquired Entities under such Contracts.

          (b) Seller will use its commercially reasonable best efforts to assist Buyer in (i) obtaining assignments of the licenses or other use agreements relating to the items set forth in Schedule 6.14(b) or (ii) entering into new licenses or other use agreements with respect to the items set forth in
     Schedule 6.14(b) to provide Buyer with substantially similar rights to use such items as are currently available to the Acquired Entities.

                                   ARTICLE 7.
                             POST-CLOSING COVENANTS

     The  Parties  agree as follows  with  respect to the period  following  the
Closing:

     7.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including executing and delivering such further instruments and documents) as any other Party reasonably may request, all at the requesting Party's sole cost and expense (unless the requesting Party is entitled to indemnification therefor under ARTICLE 10).

     7.2 Litigation Support. So long as any Party actively is contesting or defending against any Action in connection with (a) the Transactions or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will provide such access to its books and records as will be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party or one of its Affiliates is entitled to indemnification therefor under ARTICLE 10).

     7.3 Vessel Certificates. If Seller is unable to provide all of the documentation listed in Section 8.1(f) at or prior to Closing due to remedial work being required as to one or more of the Vessels, and the failure to deliver such documentation does not prevent the Vessels from operating in the ordinary course such that the Closing occurs nonetheless, then Seller will, after Closing, pay the cost of, and will have the right to manage the performance of, the remedial work; such costs shall only be paid by Seller to the extent such costs exceed reserves included in the March Financial Statements (or the Audited March Financial Statements, if applicable) that were established for such work. For these purposes, the costs will include only the incremental costs of doing the work and not those costs that would otherwise be incurred in drydock or wetdock. Incremental costs are intended to mean those costs which are incurred solely as a consequence of the need to perform the repairs and do not include costs that would have been incurred in any event (e.g., if a propeller had to be fixed and the Vessel is in drydock for its regularly scheduled drydock, HAL Antillen would not have to reimburse the cost of taking the Vessel dry to repair the propeller other than for additional days in drydock that are required solely for the purpose of repairing the propeller). The work by Seller will be performed no later than the next scheduled drydock or wetdock, as appropriate unless it must be performed earlier in order to enable the Vessel to continue operating in the ordinary course.

     7.4 Drydock of Vessels. Buyer agrees to comply with, and cause the Acquired Entities to comply with, the terms and conditions of the Contracts executed with respect to the drydock of the Wind Spirit and Wind Star (each as further described in the recitals of this Agreement) for remedial work purposes.

     7.5 Transfer Taxes. HAL Antillen shall be responsible for any transfer taxes associated with the Transactions.

     7.6 Employment Matters.

          (a) Buyer agrees to assume and perform, or cause the Acquired Entities to assume and perform, the obligations of Seller and its Affiliates under each individual employment Contract and collective bargaining agreement that is applicable only to the Vessels with any Crew Member in respect of any period beginning on or after Closing.

          (b) If, prior to Closing, Buyer delivered notice to Seller pursuant to
     Section 6.11(b) of its intent to assume and perform obligations under the Windstar Plan, then (i) prior to July 15, 2007, Seller shall notify Buyer as to which, if any, of the Windstar Plan Eligible Employees have notified Seller that they intend to be employed by Seller or one of its Affiliates and Buyer shall identify which Windstar Plan Eligible Employees have otherwise decided not to remain employed with Buyer or one of its Affiliates, (ii) on or promptly after July 15, 2007, Seller shall pay to Buyer the equivalent present value as determined by the Actuarial Study as to all other Windstar Plan Eligible Employees, and (iii) concurrently with, and as a condition of such payment, Buyer shall execute and deliver to Seller a writing reasonably satisfactory to Seller assuming and agreeing to perform the liabilities and obligations as to the Windstar Plan as provided for in Section 6.11(b). Buyer and the Company will, jointly and severally, indemnify and hold the Seller Indemnified Parties harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to claims by each such Windstar Plan Eligible Employee with respect to which a payment has been made by Seller to Buyer as above provided and their successors and assigns respecting or in connection with the Windstar Plan, including for benefits thereunder.

     7.7 Audited Financial Statements. Within 60 days after the Closing Date, HAL Antillen will deliver to Buyer audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended November 30, 2005 and 2006 for the Company and with respect to the Wind Surf (collectively, the "Audited Financial Statements").
Buyer will, and will cause the Acquired Entities to, provide HAL Antillen and its accountants and other representatives with access to the books and records of the Acquired Entities and provide any other support necessary in connection with the preparation of the Audited Financial Statements. Whether or not Closing occurs, the cost of preparing the Audited Financial Statements will be borne equally by the Parties, and Buyer agrees to pay its share of such costs within 30 days after receiving an invoice therefore from Seller.

                                   ARTICLE 8.
                               CLOSING CONDITIONS

     8.1 Conditions Precedent to Obligation of Buyer. Buyer's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below, unless waived in writing by Buyer.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in Section 3.1 and ARTICLE 4 must be accurate and complete in all material respects (for clarification, the foregoing shall not be read to modify in any respect a representation and warranty which is already qualified by its terms by a reference to materiality or Material Adverse Effect) as of the Closing Date, as if made on the Closing Date (except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty will be true and correct in all material respects as of such date).

          (b) Compliance with Obligations. Seller must have performed and complied with all of its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing in all material respects.

          (c) No Order or Injunction. There must not be pending Order or Action by or before any Governmental Body, arbitrator, or mediator seeking to restrain, prohibit or invalidate the Transactions.

          (d) Consents.  Buyer must have obtained all of the Consents  listed on
     Schedule 3.2(c), other than those which if not obtained would not individually or in the aggregate cause a Material Adverse Effect on Buyer after the consummation of the Transactions. Seller must have obtained all of the Consents listed on Schedules 3.1(c) and 4.2, other than those which if not obtained would not individually or in the aggregate cause a Material Adverse Effect on Seller or the Company, as the case may be.

          (e) Liabilities. Prior to the Closing, Seller must have obtained and delivered to Buyer evidence of the full satisfaction or release of all Liabilities due to the Company from its Affiliates or due from the Company to its Affiliates which are due to be satisfied or released under this Agreement.

          (f) Certificates. Seller must deliver to Buyer evidence that the Vessels are free and clear of all conditions and recommendations affecting class, with all of their classification certificates and international certificates, as well as all other certificates required for worldwide passenger service, which must be valid and unextended, and with all of their survey cycles unextended; provided however, that this condition will be deemed to be satisfied and Closing shall nonetheless occur if the failure to achieve all of the foregoing does not prevent the Vessels from operating in the ordinary course.

          (g) Legal Opinion. Seller must have delivered to Buyer an opinion of the outside counsel listed in Section 11.4, in form and substance as set forth in Exhibit N, addressed to Seller and dated as of the Closing Date.

     (h) HSR. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act will have expired or been terminated, if applicable.

     8.2 Conditions Precedent to Obligation of Seller. Seller's obligation to consummate the Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below, unless waived in writing by Seller.

          (a) Accuracy of Representations and Warranties. Each representation and warranty set forth in Section 3.2 must be accurate and complete in all material respects (for clarification, the foregoing shall not be read to modify in any respect a representation and warranty which is already qualified by its terms by a reference to materiality or a Material Adverse Effect) as of the Closing Date, as if made on the Closing Date (except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty will be true and correct in all material respects as of such date).

          (b) Compliance with Obligations. Buyer must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing in all material respects.

          (c) No Order or Injunction. There must not be pending Order or Action by or before any Governmental Body, arbitrator, or mediator seeking to restrain, prohibit or invalidate the Transactions.

          (d) Consents.  Buyer must have obtained all of the Consents  listed on
     Schedule 3.2(c), other than those which if not obtained would not individually or in the aggregate cause a Material Adverse Effect on Buyer after the consummation of the Transactions. Seller must have obtained all of the Consents listed on Schedules 3.1(c) and 4.2, other than those which if not obtained would not individually or in the aggregate cause a Material Adverse Effect on Seller or the Company, as the case may be.

          (e) Legal Opinion. Buyer must have delivered to Seller an opinion of the outside counsel listed in Section 11.4, in form and substance as set forth in Exhibit J, addressed to Buyer and dated as of the Closing Date.

          (f) HSR. Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act will have expired or been terminated, if applicable.

                                   ARTICLE 9.
                                   TERMINATION

     9.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

          (b) Buyer or Seller may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, unless such date is extended (i) by the mutual written consent of Buyer and Seller or (ii) by either Buyer or Seller by giving notice to the other Party if all other conditions to Closing set forth herein are satisfied except that any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act has not expired or been terminated, if applicable, in which case the Expiration Date will automatically be extended for 30 days; provided however that the right to terminate this Agreement under this Section 9.1(b) will not be available to any Party whose breach of any representation, warranty, covenant or agreement under this Agreement (that has not been waived) has been the cause of, or resulted in, the failure of the Closing to occur on or before such date, after giving effect to any amendment or supplement to the Disclosure Schedule.

          (c) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, after giving effect to any amendment or supplement to the Disclosure Schedule.

          (d) Seller may terminate this Agreement by giving notice to Buyer at any time prior to the Closing if Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect.

          (e) Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing if Seller amends and supplements the Disclosure Schedule delivered pursuant to ARTICLE 4 (other than to reflect the formation of Surf Limited pursuant to Section 6.10), and such amendments and supplements, in the aggregate, reveal facts or circumstances which reflect in a material adverse way on the business of the Acquired Entities taken as a whole.

     9.2 Effect of Termination.

          (a) Except for the obligations under Sections 6.7, the cost obligations of Buyer under Sections 6.10, 6.11 and 7.7, this ARTICLE 9 and
     ARTICLE 11, if this Agreement is terminated under Section 9.1, then, except as provided in this Section 9.2 all further obligations of the Parties under this Agreement will terminate.

          (b) If Buyer terminates this Agreement pursuant to Section 9.1(c), then the rights of Buyer to pursue all legal remedies for Damages Buyer suffers will survive such termination unimpaired and no election of remedies will have been deemed to have been made.

          (c) If (i) Seller terminates this Agreement pursuant to Section 9.1(d) on or after the date on which this Agreement is made public pursuant to
     Section 6.7, or (ii) Buyer or Seller terminates this Agreement  pursuant to
     Section 9.1(b) and Closing failed to occur prior to the Expiration Date (which is not otherwise extended by mutual agreement) due solely to the failure of Buyer to deliver the items required of it pursuant to the first sentence of Section 8.2(d) or Sections 8.2(e) or 2.5(b) (except that the delivery of an Officers' certificate pursuant to Section 2.5(b)(iii) that does not contain a certification that the condition specified in Section 8.2(c) has been satisfied will not constitute such a failure), then Buyer will pay $5,000,000 to Seller within three business days following such termination, by wire transfer in immediately available funds, to compensate Seller for, among other things, its expenses and management time in pursuing the transaction contemplated hereby and for lost opportunity costs.

                                  ARTICLE 10.
                                 INDEMNIFICATION

     10.1 Survival of Representations and Warranties. Each representation and warranty contained herein will survive the Closing for a period of one year from the Closing Date, except for (a) the representations and warranties in Sections
3.1 and 3.2 which will survive the Closing indefinitely and (b) the representations and warranties in Section 4.6(b), which (i) for all matters related to Taxes will survive the Closing for a period of five years from the Closing Date and (ii) for all other matters will survive the Closing for a period of three years from the Closing Date.

     10.2 Indemnification by Seller. Seller will indemnify and hold the Buyer Indemnified Parties harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any one of the following:

          (a) any breach of any representation or warranty Seller has made in this Agreement as if such representation or warranty were made on and as of the Closing Date;

          (b) any breach by Seller of any covenant or obligation of such Seller in this Agreement; and

          (c) the Complaint and Jury Demand filed January 25, 2006 by plaintiffs James H. Jacobs et al. listed on Schedule 4.14 (the "Jacobs Litigation").

     10.3 Indemnification by Buyer. Buyer will indemnify and hold the Seller Indemnified Parties harmless from and pay any and all Damages, directly or indirectly, resulting from, relating to, arising out of, or attributable to any of the following:

          (a) any breach of any representation or warranty Buyer has made in this Agreement as if such representation or warranty were made on and as of the Closing Date; and

          (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

     10.4 Indemnification Claim Procedures.

          (a) If any Action is commenced in which any Indemnified Party is a party that may give rise to a claim for indemnification against any Indemnitor (an "Indemnification Claim") then such Indemnified Party will promptly give notice to the Indemnitor. Failure to notify the Indemnitor will not relieve the Indemnitor of any Liability that it may have to the Indemnified Party, except to the extent the defense of such Action is materially and irrevocably prejudiced by the Indemnified Party's failure to give such notice.

          (b) An Indemnitor will have the right to defend against an Indemnification Claim, with counsel of its choice reasonably satisfactory to the Indemnified Party if (i) within 15 days following the receipt of notice of the Indemnification Claim the Indemnitor notifies the Indemnified Party in writing that the Indemnitor will indemnify the Indemnified Party from and against the entirety of any Damages the Indemnified Party may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, (ii) the Indemnitor provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnitor will have the financial resources to defend against the Indemnification Claim and pay, in cash, all Damages the Indemnified Party may suffer resulting from, relating to, arising out of, or attributable to the Indemnification Claim, (iii) the Indemnification Claim involves only money Damages and does not seek an injunction or other equitable relief,
     (iv) settlement of, or an adverse judgment with respect to, the Indemnification Claim is not in the good faith judgment of the Indemnified Party likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and
     (v) the Indemnitor continuously conducts the defense of the Indemnification Claim actively and diligently.

          (c) So long as the Indemnitor is conducting the defense of the Indemnification Claim in accordance with Section 10.4(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Indemnification Claim, (ii) the Indemnified Party will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of the Indemnitor (not to be withheld unreasonably), and (iii) the Indemnitor will not Consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of the Indemnified Party (not to be withheld unreasonably, provided that it will not be deemed to be unreasonable for an Indemnified Party to withhold its Consent (A) with respect to any finding of or admission (1) of any breach of any Law, Order or Permit, (2) of any violation of the rights of any Person, or (3) which Indemnified Party believes could have a Material Adverse Effect on any other Actions to which the Indemnified Party or its Affiliates are party or to which Indemnified Party has a good faith belief it may become party, or (B) if any portion of such Order would not remain sealed).

          (d) If an Indemnitor determines not to defend against an Indemnification Claim pursuant to Section 10.4(b), such Indemnitor will have the right to participate in any defense of the Indemnification Claim through counsel of its choice, at such Indemnitor's sole cost and expense, and the Indemnified Party will not consent to the entry of any Order with respect to the Indemnification Claim without the prior written Consent of such Indemnitor (not to be withheld unreasonably).

          (e) For the avoidance of doubt, after Closing, Seller or its Affiliates will continue to conduct the defense, on behalf of the Acquired Entities, with respect to the Jacobs Litigation in accordance with this
     Section 10.4.

     10.5 Limitations on Indemnification Liability.

          (a) The aggregate Liability for money Damages payable by either Seller or Buyer under this Agreement related to breaches of the representations, warranties, and covenants herein (other than the representations and warranties in Sections 3.1 and 3.2, which will not be limited by this
     Section 10.5(a)) will not exceed an amount equal to the Cash Payment, provided that the limitation contemplated hereby will not be applicable with respect to instances of actual fraud or as otherwise set forth in the Ancillary Agreements.

          (b) Neither Buyer nor Seller will have Liability for money Damages under this ARTICLE 10 unless and until the aggregate Damages claimed exceeds $200,000 (the "Threshold Amount"); provided, however, once such amount exceeds the Threshold Amount, the relevant Party will be entitled to recover all amounts to which they are entitled in excess of the Threshold Amount.

          (c) Any claims any Indemnified Party makes under this ARTICLE 10 will be limited as follows:

               (i) The amount of Damages required to be paid for Damages will be reduced to the extent of any amounts an Indemnified Party actually receives pursuant to the terms of the insurance policies (if any) covering such Indemnification Claim.

               (ii) All indemnification obligations will be limited to actual Damages and will exclude incidental, consequential, lost profits, indirect, punitive, or exemplary Damages.

          (d) Except for equitable remedies and injunctive and other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution, or in the case of actual fraud or as otherwise set forth in the Ancillary Agreements, the sole remedy of any party relating to the matters for which such party may be indemnified in this ARTICLE 10 will be the indemnity provided in this ARTICLE 10.

          (e) For the avoidance of doubt, the indemnification provided for in this ARTICLE 10 is in addition to the indemnification set forth in Section 7.6, and the limitations of liability set forth in this Section 10.5 shall not apply to the indemnification set forth in Section 7.6.

                                  ARTICLE 11.
                                  MISCELLANEOUS

     11.1 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including the letter of intent, dated November 21, 2006, between Holland America Line Inc. and Ambassadors International, Inc. Except as expressly contemplated by ARTICLE 10, there are no third party beneficiaries having rights under or with respect to this Agreement.

     11.2 Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Seller are assigned, conveyed, allocated or otherwise transferred, including, by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons will automatically become bound by the subject to the provisions of this Agreement.

     11.3 Assignments. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. 11.4 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to Seller:

                           Holland America Line Inc.
                           Attn:    Kelly Clark
                           300 Elliott Avenue West
                           Seattle, WA 98119-4199
                           Tel:     (206) 286-3238
                           Fax:     (206) 284-8332

               Copy (which will not constitute notice) to:

                           Kirkpatrick & Lockhart Preston Gates Ellis LLP
                           Attn:    David Tang
                           925 Fourth Avenue, Suite 2900
                           Seattle, Washington 98104
                           Tel:     (206)623-7580
                           Fax:     (206) 623-7022

               If to Buyer:

                           Ambassador International, Inc.
                           Attn:    Joseph McCarthy
                           1071 Camelback Street
                           Newport Beach, CA 92660
                           Tel:     (949) 759-5951
                           Fax:     (949) 759-5970


               Copy (which will not constitute notice) to:

                           Seward & Kissel LLP
                           Attn:    Derick W. Betts
                           One Battery Park Plaza
                           New York, NY 10004
                           Tel:     (212) 574-1200
                           Fax:     (212) 484-8421

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.5 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Party agrees that the other Party will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 11.6 and 11.10, in addition to any other remedy to which they may be entitled, at Law or in equity.

     11.6 Submission to Jurisdiction; Venue. Each Party submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     11.7 Time. Time is of the essence in the performance of this Agreement.

     11.8  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     11.9 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     11.10 Governing Law. This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of Law principles that would require the application of the Law of another jurisdiction.

     11.11 Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     11.12 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     11.13 Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants; provided that each Party will equally bear any filing fees in connection with any required filing under the HSR Act. Seller agrees that the Company has not borne and will not bear any costs and expenses (including any legal fees and expenses of Seller) in connection with this Agreement or any of the Transactions.

     11.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to the Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." 11.15 Incorporation of Exhibits, Annexes, and Schedules. The exhibits, annexes, schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof. 11.16 Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations, or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              HAL ANTILLEN N.V.


                              By:      /s/ Stein Kruse
                                       -----------------------------------------
                              Name:    Stein Kruse
                              Title:   President and Chief Executive Officer of
                                       Holland America Line, Proxyholder for
                                       the Seller


                              AMBASSADORS INTERNATIONAL CRUISE GROUP, LLC


                              By:      /s/ David A. Giersdorf
                                       -----------------------------------------
                              Name:    David A. Giersdorf
                              Title:   President

     R208 - Mortgage Registration Form - Version 1.1

--------------------------------------------------------------------------------

                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 1 of 2)

--------------------------------------------------------------------------------
  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     710711            8420878          WIND STAR                  NASSAU
--------------------------------------------------------------------------------
      Propulsion and Engine Details                 Vessel Dimensions
--------------------------------------------------------------------------------
 Propulsion: Single Propeller             Length: 111.738           metres
 Type of Engines: Electric Diesel         Breadth: 15.80            metres
 Total Power: 1400 kw                     Depth: 6.65               metres
--------------------------------------------------------------------------------
                             Particulars of Tonnage
--------------------------------------------------------------------------------
GROSS TONNAGE: 5,703 tons      NET TONNAGE: 1,710             tons
--------------------------------------------------------------------------------

     WHEREAS there is an Account Current between Wind Star Limited, a Bahamas corporation whose registered office is at Sassoon House, Shirley Street and Victoria Avenue, Nassau, Bahamas (hereinafter sometimes called the "Mortgagor"), and HAL Antillen N.V., a Netherlands Antilles corporation acting through its offices at 300 Elliott Avenue West, Seattle, Washington, 98119-4199 (hereinafter sometimes called the "Mortgagee"), the terms and conditions whereof are regulated by (1) a Purchase Agreement dated as of February 21, 2007 among Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), (2) a promissory note in the principal amount of US$60,000,000 (sixty million U.S. dollars) bearing even date herewith made by Buyer in favor of Mortgagee as contemplated by the Purchase Agreement (the "Buyer Note"), (3) a Guarantee bearing even date herewith made by Mortgagor and certain other affiliates of Mortgagor in favor of Buyer (the "Guarantee") and (4) a Deed of Covenant bearing even date herewith and made between the Mortgagor and the Mortgagee (the "Deed of Covenant"), and

     WHEREAS the amount of principal and interest due at any given time can be ascertained by reference to the said Purchase Agreement, Buyer Note, Guarantee and/or Deed of Covenant (each as so amended, varied or supplemented) and/or to the books of account or other accounting records of the Mortgagee.

     Now we Wind Star Limited in consideration of the premises for ourselves and our successors, covenants with the said HAL Antillen N.V. and it assigns to pay to him or them or it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said HAL Antillen N.V. the payment of such sums as last aforesaid, we do hereby mortgage to the said HAL Antillen N.V. 64/64 shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances. Lastly, we for ourselves and our successors, covenant with the said HAL Antillen N.V. and it assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances.

It witness whereof we have affixed our common seal this 2 of April 2007.
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (f) Jessica Robinson
           name of individual/corporation          -----------------------------
                                            of (g) Seattle, WA, USA
           per Wind Star Ltd                       -----------------------------
               --------------------------   hereby testify that in my presence
                                            (i) this Mortgage was signed by
                                            David Giersdorf
           signature as Officer (h)         ------------------------------------
                                            as Officer (h)and Joseph McCarthy
                                             --------------------------------
           /s/ David Giersdorf              as Secretary (h)
           ----------------------
           signature as Secretary (h)
                                            and
           /s/ Joseph McCarthy              (ii) the corporate seal (h) of the
           ----------------------           transferor was affixed this 2 day of
           in the presence of the           April
           witness whose attestation
           is given opposite

                                            Signature of
                                              witness       /s/ Jessica Robinson
--------------------------------------------------------------------------------
(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) "his", "hers" or "its", (e) If any prior encumbrance add "save as appears by the registry of the ship", (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director,officer or employee of a transferor which is a body corporate should not be an attesting witness.
--------------------------------------------------------------------------------

     R208 - Mortgage Registration Form - Version 1.1

--------------------------------------------------------------------------------

                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 2 of 2)

--------------------------------------------------------------------------------
  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     710711            8420878          WIND STAR                  NASSAU
--------------------------------------------------------------------------------
                              TRANSFER OF MORTGAGE

I/we, the within mentioned
in consideration of
this day paid to me/us (a)   by ____________________________________

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a) have hereto affixed our seal this __ day of __________
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Transfer of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the transferor was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________
--------------------------------------------------------------------------------
                             MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of ________________________
in discharge of this within-written security. Dated at _____________ this __ day of _____________
In witness whereof we have hereto affixed our common seal this __ day of _______
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Discharge of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the mortgagee was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________
--------------------------------------------------------------------------------
(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.
--------------------------------------------------------------------------------

     R208 - Mortgage Registration Form - Version 1.1

--------------------------------------------------------------------------------

                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 1 of 2)

--------------------------------------------------------------------------------
  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     711121            8603509          WIND SPIRIT                NASSAU
--------------------------------------------------------------------------------
      Propulsion and Engine Details                 Vessel Dimensions
--------------------------------------------------------------------------------
 Propulsion: Single Propeller             Length: 111.738           metres
 Type of Engines: Electric Diesel         Breadth: 15.80            metres
 Total Power: 1700 kw                     Depth: 6.65               metres
--------------------------------------------------------------------------------
                             Particulars of Tonnage
--------------------------------------------------------------------------------
GROSS TONNAGE: 5,736   tons  NET TONNAGE: 1,788               tons
--------------------------------------------------------------------------------

     WHEREAS there is an Account Current between Wind Spirit Limited, a Bahamas corporation whose registered office is at Sassoon House, Shirley Street and Victoria Avenue, Nassau, Bahamas (hereinafter sometimes called the "Mortgagor"), and HAL Antillen N.V., a Netherlands Antilles corporation acting through its offices at 300 Elliott Avenue West, Seattle, Washington, 98119-4199 (hereinafter sometimes called the "Mortgagee"), the terms and conditions whereof are regulated by (1) a Purchase Agreement dated as of February 21, 2007 among Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), (2) a promissory note in the principal amount of US$60,000,000 (sixty million U.S. dollars) bearing even date herewith made by Buyer in favor of Mortgagee as contemplated by the Purchase Agreement (the "Buyer Note"), (3) a Guarantee bearing even date herewith made by Mortgagor and certain other affiliates of Mortgagor in favor of Buyer (the "Guarantee") and (4) a Deed of Covenant bearing even date herewith and made between the Mortgagor and the Mortgagee (the "Deed of Covenant"), and

     WHEREAS the amount of principal and interest due at any given time can be ascertained by reference to the said Purchase Agreement, Buyer Note, Guarantee and/or Deed of Covenant (each as so amended, varied or supplemented) and/or to the books of account or other accounting records of the Mortgagee.

     Now we Wind Spirit Limited in consideration of the premises for ourselves and our successors, covenants with the said HAL Antillen N.V. and it assigns to pay to him or them or it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said HAL Antillen N.V. the payment of such sums as last aforesaid, we do hereby mortgage to the said HAL Antillen N.V. 64/64 shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances. Lastly, we for ourselves and our successors, covenant with the said HAL Antillen N.V. and it assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances.

It witness whereof we have affixed our common seal this 2 of April 2007.
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (f) Jessica Robinson
           name of individual/corporation          -----------------------------
                                            of (g) Seattle, WA, USA
           per Wind Spirit Ltd                     -----------------------------
               --------------------------   hereby testify that in my presence
                                            (i) this Mortgage was signed by
                                            David Giersdorf
           signature as Officer (h)         ------------------------------------
                                            as Officer (h)and Joseph McCarthy
                                            ------------------------------------
           /s/ David Giersdorf              as Secretary (h)
           ----------------------
           signature as Secretary (h)
                                            and
           /s/ Joseph McCarthy              (ii) the corporate seal (h) of the
           ----------------------           transferor was affixed this 2 day of
           in the presence of the           April
           witness whose attestation
           is given opposite

                                            Signature of
                                              witness       /s/ Jessica Robinson
--------------------------------------------------------------------------------
(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) "his", "hers" or "its", (e) If any prior encumbrance add "save as appears by the registry of the ship", (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director,officer or employee of a transferor which is a body corporate should not be an attesting witness.
--------------------------------------------------------------------------------

     R208 - Mortgage Registration Form - Version 1.1

--------------------------------------------------------------------------------

                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 2 of 2)

--------------------------------------------------------------------------------
  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     711121            8603509          WIND SPIRIT                NASSAU
--------------------------------------------------------------------------------
                              TRANSFER OF MORTGAGE

I/we, the within mentioned
in consideration of
this day paid to me/us (a)   by ____________________________________

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a) have hereto affixed our seal this __ day of __________
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Transfer of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the transferor was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________
--------------------------------------------------------------------------------
                             MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of ________________________
in discharge of this within-written security. Dated at _____________ this __ day of _____________
In witness whereof we have hereto affixed our common seal this __ day of _______
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Discharge of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the mortgagee was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________

--------------------------------------------------------------------------------

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness
NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.
--------------------------------------------------------------------------------

     R208 - Mortgage Registration Form - Version 1.1

--------------------------------------------------------------------------------

                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 1 of 2)

--------------------------------------------------------------------------------
  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     716016            8700785          WIND SURF                  NASSAU
--------------------------------------------------------------------------------
      Propulsion and Engine Details                 Vessel Dimensions
--------------------------------------------------------------------------------
 Propulsion: Twin or more propeller       Length: 163.17            metres
 Type of Engines: Diesel electric         Breadth: 20.00            metres
 Total Power: 3680 kw                     Depth: 10.90              metres
--------------------------------------------------------------------------------
                             Particulars of Tonnage
--------------------------------------------------------------------------------
GROSS TONNAGE: 14,745  tons  NET TONNAGE: 5,056               tons
--------------------------------------------------------------------------------
     WHEREAS there is an Account Current between Degrees Limited, a Bahamas corporation whose registered office is at Sassoon House, Shirley Street and Victoria Avenue, Nassau, Bahamas (hereinafter sometimes called the "Mortgagor"), and HAL Antillen N.V., a Netherlands Antilles corporation acting through its offices at 300 Elliott Avenue West, Seattle, Washington, 98119-4199 (hereinafter sometimes called the "Mortgagee"), the terms and conditions whereof are regulated by (1) a Purchase Agreement dated as of February 21, 2007 among Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), (2) a promissory note in the principal amount of US$60,000,000 (sixty million U.S. dollars) bearing even date herewith made by Buyer in favor of Mortgagee as contemplated by the Purchase Agreement (the "Buyer Note"), (3) a Guarantee bearing even date herewith made by Mortgagor and certain other affiliates of Mortgagor in favor of Buyer (the "Guarantee") and (4) a Deed of Covenant bearing even date herewith and made between the Mortgagor and the Mortgagee (the "Deed of Covenant"), and

     WHEREAS the amount of principal and interest due at any given time can be ascertained by reference to the said Purchase Agreement, Buyer Note, Guarantee and/or Deed of Covenant (each as so amended, varied or supplemented) and/or to the books of account or other accounting records of the Mortgagee.

     Now we Degrees Limited in consideration of the premises for ourselves and our successors, covenants with the said HAL Antillen N.V. and it assigns to pay to him or them or it the sums for the time being due on this security whether by way of principal or interest, at the times and manner aforesaid. And for the purpose of better securing to the said HAL Antillen N.V. the payment of such sums as last aforesaid, we do hereby mortgage to the said HAL Antillen N.V. 64/64 shares of which we are the Owners in the Ship above particularly described, and in her boats, guns, ammunition, small arms and appurtenances. Lastly, we for ourselves and our successors, covenant with the said HAL Antillen N.V. and it assigns that we have the power to mortgage in manner aforesaid the above mentioned shares, and that the same are free from encumbrances.

It witness whereof we have affixed our common seal this 2 of April 2007.
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (f) Jessica Robinson
           name of individual/corporation          -----------------------------
                                            of (g) Seattle, WA, USA
           per Degrees Ltd                         -----------------------------
               --------------------------   hereby testify that in my presence
                                            (i) this Mortgage was signed by
                                            David Giersdorf
           signature as Officer (h)         ------------------------------------
                                      )     Officer (h) and Joseph McCarthy
                                                --------------------------------
           /s/ David Giersdorf              as Secretary (h)
           ----------------------
           signature as Secretary (h)
                                            and
           /s/ Joseph McCarthy              (ii) the corporate seal (h)of the
           ----------------------           transferor was affixed this 2 day of
           in the presence of the           April
           witness whose attestation
           is given opposite

                                            Signature of
                                              witness       /s/ Jessica Robinson
--------------------------------------------------------------------------------
(a) Here state by way of recital that there is an account current between the Mortgagor (describing the company and its address) and the Mortgagee (giving full title, address and description, including all joint mortgages), and describe the nature of the transaction so as to show how the amount of principal and interest due at any given time is to be ascertained, and the manner and time of payment, (b) Name of company, (c) Full name of Mortgagee, (d) "his", "hers" or "its", (e) If any prior encumbrance add "save as appears by the registry of the ship", (f) name of witness, (g) address of witness, (h) delete as applicable.

NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director,officer or employee of a transferor which is a body corporate should not be an attesting witness.

--------------------------------------------------------------------------------

     R208 - Mortgage Registration Form - Version 1.1

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                         THE COMMONWEALTH OF THE BAHAMAS

[GRAPHIC OMITTED]          MORTGAGE REGISTRATION FORM

                                  (Page 2 of 2)

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  Official Number     IMO Number        Name of Ship          Port of Registry
--------------------------------------------------------------------------------
     716016            8700785          WIND SURF                  NASSAU
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                              TRANSFER OF MORTGAGE

I/we, the within mentioned
in consideration of
this day paid to me/us (a)   by ____________________________________

hereby transfer to it/him/her/them (a) the benefit of the within-written security. In witness whereof I/we (a) have hereto affixed our seal this __ day of __________
--------------------------------------------------------------------------------
   Seal        Individual/Corporation                  Attestation
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Transfer of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the transferor was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________
--------------------------------------------------------------------------------
                             MEMORANDUM OF DISCHARGE

By individual or Joint Mortgagees

Received the sum of ________________________
in discharge of this within-written security. Dated at _____________ this __ day of _____________
In witness whereof we have hereto affixed our common seal this __ day of _______
--------------------------------------------------------------------------------

                                            I, (b) _______________________
           name of individual/corporation
                                            of (c) _______________________
           per _____________________
                                            hereby testify that in my presence
                                            (i) this Discharge of Mortgage was
                                            signed by
           signature as                     ______________________________
           Individual/Director/Secretary/   as Individual/Director/Secretary/
           Officer/Attorney-in-fact         Officer/Attorney-in-fact (a)
                                            and ______________________________
           _______________________          as Individual/Director/Secretary/
           signature as                     Officer/Attorney-in-fact (a)
           Individual/Director/Secretary
           Officer/Attorney-in-fact
                                            and
           __________________________       (ii) the corporate seal/personal
           in the presence of the           seal (a) of the mortgagee was
           witness whose attestation        affixed this __ day of ________
           is given opposite

                                            Signature of witness _______________

--------------------------------------------------------------------------------

(a) delete as appropriate, (b) insert name of witness, (c) insert address of witness
NOTE: The witness to the execution of the document must be a disinterested party, independent of the body corporate or individual executing it e.g. Notary Public, Consular Officer, Magistrate, Justice of Peace. A director, officer or employee of a transferor which is a body corporate should not be an attesting witness.
--------------------------------------------------------------------------------

                                PLEDGE AGREEMENT

     This Pledge Agreement dated as of April 2, 2007 (this "Agreement") is by and between HAL Antillen N.V., a Netherlands Antilles corporation ("HAL Antillen"), and Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"). HAL Antillen and Buyer are referred to individually as a "Party" and together as the "Parties."

                                    RECITALS:

     A. HAL Antillen and Buyer have entered into a Purchase Agreement (the "Purchase Agreement") dated as of February 21, 2007 pursuant to which HAL Antillen and certain of its affiliates have agreed to sell to Buyer, and Buyer has agreed to purchase from HAL Antillen and such affiliates, all of the shares of capital stock of Windstar Sail Cruises Limited (the "Company") in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

     B. As partial payment of the purchase price of such shares, Buyer is delivering to HAL Antillen a promissory note, executed by Buyer in favor of HAL Antillen, in the amount of sixty million dollars ($60,000,000) (the "Buyer Note").

     C. The Parties have entered into a Security Agreement, dated as of the date hereof (the "Security Agreement"), pursuant to which the Parties have agreed to enter into this Pledge Agreement to secure the obligations under the Security Documents (as defined in the Security Agreement).

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties agree as follows:

1.    Definitions.

            (a) "Lien" means a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including any Lien for taxes), security interest, preference, participation interest, attachment, garnishment, priority or security agreement, claim, charge, restriction, easement, license or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

            (b) Capitalized terms not otherwise defined herein have the meanings given in the Uniform Commercial Code of the State of Washington, as amended from time to time (the "UCC").

     2. Security Interest, Collateral and Obligation. Buyer hereby pledges, assigns and grants to HAL Antillen, to secure the full and timely payment and performance of the Obligations (defined below), a security interest in all of Buyer's right, title, and interest in the following property (collectively, the "Collateral"):

            (a) the shares of capital stock of the Company listed on Schedule A and any additional shares of capital stock, and stock rights, warrants, options or other rights to subscribe for or receive additional shares of capital stock, of the Company as may be issued from time to time hereafter to Buyer (collectively, the "Shares"); and

            (b)  all  cash  and  non-cash  proceeds  of  all  of  the  foregoing
      Collateral.

     3. Obligations Secured. The pledge, assignment and grant of security interest made pursuant to this Agreement secures the full and timely payment and performance of the following indebtedness, liabilities and obligations (collectively, the "Obligations"):

            (a) all indebtedness, liabilities and obligations of Buyer to HAL Antillen now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor, arising under or in connection with the Buyer Note;

            (b) all indebtedness, liabilities and obligations of Buyer now or hereafter existing under this Agreement and the other Security Documents; and

            (c) all accrued interest on any of the foregoing indebtedness, liabilities and obligations, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

     4. Transfer of Instruments, Etc. Buyer agrees to deliver to HAL Antillen all instruments and stock certificates pertaining to the Collateral now owned and to deliver to HAL Antillen promptly upon receipt thereof all instruments and stock certificates pertaining to the Collateral hereafter acquired. Without limiting the foregoing or the restrictions set forth under the Security Agreement, if Buyer shall become entitled to receive or shall receive, in connection with any of the Collateral, any: (i) stock certificate, including without limitation any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, split-off, split-up or liquidation; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of its securities, or otherwise; or (iii) dividend (provided that Buyer shall be entitled to retain any cash dividend declared and paid at a time when no Event of Default has occurred and is continuing) or distribution payable in property, including securities issued by other than the issuer of any of its securities, then in each case the foregoing shall become part of the Collateral and Buyer shall accept the same as HAL Antillen's agent, in trust for HAL Antillen, and shall deliver them forthwith to HAL Antillen in the exact form received, with, as applicable, Buyer's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by HAL Antillen, subject to the terms hereof, as part of the Collateral. This Agreement does not grant HAL Antillen power to control the voting or disposition of the securities prior to the occurrence of an Event of Default.

     5.  Certain  Representations,   Warranties  and  Agreements  Regarding  the
Collateral. Buyer represents and warrants to HAL Antillen and agrees that:

            (a) Ownership; No Liens. Buyer is the legal and beneficial owner of all of the shares of capital stock of the Company listed on Schedule A, and is ---------- not prohibited by contract, law or otherwise from subjecting such shares to the security interest created hereby. Buyer confirms that such stock constitutes all of the capital stock or other equity interests held by Buyer in the Company. The Collateral is not subject to any Lien other than Liens created hereunder in favor of HAL Antillen. Buyer will defend the Collateral against the claims and demands of all third persons.

            (b) Payment. Buyer will have no right to dispose of any Collateral. Buyer will account fully and faithfully to HAL Antillen for all proceeds from disposition of Collateral and will upon demand pay or turn over promptly all proceeds from the Collateral, including money, instruments and drafts.

            (c)  Covenants  Concerning  the  Collateral.  Except as set forth in
      Section 4, the Collateral will remain in Buyer's possession or control. At all times Buyer will bear all expenses and risk of loss with respect to the Collateral.

            (d) Voting Rights. So long as no Event of Default has occurred and is continuing, Buyer will be entitled to exercise any voting rights incident to the Shares. Upon the occurrence and continuation of an Event of Default, at the option of HAL Antillen and upon notice to Buyer, Buyer's right to exercise such voting rights will immediately cease and terminate and all voting rights with respect to the Shares will thereupon rest solely and exclusively in HAL Antillen. The foregoing sentence will constitute and grant to HAL Antillen an irrevocable proxy coupled with an interest to vote the Shares upon the occurrence and continuation of such an Event of Default, and any officer of any corporation whose voting stock constitutes Shares, including any inspectors of elections or tellers, may rely hereon and on any written notice from HAL Antillen as to the existence of an Event of Default and HAL Antillen's right to vote the Shares.

            (e) Distributions. Until an Event of Default occurs, any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization or merger), option or rights with respect to the Collateral will belong to Buyer in its own right; provided, however, that if any such -------- distribution is in substitution of or in exchange for any Collateral, Buyer agrees to accept the same as HAL Antillen's agent and to hold the same in trust for HAL Antillen, and to deliver the same forthwith to HAL Antillen in the exact form received, with the appropriate endorsement of Buyer when necessary and/or appropriate updated stock powers duly executed in blank, to be held by HAL Antillen as substituted or exchanged Collateral for the Obligations, subject to the terms hereof. Until an Event of Default occurs, all cash dividends and any cash sums paid upon or in respect of the Shares will be paid to Buyer for its own account.

            (f) Payment of Taxes or Liens by HAL Antillen. At its option, HAL Antillen may make payments to discharge taxes or Liens at any time levied or placed on the Collateral and take any other action necessary to obtain, preserve, and enforce the security interest and the rights and remedies granted in this Agreement and maintain and preserve the Collateral. Such payments and any other expenses incurred by HAL Antillen in taking such action will become part of the Obligations. Buyer agrees to reimburse HAL Antillen on demand for any such payments made or expenses incurred by HAL Antillen, plus interest thereon at the greater of the rate of 7% per annum and the maximum interest rate allowed by law.

            (g) Further Assurances. Buyer will do, make, procure, execute and deliver all acts, things, writings and assurances as HAL Antillen may at any time request to protect, assure or enforce its interest, rights and remedies created by or arising in connection with this Agreement, including the execution of financing statements and stock powers in blank.

     6. Events of Default. The occurrence of any Event of Default as defined in the Buyer Note will constitute an "Event of Default" hereunder.

     7. Rights of HAL Antillen upon Event of Default.

            (a) If an Event of Default occurs, HAL Antillen will have all remedies which may be available in law or equity and, without limiting the generality of the foregoing or the remedies provided in any other section of this Agreement, will have the following rights and remedies:

               (i) the remedies of a secured party under the UCC or the law of any other state or country where Collateral is located, including the right to sell or otherwise dispose of any or all of the Collateral in any manner allowed by the UCC or by such other law. Buyer will be liable for all expenses, including reasonable attorneys' fees and court costs, actually incurred by HAL Antillen in repossessing, storing, preparing for sale or other disposition, or selling or otherwise disposing of the Collateral. The Collateral may be sold or otherwise disposed of as an entirety or in such parcels as HAL Antillen may elect. HAL Antillen may deliver to the purchasers or transferees of the Collateral a bill of sale or transfer, binding Buyer forever to warrant and defend title to such Collateral;

               (ii) the right to exercise all voting rights incident to the Collateral as provided in Section 4(e);

               (iii) the right to transfer or register any of the Collateral in the name of HAL Antillen and to take possession, without prior notice to Buyer, of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Buyer or in Buyer's possession or control relating to the Collateral;

               (iv) the right to receive all payments, income, property, rights, dividends and all other distributions of any kind on account of all or any of the Collateral;

               (v) the right to take control of proceeds and use cash proceeds to reduce the Obligations, whether or not due and payable;

               (vi) the right to bring any action at law or in equity to protect its interest in the Collateral;

               (vii) the right to make demand for payment of, file suit on, make any compromise or settlement with respect to, collect, compromise, endorse or otherwise deal with the Collateral; and

               (viii) the right to exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Buyer pertaining or relating to the Collateral (Buyer hereby irrevocably constituting and appointing HAL Antillen her proxy and attorney-in-fact with full power of substitution so to do), although HAL Antillen shall not have any duty to exercise any such rights, privileges, options or powers or to sell or to otherwise realize upon any of the Collateral, as hereinafter authorized, or to preserve the same, and HAL Antillen shall not be responsible for any failure to do so or delay in so doing.

            (b) Upon HAL Antillen's request, Buyer agrees to execute and deliver to HAL Antillen a deed in lieu of foreclosure or other instrument or instruments necessary to vest HAL Antillen with all of Buyer's rights to the Collateral. Upon the execution and delivery of such instrument or instruments, Buyer's obligations under this Agreement will terminate (except as otherwise set forth herein).

            (c) HAL Antillen may waive any Event of Default without waiving any other Event of Default. The remedies of HAL Antillen are cumulative and not exclusive of any right, power or remedy provided by law or any other agreement (including the Mortgages and Deeds of Covenant, each dated the date hereof, relating to the mortgages of the Vessels (as defined in the Purchase Agreement)) and the exercise or partial exercise of one or more right, power or remedy will not be construed as a cure or waiver of any Event of Default nor prejudice the right of HAL Antillen in the exercise of any other right, power or remedy. No delay of HAL Antillen in exercising any right, power or remedy will operate as a waiver thereof.

            (d) After the occurrence of an Event of Default, HAL Antillen may execute, sign, endorse, transfer or deliver in its own name or in the name of Buyer, notes, checks, drafts or other instruments for the payment of money or any other documents necessary to evidence, perfect or realize upon the security interest and obligations created by this Agreement.

     8. Buyer's Waivers. Buyer waives any action on delinquency in respect of the Obligations or any part thereof, including any right to require HAL Antillen to sue Buyer or any guarantor or surety obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any collateral securing the Obligations or the obligations of any guarantor of surety or any part thereof. Buyer further waives notice of (a) HAL Antillen's acceptance of this Agreement or its intention to act or its actions in reliance hereon; (b) the present existence or future incurring of any Obligations or any terms or amounts thereof or any change therein; (c) any default by Buyer or any surety or guarantor; (d) the obtaining of any guaranty or surety agreement (in addition to this Agreement); (e) the obtaining of any pledge, assignment or other security for any Obligations; (f) the release of any surety or guarantor (including Buyer); (g) the release of any Collateral; (h) any change in Buyer's business or financial condition; (i) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; and (j) any other demands or notices whatsoever with respect to the Obligations or this Agreement. Buyer further waives notice of presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation.

     9. Hold Harmless. Buyer will indemnify and hold HAL Antillen and its officers, directors, managers, employees, agents, representatives, controlling persons, stockholders, and each of their affiliates (each an "Indemnified
Party") harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Indemnified Party may incur resulting from, arising out of or relating to the Indemnified Party's good faith efforts to comply with or enforce the terms of this Agreement, provided, however, that such indemnification will not apply to the extent that any such liability, loss, damage or expense arises out of or is based solely upon the Indemnified Party's willful misconduct or gross negligence. The covenants set forth in this Section 8 will survive the termination of this Agreement.

     10. Execution and Filing of Financing Statements. HAL Antillen may execute and file, on behalf of Buyer, any financing statements or other instruments which in HAL Antillen's opinion may be necessary or desirable to perfect or protect HAL Antillen's position with respect to the Collateral.

     11.   Notices.   All   notices,   requests,   demands,   claims  and  other
communications hereunder will be in writing and delivered pursuant to Section 9 of the Security Agreement.

     12.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     13. Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Buyer and HAL Antillen. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     14. Governing Law. This Agreement and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of law principles that would require the application of the law of another jurisdiction.

     15. Submission to Jurisdiction; Venue. Each Party submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

     16. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including the letter of intent, dated November 21, 2006, between Holland America Line Inc. and Ambassadors International, Inc. There are no third party beneficiaries having rights under or with respect to this Agreement.

     17. Assignment. This Agreement and HAL Antillen's rights hereunder may be assigned by HAL Antillen and its successors and assigns from time to time (a) to any Affiliate thereof and (b) with Buyer's prior written consent (which will not be unreasonably withheld), to any other Person, and in any such case the assignee will be entitled to all of the rights, privileges and remedies granted in this Agreement to HAL Antillen. Buyer will not assign this Agreement or any of Buyer's rights under this Agreement, or delegate any of its duties or obligations under this Agreement.

     18. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     19. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

     20. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing Party will be entitled to reasonable attorneys' and experts' fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.

     21. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     22. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."

                            [Signature page follows]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                    HAL ANTILLEN N.V.


                                    By:    /s/ Stein Kruse
                                     -------------------------
                                    Name:  Stein Kruse
                                    Title: Proxyholder





                      [Signature Page to Pledge Agreement]

                                    AMBASSADORS INTERNATIONAL CRUISE GROUP, LLC
                                    By:   Ambassadors International Marshall
                                          Islands, LLC, its Sole Member


                                    By:  /s/ Joseph G. McCarthy
                                         ----------------------
                                    Name:  Joseph G. McCarthy
                                    Title:  Vice President

Schedule A


------------------------------------------------------------------
   Equity Interest                Issued and Outstanding
                                      Equity Interests
------------------------------------------------------------------
------------------------------------------------------------------

Ordinary Shares 15,996 Ordinary Shares, with a par value of $1.00, held by Ambassadors International Cruise
                              Group,   LLC,   and   evidenced  by
                              certificate number 25.

                              4 Ordinary Shares, with a par value
                              of $1.00, held by Grahamco Limited,
                              with   ownership   and   beneficial
                              interest   vested  in   Ambassadors
                              International  Cruise  Group,  LLC,
                              and evidenced by certificate number
                              26.

------------------------------------------------------------------
------------------------------------------------------------------

Redeemable Preference         12,000 Redeemable Preference
Shares                        Shares, with a par value of $1.00,
                              held by Ambassadors International
                              Cruise Group, LLC and evidenced by
                              certificate number 5.
------------------------------------------------------------------

                               SECURITY AGREEMENT

     This Security Agreement dated as of April 2, 2007 (this "Agreement") is by and among HAL Antillen N.V., a Netherlands Antilles corporation ("HAL Antillen"), Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), Wind Star Sail Cruises Limited (the "Company"), Wind Star Limited, a Bahamas corporation ("Wind Star"), Wind Spirit Limited, a Bahamas corporation ("Wind Spirit"), and Degrees Limited, a Bahamas corporation ("Degrees Limited" and, together with Buyer, Wind Star and Wind Spirit, the "Buyer Parties"). HAL Antillen, Buyer, the Company, Wind Star, Wind Spirit and Degrees Limited are referred to individually as a "Party" and together as the "Parties."

                                    RECITALS:

     A. HAL Antillen and Buyer have entered into a Purchase Agreement (the "Purchase Agreement") dated as of February 21, 2007 pursuant to which HAL Antillen has agreed to sell to Buyer, and Buyer has agreed to purchase from HAL Antillen, all of the shares of capital stock of the Company in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

     B. As partial payment of the purchase price of such shares, Buyer is delivering to HAL Antillen a promissory note, executed by Buyer in favor of HAL Antillen, in the amount of sixty million dollars ($60,000,000) (the "Buyer Note"). Contemporaneously therewith, the Company, Wind Star, Wind Spirit and Degrees Limited are delivering to HAL Antillen a Guarantee of Buyer's obligations under the Buyer Note (the "Subsidiary Guarantee") and Ambassadors International, Inc., a Delaware Corporation, is delivering to HAL a Performance Guarantee to provide additional support for certain obligations of the Buyer Parties (the "Performance Guarantee").

     C. Company, Wind Star, Wind Spirit and Degrees Limited, as wholly-owned subsidiaries of Buyer after the transactions contemplated by the Purchase Agreement, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and HAL Antillen's agreement to accept the Buyer Note as partial payment of the purchase price thereunder.

     D. In connection with the execution and delivery of the Buyer Note, the Parties desire to enter into this Agreement to evidence certain agreements among the Parties, as further set forth herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, the Parties agree as follows:

     1. Definitions. Any capitalized terms not defined herein will have the meaning assigned to such terms in the Purchase Agreement.

     2. Security. Buyer's indebtedness to HAL Antillen under the Buyer Note will be secured by the following:

          (a) a first preferred mortgage in each of the Vessels (as defined in the Deeds of Covenants (defined below)) and a security interest in the Insurances and Requisition Compensation (each as defined in the Deeds of Covenants), to be evidenced by the forms of Mortgages (the "Mortgages") and Deeds of Covenants (the "Deeds of Covenants") attached as Exhibits A and B, respectively;

          (b) Buyer's pledge of all of the shares of capital stock of the Company as further set forth in the Pledge Agreement attached as Exhibit C (the "Pledge Agreement" and, collectively with this Agreement, the Mortgages, the Deeds of Covenants, the Subsidiary Guarantee and the Performance Guarantee, the "Security Documents"); and

          (c)  Buyer's  grant of a security  interest,  as further  set forth in
     Section 3 below, in all of the Intellectual Property listed on Schedule 4.11(a)(1) (the "Intellectual Property Collateral") to the Purchase Agreement.

     3. Grant of Security Interest in Intellectual Property Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure Buyer's indebtedness to HAL Antillen under the Buyer Note, Buyer does hereby mortgage, pledge, bargain, convey and hypothecate to HAL Antillen and grant to HAL Antillen a security interest in, for its benefit, all of Buyer's right, title and interest in and to the Intellectual Property Collateral. The lien, pledge and security interest in the Intellectual Property Collateral is granted in conjunction with the security interests granted to HAL Antillen under the Security Documents, and the rights and remedies of HAL Antillen granted hereby are in addition to those set forth in the Security Documents.

     4. Intellectual  Property Collateral  License.  Without in any way limiting
Section 3 of this Agreement, Buyer hereby grants to HAL Antillen, as security for Buyer's indebtedness to HAL Antillen under the Buyer Note, a worldwide, royalty-free, irrevocable, perpetual, transferable and sub-licensable license and right to use all of the Intellectual Property Collateral: (a) in connection with any foreclosure or other realization by HAL Antillen pursuant to the Security Documents and (b) without limiting the generality of the foregoing, during any period when an Event of Default (as that term is defined on Schedule 1 attached hereto) is continuing. The license and right granted HAL Antillen hereby shall be without any royalty or fee or charge whatsoever.

     5. Registration of Security Interest. This Agreement has been executed and delivered by Buyer for the purpose of, among other things, registering with the United States Patent and Trademark Office, and corresponding offices in other countries of the world, the security interest of HAL Antillen in any and all of the following types of Intellectual Property Collateral: trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, all applications in connection therewith, all renewals thereof, and all of the goodwill of the business connected with the use of, and symbolized by, each trademark, trademark registration and trademark application.

     6. Fraudulent Conveyances. Notwithstanding any provision of any of the Security Documents to the contrary, it is intended that the Security Documents, and any interests, liens and security interests granted as security by the Security Documents, not constitute a Fraudulent Conveyance (as defined below) in the event that the Security Documents or such interest is subject to the United States Bankruptcy Code (the "Bankruptcy Code") or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state or jurisdiction. Consequently, the Parties agree that if the Security Documents, or any such interests, liens or security interests securing the Security Documents, would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Security Documents and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Security Documents or such interest, lien or security interest to constitute a Fraudulent Conveyance, and the Security Documents shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state or jurisdiction, as in effect from time to time.

     7. Certain Representations and Warranties of the Buyer Parties. Each of the Buyer Parties represents and warrants to HAL Antillen as follows:

          (a) such Buyer Party is an entity validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization;

          (b) such Buyer Party has the relevant entity power and authority to execute and deliver each Security Document to which it is party, and to perform its obligations contemplated thereby. Such Buyer Party has taken all action necessary to authorize the execution and delivery of each Security Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions. Each Security Document to which such Buyer Party is a party has been duly authorized, executed and delivered by, and is enforceable against, such Buyer Party, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity;

          (c) the execution and delivery of the Security Documents to which such Buyer Party is a party by such Buyer Party and the performance of its obligations thereunder does not now and will not in the future (i) breach any provision of its Organizational Documents; (ii) breach any Law, Order, material Contract, or material Permit to which such Buyer Party is a party or by which it is bound or to which any of its assets is subject; or (iii) require any Consent; and

          (d) immediately after the Closing, the execution and delivery of the Security Documents to which such Buyer Party is a party by such Buyer Party will not cause such Buyer Party's total liabilities to exceed total assets.

     8. Operations of Buyer and the Acquired Entities. In addition to and without limiting any agreements set forth in any other Security Document, until all obligations of Buyer under the Buyer Note are paid in full, without the prior written consent of HAL Antillen, which consent will not be unreasonably withheld, Buyer will (and, to the extent such provisions are applicable to the other Buyer Parties, such Buyer Parties will) comply with the following:

          (a) None of the Acquired Entities will engage in any practice, take any action, or enter into any transaction that is either outside the ordinary course of business or inconsistent with industry practice within the luxury cruise industry.

          (b) Buyer will preserve and maintain, and will cause each Acquired Entity to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and cause each Acquired Entity to qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties; provided, however, Buyer may change any Acquired Entity's jurisdiction of incorporation from the Bahamas to the Marshall Islands or any other comparable jurisdiction that affords Buyer the appropriate rights to operate in the ordinary course of business and otherwise in compliance with the Security Documents so long as: (i) Buyer provides prior written notice to HAL Antillen, (ii) Buyer pays for any expenses related to any necessary changes in the Security Documents or re-registration or filing thereof resulting from such change of jurisdiction as determined by HAL Antillen, and (iii) such does not impair or otherwise adversely impact the rights of HAL Antillen under any of the Security Documents, the interest of HAL Antillen in the Intellectual
     Property Collateral or any other collateral provided under any of the Security Documents or the obligations of any Buyer Party under any Security Document.

          (c) Buyer will use reasonable efforts to preserve and maintain, and will cause each of the Acquired Entities to use reasonable efforts to preserve and maintain, all of its properties and assets necessary for the proper conduct of the business of the Acquired Entities, in good repair, working order and condition, ordinary wear and tear excepted and, from time to time, make all necessary and proper repairs, renewals and replacements thereto, and any additions and improvements thereto that may be (i) required by law (including current requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international rules, regulations, requirements, treaties and conventions) in order to operate its business as conducted as of the date hereof, provided that the foregoing shall not be construed to require Buyer or any Acquired Entity to comply with any such requirements that are retroactive in effect and that require a material modification to any Vessel or (ii) necessary to operate in the ordinary course of business or to maintain any relevant classifications.

          (d) Without modifying the obligations of the Buyer Parties under the Deeds of Covenants, Buyer will cause each of the Acquired Entities to maintain, as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as set forth on
     Schedule 2.

          (e) Neither Buyer nor any of its Affiliates will become a party to any agreement that by its terms restricts its performance of any Transaction Document.

          (f) Buyer will cause each Acquired Entity to pay and discharge all Taxes imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any Acquired Entity; provided, however, -------- ------- that no Acquired Entity will be required to pay any such Tax which is being contested or extended in good faith and by appropriate proceedings if any Acquired Entity will have set aside sufficient reserves, if any, with respect thereto. Buyer will cause each Acquired Entity to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of any Acquired Entity, except such as are being contested in good faith and by proper proceedings if the Acquired Entity concerned will have set aside sufficient reserves, if any, with respect thereto.

          (g) Buyer will not itself, or permit any Acquired Entity to, consolidate or merge, or sell or transfer all or substantially all its assets, except that Buyer or any Acquired Entity may (i) consolidate or merge into or with or sell or transfer assets to any other Acquired Entity,
     (ii) merge into or sell or transfer assets to an Acquired Entity or (iii) merge into a newly formed subsidiary an Acquired Entity for the purposes of changing any Acquired Entity's domicile from the Bahamas to the Marshall Islands or any other comparable jurisdiction that affords Buyer the appropriate rights to operate in the ordinary course of business and otherwise in compliance with the Security Documents so long as the requirements of Section 8(b) of this Agreement are complied with.

          (h) Buyer will not sell, pledge or otherwise transfer any Equity Interests (or any option or rights to subscribe for, purchase or acquire any Equity Interests) of any Acquired Entity, or permit any Acquired Entity to issue, sell, pledge or otherwise transfer any of its Equity Interests (or any option or rights to subscribe for, purchase or acquire any Equity Interests), or the Equity Interests (or any option or rights to subscribe for, purchase or acquire any Equity Interests) of any other Acquired Entity.

          (i) Buyer will cause each Acquired Entity to comply with all applicable Laws and Orders, unless such noncompliance would not be reasonably expected to have a material adverse effect on the business of the Acquired Entities, the obligations of the Buyer Parties under the Security Documents or on the rights of HAL Antillen under any of the Security Documents.

          (j) Buyer will cause each Acquired Entity to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Acquired Entities, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business will be made.

          (k) Buyer will not permit any Acquired Entity to make any material change in the nature of its business as conducted by Buyer immediately following the Closing.

     9. Buyer's Information Delivery Requirements. Until all obligations of Buyer under the Buyer Note are paid in full, Buyer will deliver the following financial records of the Buyer Parties to HAL Antillen, in each case certified by Buyer's Chief Financial Officer: (a) quarterly unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow within thirty days after the end of each fiscal quarter; (b) annual unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow within ninety days after the end of each fiscal year; and (c) records of capital expenditures in excess of $250,000, provided quarterly.

     All of the foregoing financial statements will be prepared in accordance with GAAP, applied consistently with GAAP as used for purposes of the Financial Statements provided pursuant to Section 6.9 of the Purchase Agreement; provided, however, that such financial statements may be subject to normal year-end adjustment and lack footnotes and other presentation items.

     10. HAL Antillen's Rights. Until all obligations of Buyer under the Buyer Note are paid in full, HAL Antillen will have the right, once per calendar year, upon reasonable notice to Buyer, to have access (or arrange for its agents or representatives to have access) at reasonable times, and in a manner so as not to interfere with the normal business operations of Buyer or the Acquired Entities, to conduct physical inspections of the Vessels and to review and copy the books, records, Contracts and documents pertaining to the Vessels. If such inspection as to any Vessel cannot be completed during the time the Vessel is in port, HAL Antillen shall be allowed further access at one or more subsequent ports as necessary to complete such inspection.

     11. Execution and Filing of Financing Statements. HAL Antillen may execute and file, on behalf of any Buyer Party, any financing statements or other instruments which in HAL Antillen's opinion may be necessary or desirable to perfect or protect HAL Antillen's position with respect to any collateral covered by the Security Documents, and each Buyer Party hereby irrevocably makes, constitutes, and appoints HAL Antillen (and any of HAL Antillen's officers, employees, or agents designated by HAL Antillen) as such Buyer Party's true and lawful attorney, with power to execute and file such financing statements or other instruments.

     12. Further Assurances. Each Buyer Party will do, make, procure, execute and deliver all acts, things, writings and assurances as HAL Antillen may at any time request to protect, assure or enforce its interest, rights and remedies created by or arising in connection with this Agreement or any other Security Document, including the execution of financing statements and stock powers in blank.

     13. HAL Antillen's Right to Injunction. Notwithstanding other provisions of this Agreement, Buyer agrees that, in the event of a breach by Buyer of this Agreement or any of the Security Documents, HAL Antillen, in addition to and without limiting any other remedy or right it may have, shall have the right to an immediate injunction or other equitable remedy enjoining any such threatened or actual breach, without any requirement to post bond or provide similar security. The existence of this right shall not preclude HAL Antillen from pursuing any other rights and remedies at law or in equity that HAL Antillen may have, including recovery of damages, if such remedy is available, for any breach of such sections. The prevailing party in any such action brought by HAL Antillen seeking an injunction or other equitable remedy shall be entitled to its reasonable attorneys' fees and costs.

     14. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to HAL Antillen:

                  Holland America Line Inc.
                  Attn: General Counsel
                  300 Elliott Avenue West
                  Seattle, WA 98119-4199
                  Tel:  (206) 286-3238
                  Fax:  (206) 284-8332

            Copy (which will not constitute notice) to:

                  Kirkpatrick & Lockhart Preston Gates Ellis LLP
                  Attn: David Tang
                  925 Fourth Avenue, Suite 2900
                  Seattle, Washington 98104
                  Tel:  (206) 623-7580
                  Fax:  (206) 623-7022

            If to any Buyer Party:

                  Ambassador International, Inc.
                  Attn: Joseph McCarthy
                  1071 Camelback Street
                  Newport Beach, CA 92660
                  Tel:  (949) 759-5951
                  Fax:  (949) 759-5970

            Copy (which will not constitute notice) to:

                  Seward & Kissel LLP
                  Attn: Derick W. Betts
                  One Battery Park Plaza
                  New York, NY 10004
                  Tel:  (212) 574-1200
                  Fax:  (212) 484-8421

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.


     15. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     16. Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     17. Governing Law. This Agreement and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of law principles that would require the application of the law of another jurisdiction. Notwithstanding the foregoing, HAL Antillen may, at its sole discretion, elect to enforce the Mortgage and Deeds of Covenants with respect to any Buyer Party under the laws of the Bahamas or any other jurisdiction that may be applicable with respect to the Mortgages.

     18. Submission to Jurisdiction; Venue. Each Party submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing contained in this Section 18 shall be construed so as to prevent or limit HAL Antillen from taking any and all actions necessary to realize on any collateral under the Security Documents wherever such collateral may, from time to time, be located.

     19. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions, including the letter of intent, dated November 21, 2006, between Holland America Line Inc. and Ambassadors International, Inc. There are no third party beneficiaries having rights under or with respect to this Agreement.

     20. Assignment. This Agreement and HAL Antillen's rights hereunder may be assigned by HAL Antillen and its successors and assigns from time to time (a) to any Affiliate of HAL Antillen and (b) with Buyer's prior written consent (which will not be unreasonably withheld), to any other Person and any such assignee will be entitled to all of the rights, privileges and remedies granted in this Agreement to HAL Antillen. No Buyer Party may assign this Agreement or any of its rights under this Agreement, or delegate any of its duties or obligations under this Agreement.

     21. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     22. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors.

     23. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing Party will be entitled to reasonable attorneys' and experts' fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.

     24. Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     25. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."


                            [Signature page follows]

                     [Signature page to Security Agreement]

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


HAL ANTILLEN N.V.


By:   /s/ Stein Kruse
   ------------------------
Name: Stein Kruse
Title:
Proxyholder

                                        AMBASSADORS INTERNATIONAL CRUISE
                                        GROUP, LLC
                                        By:   Ambassadors International
                                              Marshall Islands, LLC, its Sole
                                              Member


                                        By:  /s/ Joseph G. McCarthy
                                           ---------------------------------
                                        Name:  Joseph G. McCarthy
                                        Title:  Vice President and Secretary

                                        WIND STAR SAIL CRUISES LIMITED

                                        By:   /s/ Joseph G. McCarthy
                                           ---------------------------------
                                        Name: Joseph G. McCarthy
                                             -------------------------------
                                        Title:      Vice President
                                              ------------------------------

                                        WIND STAR LIMITED

                                        By:   /s/ Joseph G. McCarthy
                                           ---------------------------------
                                        Name: Joseph G. McCarthy
                                             -------------------------------
                                        Title:      Vice President
                                              ------------------------------

                                        WIND SPIRIT LIMITED

                                        By:   /s/ Joseph G. McCarthy
                                           ---------------------------------
                                        Name: Joseph G. McCarthy
                                             -------------------------------
                                        Title:      Vice President
                                              ------------------------------

                                        DEGREES LIMITED

                                        By:   /s/ Joseph G. McCarthy
                                           ---------------------------------
                                        Name: Joseph G. McCarthy
                                             -------------------------------
                                        Title:      Vice President
                                              ------------------------------

                                  Schedule 2

                               Required Insurance



1. Hull and Machinery

Insurance to cover physical loss or damage to the vessel under the American Institute Hull Clauses for partial, constructive, and/or agreed total loss up to the agreed Insured Value.

Vessel                      Insured Value             Deductible
---------------------------------------------------------------------------
Wind Surf                    $44,000,000               $500,000
Wind Spirit                  $20,000,000               $500,000
Wind Star                    $20,000,000               $500,000
---------------------------------------------------------------------------

2. Increased Value of Hull and Machinery

As above, but only to pay in the event of a total, constructive, or agreed total loss up to the agreed Insured Value.

Vessel                      Insured Value             Deductible
---------------------------------------------------------------------------
Wind Surf                    $11,000,000                $0
Wind Spirit                   $5,000,000                $0
Wind Star                     $5,000,000                $0
---------------------------------------------------------------------------

3. War Risks Hull and Machinery and Protection and Indemnity War Risks

Insurance to cover physical loss or damage to the vessel in accordance with the Institute War Risks Hull Clauses up to the agreed Insured Value.

Vessel                   Insured Value             Deductible
---------------------------------------------------------------------------
Wind Surf                    $55,000,000               $500,000
Wind Spirit                  $25,000,000               $500,000
Wind Star                    $25,000,000               $500,000
---------------------------------------------------------------------------

4. Protection and Indemnity

Insurance to protect and indemnify for shipowner's legal liabilities in accordance with the insured vessel's Class 1 Terms of Entry in a shipowner's mutual protection and indemnity association. Deductible is $500,000 for any one accident.

Vessel          GRT            Built         Flag           Pax Capacity
---------------------------------------------------------------------------
Wind Surf       14,745         1989          Bahamas        312
Wind Spirit     5,736          1988          Bahamas        148
Wind Star       5,703          1986          Bahamas        148
---------------------------------------------------------------------------

5. Freight, Demurrage and Defence

Insurance to protect and indemnify shipowner's for costs in accordance with the insured vessel's Class 2 Terms of Entry in a shipowner's mutual freight, demurrage and defence association. Deductible is $10,000 for any one accident.

Vessel          GRT            Built         Flag           Pax Capacity
---------------------------------------------------------------------------
Wind Surf       14,745         1989          Bahamas        312
Wind Spirit     5,736          1988          Bahamas        148
Wind Star       5,703          1986          Bahamas        148
---------------------------------------------------------------------------

                             SECURED PROMISSORY NOTE

$60,000,000                                                        April 2, 2007

     FOR VALUE RECEIVED, the undersigned, Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Maker"), hereby unconditionally promises to pay to HAL Antillen N.V., a Netherlands Antilles corporation, or to its order ("Payee" and, together with Maker, the "Parties"), in lawful money of the United States of America, the principal sum of Sixty Million Dollars ($60,000,000), together with interest on the unpaid principal balance from time to time outstanding, from the date hereof until the principal balance is paid in full, at a rate of 7.0% per annum. Interest will be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

     This Note has been executed and delivered pursuant to the Purchase Agreement dated as of February 21, 2007 by and among Maker and Payee (the
"Purchase Agreement") that provides for the purchase of assets by Maker from Payee. Undefined capitalized terms herein are defined in the Purchase Agreement. The following security documents have been executed in connection with this Note (collectively, the "Security Documents"): (a) a pledge of certain assets of Maker as further set forth in a Pledge Agreement, dated as of the date hereof, between Maker and Payee (the "Pledge Agreement"); (b) a mortgage with respect to each of the Vessels, as further set forth in individual Mortgages (collectively, the "Mortgages") and Deeds of Covenants (collectively, the "Deeds of Covenants"), dated as of the date hereof, between Wind Star Limited, a Bahamas corporation, and Payee, and Wind Spirit Limited, a Bahamas corporation, and Payee, and Degrees Limited, a Bahamas corporation and Payee; (c) a security agreement, dated as of the date hereof, by and among Payee, Maker, Windstar Sail Cruises Limited, a Bahamas corporation, Wind Star Limited, Wind Spirit Limited and Degrees Limited (together with Wind Star Sail Cruises Limited, Wind Star Limited, and Wind Spirit Limited, the "Subsidiary Guarantors") (the "Security Agreement"); (d) a guarantee, dated as of the date hereof, by the Subsidiary Guarantors in favor of Payee (the "Subsidiary Guarantee"); and (e) a performance guarantee, dated as of the date hereof, by Ambassadors International, Inc. in favor of Payee (the "Performance Guarantee").

     1. Payments of Principal and Interest. The principal amount of this Note will be due and payable in quarterly installments in the amounts set forth on
Schedule 2 hereto, the first of which will be made on July 1, 2007 and the last of which will be made on April 1, 2017, as further set forth on Schedule 2 attached hereto (each such date being a "Payment Date"). Interest on this Note will be due and payable quarterly in arrears on each Payment Date, as further set forth on Schedule 2 attached hereto. Maker will have the right, at any time, to prepay all or any portion of the outstanding principal amount without premium or penalty, such prepayment to reduce pro rata any further obligation hereunder. All payments on this Note will be applied in the following order: first, to any fees and expenses due hereunder; second, to interest due on amounts in default; third, to interest due hereunder; and fourth, to principal due hereunder. Payments not made within five (5) days of a Payment Date will be subject to a late charge of 9% of the overdue payment (or if such 9% charge is not permitted by Law, the maximum amount permitted by Law).

     2. Manner of Payment. Principal, interest, and all other amounts due under this Note will be payable, in U.S. dollars, to Payee by wire transfer in immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment will be due on the next succeeding Business Day, and such extension of time will be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Washington are authorized or obligated by Law or executive order to close. All amounts due from Maker to Payee under this Note will be made without benefit of any setoff, counterclaim or other defense.

     3. Events of Default. The occurrence of any one or more of the events set forth on Schedule 1 attached hereto will constitute an event of default hereunder ("Event of Default").

     4. Notice; Remedies upon Events of Default. Maker will notify Payee in writing within two Business Days after the occurrence of any Event of Default. Upon the occurrence of an Event of Default, Payee may, at its option, (a) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable or
(b) exercise any and all rights and remedies available to it under Law and in equity or as set forth in the Security Agreement, Subsidiary Guarantee, Pledge Agreement, Mortgages, Deeds of Covenants and Performance Guarantee, including the right to collect from Maker all sums due under this Note. Payee will have full recourse against Maker, and will not be required to proceed against any collateral in the Event of a Default. Maker will pay all costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including reasonable attorneys' fees and experts' fees, costs and disbursements. Maker hereby, waives presentment, demand, protest and notice of dishonor and protest.

     5. Assignment. This Note and Payee's rights hereunder may be assigned by Payee and its successors and assigns from time to time (a) to any Affiliate of Payee and (b) with Maker's prior written consent (which will not be unreasonably withheld), to any other Person and any such assignee will be entitled to all of the rights, privileges and remedies granted in this Note to Payee. Maker will not assign this Note or any of Maker's rights hereunder or delegate any of its duties or obligations hereunder.

     6. Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Note are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. If the principal business, operations or a majority or substantial portion of the assets of Maker are assigned, conveyed, allocated or otherwise transferred, including, by sale, merger, consolidation, amalgamation, conversion or similar transactions, such receiving Person or Persons will automatically become bound by and subject to the provisions of this Note, and Maker will cause the receiving Person(s) to expressly assume its obligations hereunder.

     7. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing and delivered pursuant to Section 9 of the Security Agreement.

 8. Submission to Jurisdiction; Venue. Each Party submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing contained in this Section 8 shall be construed so as to prevent or limit Payee from taking any and all actions necessary to realize on any collateral under the Security Documents wherever such collateral may, from time to time, be located.

     9. Headings. The article and section headings contained in this Note are inserted for convenience only and will not affect in any way the meaning or interpretation of this Note.

     10. Governing Law. This Note and the performance of the obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of Law principles that would require the application of the Law of another jurisdiction. Notwithstanding the foregoing, Payee may, at its sole discretion, elect to enforce the Mortgages and Deeds of Covenants under the laws of the Bahamas or any other jurisdiction that may be applicable with respect to the Mortgages.

     11. Amendments and Waivers. No amendment, modification, replacement, termination, or cancellation of any provision of this Note will be valid unless it is in writing and signed by each Party. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     12. Construction. The Parties have participated jointly in the negotiation and drafting of this Note. If an ambiguity or question of intent or interpretation arises, this Note will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Note. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."

     13. Remedies. Except as expressly provided herein, the rights, obligations and remedies created by this Note are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity or under the Pledge Agreement, Mortgages, Deeds of Covenants, Security Agreement, Subsidiary Guarantee, and Performance Guarantee. Except as expressly provided herein, nothing herein will be considered an election of remedies.

                            [Signature page follows]

      IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

                                    AMBASSADORS INTERNATIONAL CRUISE GROUP, LLC
                                    By:   Ambassadors International Marshall
                                          Islands, LLC,its Sole Member

                                    By: /s/ David Giersdorf
                                        ---------------------------------------
                                        Name:  David Giersdorf
                                               --------------------------------
                                        Title: President
                                               --------------------------------




                 [Signature Page to Secured Promissory Note]

                                   Schedule 2

                                    Payments



Compound Period:          Quarterly

Nominal Annual Rate:      7.000%


CASH FLOW DATA
--------------------------------------------------------------------------------
           Event       Date          Amount      Number   Period        End Date
--------------------------------------------------------------------------------
         1  Loan       4/1/2007  60,000,000.00      1
         2  Payment    7/1/2007   2,098,325.46     40     Quarterly     4/1/2017

AMORTIZATION SCHEDULE - Normal Amortization

              Date        Payment       Interest      Principal      Balance
----------- ---------- ------------ -------------- -------------- --------------
      Loan   4/1/2007                                              60,000,000.00
         1   7/1/2007  2,098,325.46   1,050,000.00  1,048,325.46   58,951,674.54
         2  10/1/2007  2,098,325.46   1,031,654.30  1,066,671.16   57,885,003.38
2007 Totals            4,196,650.92   2,081,654.30  2,114,996.62

         3   1/1/2008  2,098,325.46   1,012,987.56  1,085,337.90   56,799,665.48
         4   4/1/2008  2,098,325.46     993,994.15  1,104,331.31   55,695,334.17
         5   7/1/2008  2,098,325.46     974,668.35  1,123,657.11   54,571,677.06
         6  10/1/2008  2,098,325.46     955,004.35  1,143,321.11   53,428,355.95
2008 Totals            8,393,301.84   3,936,654.41  4,456,647.43

         7   1/1/2009  2,098,325.46     934,996.23  1,163,329.23   52,265,026.72
         8   4/1/2009  2,098,325.46     914,637.97  1,183,687.49   51,081,339.23
         9   7/1/2009  2,098,325.46     893,923.44  1,204,402.02   49,876,937.21
        10  10/1/2009  2,098,325.46     872,846.40  1,225,479.06   48,651,458.15
2009 Totals            8,393,301.84   3,616,404.04  4,776,897.80

        11   1/1/2010  2,098,325.46     851,400.52  1,246,924.94   47,404,533.21
        12   4/1/2010  2,098,325.46     829,579.33  1,268,746.13   46,135,787.08
        13   7/1/2010  2,098,325.46     807,376.27  1,290,949.19   44,844,837.89
        14  10/1/2010  2,098,325.46     784,784.66  1,313,540.80   43,531,297.09
2010 Totals            8,393,301.84   3,273,140.78  5,120,161.06

        15   1/1/2011  2,098,325.46     761,797.70  1,336,527.76   42,194,769.33
        16   4/1/2011  2,098,325.46     738,408.46  1,359,917.00   40,834,852.33
        17   7/1/2011  2,098,325.46     714,609.92  1,383,715.54   39,451,136.79
        18  10/1/2011  2,098,325.46     690,394.89  1,407,930.57   38,043,206.22
2011 Totals            8,393,301.84   2,905,210.97  5,488,090.87

        19   1/1/2012  2,098,325.46     665,756.11  1,432,569.35   36,610,636.87
        20   4/1/2012  2,098,325.46     640,686.15  1,457,639.31   35,152,997.56
        21   7/1/2012  2,098,325.46     615,177.46  1,483,148.00   33,669,849.56
        22  10/1/2012  2,098,325.46     589,222.37  1,509,103.09   32,160,746.47
2012 Totals            8,393,301.84   2,510,842.09  5,882,459.75

        23   1/1/2013  2,098,325.46     562,813.06  1,535,512.40   30,625,234.07
        24   4/1/2013  2,098,325.46     535,941.60  1,562,383.86   29,062,850.21
        25   7/1/2013  2,098,325.46     508,599.88  1,589,725.58   27,473,124.63
        26  10/1/2013  2,098,325.46     480,779.68  1,617,545.78   25,855,578.85
2013 Totals            8,393,301.84   2,088,134.22  6,305,167.62

        27   1/1/2014  2,098,325.46     452,472.63  1,645,852.83   24,209,726.02
        28   4/1/2014  2,098,325.46     423,670.21  1,674,655.25   22,535,070.77
        29   7/1/2014  2,098,325.46     394,363.74  1,703,961.72   20,831,109.05
        30  10/1/2014  2,098,325.46     364,544.41  1,733,781.05   19,097,328.00
2014 Totals            8,393,301.84   1,635,050.99  6,758,250.85

        31   1/1/2015  2,098,325.46     334,203.24  1,764,122.22   17,333,205.78
        32   4/1/2015  2,098,325.46     303,331.10  1,794,994.36   15,538,211.42
        33   7/1/2015  2,098,325.46     271,918.70  1,826,406.76   13,711,804.66
        34  10/1/2015  2,098,325.46     239,956.58  1,858,368.88   11,853,435.78
2015 Totals            8,393,301.84   1,149,409.62  7,243,892.22

        35   1/1/2016  2,098,325.46     207,435.13  1,890,890.33    9,962,545.45
        36   4/1/2016  2,098,325.46     174,344.55  1,923,980.91    8,038,564.54
        37   7/1/2016  2,098,325.46     140,674.88  1,957,650.58    6,080,913.96
        38  10/1/2016  2,098,325.46     106,415.99  1,991,909.47    4,089,004.49
2016 Totals            8,393,301.84     628,870.55  7,764,431.29

        39   1/1/2017  2,098,325.46      71,557.58  2,026,767.88    2,062,236.61
        40   4/1/2017  2,098,325.46      36,088.85  2,062,236.61            0.00
2017 Totals            4,196,650.92     107,646.43  4,089,004.49

Grand Totals          83,933,018.40  23,933,018.40 60,000,000.00

Last interest amount decreased by 0.29 due to rounding.

                                DEED OF COVENANTS
                           TO ACCOMPANY FIRST PRIORITY
                          STATUTORY MORTGAGE OF A SHIP
                                 M/S WIND SPIRIT
                                   executed by

                              WIND SPIRIT LIMITED,
                                                               as Shipowner
                                   in favor of

                   HAL ANTILLEN N.V., AS TRUSTEE AND MORTGAGEE

                                  APRIL 2, 2007

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE 1 COVENANTS OF SHIPOWNER...............................................3

   Section 1.1        Performance of Obligations/Valid Mortgage................3
   Section 1.2        Vessel Documentation.  ..................................3
   Section 1.3        Representations and Warranties...........................4
   Section 1.4        Notice of Mortgage.......................................4
   Section 1.5        Discharge of Security Interests..........................4
   Section 1.6        Maintenance and Operation of Vessel......................5
   Section 1.7        Location of Vessel.......................................6
   Section 1.8        Insurances...............................................6
   Section 1.9        No Set-Off or Tax Deduction..............................7

ARTICLE 2 EVENTS OF DEFAULT AND REMEDIES.......................................7

   Section 2.1        Events of Default........................................7
   Section 2.2        Consequences of Default..................................8
   Section 2.3        Sale of Vessel...........................................9
   Section 2.4        Conveyance..............................................10
   Section 2.5        Receiver/Manager........................................10
   Section 2.6        Expenses................................................11
   Section 2.7        Cumulative Rights, Powers and Remedies..................11
   Section 2.8        Application of Proceeds.................................12
   Section 2.9        Possession of Vessel....................................13
   Section 2.10       No Requirement to Commence Proceedings
                      Against Shipowner.......................................13
   Section 2.11       Application of Sums Received or Recovered...............13
   Section 2.12       Rights Regarding Security Interests.....................13

ARTICLE 3 SUNDRY PROVISIONS...................................................13

   Section 3.1        Currency................................................13
   Section 3.2        Amendments..............................................13
   Section 3.3        Successors and Assigns..................................13
   Section 3.4        Reimbursement...........................................14
   Section 3.5        Notices.................................................14
   Section 3.6        Agents..................................................15
   Section 3.7        Discharge of Mortgage...................................15
   Section 3.8        No Liability of Lender or Receiver......................15
   Section 3.9        Further Assurances......................................15
   Section 3.10       Power of Attorney.......................................17
   Section 3.11       Governing Law...........................................17
   Section 3.12       Consent to Jurisdiction/Agent for Service of Process....17
   Section 3.13       Waiver of Jury Trial....................................17
   Section 3.14       Recorded Amount.........................................17
   Section 3.15       No Waiver of Preferred Status...........................18
   Section 3.16       Counterparts............................................18
   Section 3.17       Exhibits................................................18
   Section 3.18       Captions................................................18

Schedule 1        Events of Default

Schedule 2        Required Insurance

Schedule 3        Defined Terms Used in the Deed

Exhibit A         Promissory Note

     This Deed of Covenants (as amended or supplemented from time to time, the "Deed") is made the 2nd day of April, 2007, from Wind Spirit Limited, a Bahamian corporation (the "Shipowner"), to HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Mortgagee," which expression shall include its successors and assigns).

                            W I T N E S S E T H That:

     1. Shipowner is the absolute owner of 64/64ths shares of and in the Bahamian flag vessel M/S Wind Spirt, registered in the name of Shipowner under the laws and flag of The Commonwealth of the Bahamas on April 13, 1988, built March 24, 1988 in Le Havre, France by Societe Nouvelle des Ateliers et Chantiers de Havre, having the following approximate dimensions and tonnages: length
111.74 meters, breadth 15.8 meters, depth 6.65 meters, gross tonnage 5,736, net tonnage 1,788, and more particularly described in Certificate of Registration with Official Number 711121 and with International Code Signal C6CY9, and home port of Nassau, Bahamas, which together with all shares and interest therein and the engines, machinery, boats, tackle, outfits, spare gear, fuels, consumable and other stores, belongings and appurtenances, whether on board or ashore, now owner or hereafter acquired, including those which may hereafter be put on board or become appurtenant to or intended to be used for the said vessel if on shore, is hereinafter referred to as the "Vessel."

     2. Pursuant to a Purchase Agreement, dated as of February 21, 2007 between Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), Buyer purchased from Mortgagee certain shares and assets, which indirectly included the Vessel. As partial payment of the purchase price under the Purchase Agreement, Buyer delivered to Mortgagee a promissory note, executed by Buyer in favor of Mortgagee (the "Note"), in the principal amount of Sixty Million United States Dollars (the "Loan"). A copy of the form of the Note is attached hereto and incorporated herein as Exhibit A.

3. To provide Mortgagee with security in connection with the execution and delivery of the Note, contemporaneously with the execution of this Deed there has been executed (a) a Performance Guarantee by Ambassadors International, Inc. in favor of Mortgagee (the "Parent Guarantee"), (b) a Guarantee by Shipowner and certain other subsidiaries of Buyer in favor of Mortgagee guaranteeing Buyer's obligations under the Note (the "Subsidiary Guarantee"), (c) a Security Agreement among Buyer, Shipowner, Mortgagee, Wind Star Limited, Degrees Limited and Windstar Sail Cruises Limited (the "Security Agreement"), (d) a Pledge Agreement between Buyer and Mortgagee pursuant to which Buyer has pledged certain shares to Mortgagee (the "Pledge Agreement"), and (e) a First Priority Statutory Bahamian Mortgage (to secure an account current) by Shipowner in favor of Mortgagee (the "Statutory Mortgage") constituting a first preferred mortgage of 64/64th shares in the said Vessel, and Shipowner has agreed to execute this Deed collateral thereto and to the security thereby created.

     4. Immediately after executing and delivering the Statutory Mortgage and this Deed, Shipowner will have sufficient assets and remain able to pay its debts as they come due.

     5. In order to secure the prompt and due payment to Mortgagee of Shipowner's obligations pursuant to the Subsidiary Guarantee and any and all other sums which may be or become due to Mortgagee by Shipowner under or pursuant to the Security Documents and any other security document and also to secure the exact performance and observance and compliance with all and any of the covenants and agreements and terms and conditions contained in the Security Documents and in the other security documents that are applicable to Shipowner, Shipowner has duly authorized the execution and delivery of this Deed and the Statutory Mortgage in favor of Mortgagee under and pursuant to the laws of the Commonwealth of the Bahamas.

     NOW THIS DEED WITNESSETH AS FOLLOWS:

     IN CONSIDERATION of the premises, the Loan and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, SHIPOWNER HEREBY COVENANTS with Mortgagee to satisfy its obligations under the Subsidiary Guarantee and to pay each and every sum of money that may be or become owing to Mortgagee from Shipowner under the terms of the Security Documents to which it is a party or any of them at the time and in the manner specified therein, such amounts together hereinafter referred to as the "Obligations."

     Shipowner agrees to pay all other sums comprising the Obligations in accordance with the terms, conditions and provisions in the Security Documents and to perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied herein and in the Security Documents.

     Shipowner shall also pay to Mortgagee upon Mortgagee's first written demand all stamp duties, registration and/or recording fees and charges for certificates incurred by Mortgagee in connection with the registration of this Deed and the Statutory Mortgage and all other claims, expenses, costs, payments, disbursements, losses, damages or liabilities which may be incurred by Mortgagee by reason of the covenants and conditions applicable to Shipowner contained in the Security Documents, together with interest thereon as herein or therein provided, and confirms that such obligations are secured by this Deed and the Statutory Mortgage.

     By way of security for payment of the Obligations, SHIPOWNER HEREBY MORTGAGES, CHARGES, GRANTS, CONVEYS, PLEDGES, ASSIGNS, TRANSFERS, SETS OVER AND CONFIRMS the whole of the Vessel unto Mortgagee and its successors and permitted assigns, together with all of Shipowner's right, title and interest in and to the boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, nets, chains, cables, tackle, apparel, furniture, fittings, navigation equipment, propulsion equipment, fuel, lubricating and other oils, consumables and other stores and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid and including Shipowner's rights under any leases and charters in connection therewith, all of which property shall be deemed to be included in the term "Vessel" as used in this Deed, which Shipowner hereby warrants to be free at the date hereof from any other charge or encumbrance whatsoever (other than charges or encumbrances in existence immediately prior to the Closing (as defined in the Purchase Agreement)).

     Shipowner hereby covenants that the security created by this Deed and the Statutory Mortgage shall be held by Mortgagee as continuing security, and that the security so created shall not be satisfied by any intermediate payment of any part of the Obligations.

     Upon the Obligations having been unconditionally and irrevocably paid and discharged in full, and following a written request therefore from Shipowner, Mortgagee will release the security created by the Statutory Mortgage and this Deed.

     As further security for the satisfaction of the Obligations, Shipowner does also grant, convey, mortgage, pledge, assign, transfer, set over and confirm to Mortgagee absolutely all rights and interests of every kind which now or at any later time it has to, or in connection with, the Insurances and Requisition Compensation (as such terms are hereafter defined).

     It is hereby  covenanted,  declared  and  agreed  that the  property  above
described  is  to  be  held  subject  to  the  further  covenants,   conditions,
provisions, terms and uses hereinafter set forth.

     Without prejudice to the provisions of Section 36 of the Merchant Shipping Act 1976, Shipowner shall remain liable to fulfill all obligations assumed by it in relation to the Vessel and Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by Shipowner to perform its obligations in respect thereof.

                                   ARTICLE 1
                             COVENANTS OF SHIPOWNER

     Shipowner covenants and agrees with Mortgagee as follows:

     Section 1.1 Performance of Obligations/Valid Mortgage. In consideration of Mortgagee's agreement to accept the Note, as guaranteed by the Subsidiary Guarantee, as partial payment of the purchase price under the Purchase Agreement, and in recognition of the fact that Shipowner, as a wholly-owned subsidiary of Buyer after the transactions contemplated by the Purchase Agreement, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and Mortgagee's agreement to accept the Note as partial payment of the purchase price thereunder,, Shipowner hereby covenants to observe, perform and comply with each and every one of the covenants, terms and conditions in the Security Documents on its part to be observed, performed or complied with. Shipowner will execute and deliver all other documents and take all other actions Mortgagee reasonably deems necessary in order to establish, perfect and maintain the Statutory Mortgage and this Deed as a valid, enforceable, and duly perfected preferred mortgage upon the Vessel and upon all renewals, improvements and replacements made in or to the same. Shipowner shall remain liable to perform all its respective obligations connected with the Vessel, it being agreed that Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel except to the extent expressly provided herein.

     Section 1.2 Vessel Documentation. Shipowner covenants that it will keep the Vessel documented in its name as a Bahamian ship and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled; provided, however, Shipowner may change the Flag State authority for the Vessel from the Bahamas to the Marshall Islands or any other comparable jurisdiction that affords Shipowner the appropriate rights to operate in the ordinary course of business and otherwise in compliance with the Security Documents so long as Shipowner (i) provides prior written notice to Mortgagee, (ii) pays for any expenses related to any necessary changes in the Security Documents or re-registration or filing thereof resulting from such change of jurisdiction as determined by Mortgagee, and (iii) such does not impair or otherwise adversely impact the rights of Mortgagee under any of the Security Documents, the interest of Mortgagee in the Vessel or any other collateral provided under any of the Security Documents, or the obligations of Shipowner under any Security Document, and, if the jurisdiction of incorporation is so changed, Shipowner covenants that it will keep the Vessel documented in its name as a ship under the laws of such new Flag State and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled. Likewise, Shipowner shall not change the Classification Society for the Vessel without consent of Mortgagee, which consent shall not be unreasonably withheld.

     Section 1.3 Representations and Warranties. Shipowner represents and warrants that it lawfully owns and is lawfully possessed of the Vessel free from all Security Interests (other than Security Interests in existence immediately prior to the Closing (as defined in the Purchase Agreement)) including, without limitation, claims of or liability to possession, forfeiture or penalty, except
(i) the lien of the Statutory Mortgage and this Deed, and (ii) Permitted Liens. Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

     Section 1.4 Notice of Mortgage. Shipowner will place, and at all times will retain, a properly certified copy of the Statutory Mortgage and a duly certified copy of this Deed on board the Vessel with her papers and will cause the same and all such papers to be exhibited to any and all persons having business therewith which might give rise to any Security Interest thereon other than Permitted Liens, and to any representative of Mortgagee; and will place and keep prominently displayed in the navigation room and in the Master's cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, and reading as follows:

          NOTICE OF MORTGAGE

          This Vessel is owned by Wind Spirit Limited, a Bahamian corporation, and is subject to a Statutory Mortgage and Deed of Covenants collateral thereto in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation, under the laws of the Commonwealth of the Bahamas, as Mortgagee. Under the terms of said Mortgage and Deed, neither the owner, any charterer, the Master of this Vessel, any operator nor any other person has the right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens expressly permitted thereby.

     Section 1.5 Discharge of Security Interests. Except for the lien of the Statutory Mortgage, this Deed and Permitted Liens, Shipowner will not create or suffer to be continued any Security Interest on the Vessel and will cause the Vessel to be released or discharged from each such Security Interest. If the Vessel is attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, Shipowner will promptly notify Mortgagee thereof and will, within twenty-one
(21) days of said event, cause the Vessel to be released and all such Security Interests to be discharged. Notwithstanding the above, no Security Interest need be discharged if (i) Shipowner is contesting such Security Interest in good faith through appropriate proceedings and (ii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under the Statutory Mortgage and this Deed.

     Section 1.6 Maintenance and Operation of Vessel. Shipowner covenants and agrees to:

          (a) maintain the Vessel adequately and so that it is suitable for use in its business as presently conducted in all material respects, ordinary wear and tear and depreciation excepted;

          (b) maintain the Vessel, fair wear and tear excepted, free of any conditions or recommendations by the classification society in which it is entered, free of material average damage affecting class, with all class and trading certificates, national and international, clean and valid without condition by class and with the Vessel's hull surveys and continuous machinery survey cycles up to date;

          (c) maintain the Vessel such that it conforms with then-existing requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international rules, regulations, requirements, treaties and conventions which are required to be complied with or observed by the Vessel in order to allow the Vessel to operate in its business as presently conducted, provided that the foregoing shall not be construed to require Shipowner to cause the Vessel to comply with any such requirements that are retroactive in effect and that require a material modification to the Vessel, and notify Mortgagee forthwith of any circumstances which indicate that any of the licenses, permissions, authorizations and consents relating to the foregoing may be revoked or may not be renewed, in whole or in part, in the ordinary course of events;

          (d) notify Mortgagee forthwith of any receipt of any notice from any Governmental Body regarding impending rules, regulations or requirements that would prevent the Vessel from operating in its business as presently conducted in any material respect;

          (e) not employ the Vessel in any trade or business which is unlawful under the Laws of any relevant jurisdiction or in carrying illicit or prohibited goods, in each case to the extent such use has or could have a continuing material adverse effect on the Shipowner or in any manner whatsoever which may render it liable to destruction, seizure or confiscation; and

          (f) notify Mortgagee forthwith of:

               (i) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

               (ii) any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her Insurances or any requisition of the Vessel; and

               (iii) any material Environmental Incident occurring.

     Section 1.7 Location of Vessel. Without limiting the right of Shipowner to perform work on the Vessel in accordance with the requirements of the Statutory Mortgage and this Deed, the Vessel shall not be (a) deactivated or laid up without the consent of Mortgagee which consent shall not be withheld so long as the Vessel is in a port or place located in a jurisdiction where Mortgagee's rights hereunder or any of Mortgagee's rights as a mortgagee of the Vessel under applicable law are not impaired or restricted and Shipowner is taking reasonable steps to secure and otherwise protect the condition of the Vessel, or (b) abandoned.

     Section 1.8 Insurances.

          (a) Shipowner will maintain, with financially sound and reputable insurers, brokers, underwriters, funds, mutual insurance associations and clubs, Insurances against such casualties and contingencies and of such types and in such amounts as set forth on Schedule 2 ("Required Insurances").

          (b) All Insurances other than protection and indemnity insurance shall be taken out in the names of Shipowner and Mortgagee as an additional assured and a loss payee as their respective interests may appear. The interest of Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances by means of a loss payable clause and a notice of assignment (signed by Shipowner) each in such form as shall from time to time be reasonably approved in writing by Mortgagee. The policies or certificates shall provide that there shall be no recourse against Mortgagee for payment of premiums, contributions or calls; and all insurance shall provide for at least ten (10) days' prior notice to be given to Mortgagee by the underwriters or other insurance providers in event of cancellation or any material change in coverage. Shipowner shall pay all premiums, calls, contributions or other sums owing on such insurance before they become delinquent and shall produce all relevant receipts when so required by Mortgagee.

          (c) In the event that any of the Required Insurances have not been obtained at least thirty (30) days prior to the expiration date of the then existing policy or are at any time not in effect as required hereunder, Shipowner shall immediately notify Shipowner. If thereafter Shipowner fails to secure such Required Insurances prior to the expiration date of the then existing policy, Mortgagee may obtain the same, and the expense thereof shall be paid forthwith to Mortgagee after notice of such expense has been given and, together with interest thereon at the Default Rate, shall be added to the sums secured hereby as of the date notice is given that such expense has been incurred.

          (d) Shipowner shall, upon request, authorize the brokers to provide Mortgagee with all such information that is available to them regarding the Insurances as Mortgagee may reasonably require. Shipowner shall, upon request from Mortgagee, ensure that the brokers furnish Mortgagee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Mortgagee.

          (e) All hull and machinery and mortgagee's interest insurance policies or certificates shall provide that losses thereunder shall be payable to Mortgagee in accordance with this Deed in the event of a Total Loss. In the event of a Total Loss, Mortgagee shall be entitled to the lesser of (i) the Specified Amount and (ii) all amounts payable therefor from the Insurances. Shipowner shall not, without the prior written consent of Mortgagee (not to be unreasonably withheld), settle, compromise or abandon any claim under the Insurances for a Total Loss.

          (f) Shipowner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be invalidated, voided, suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with insurance required by this Deed for such voyage or the carriage of such cargo.

     Section 1.9 No Set-Off or Tax Deduction.

          (a) All amounts due from Shipowner under the Security Documents shall be paid (i) without any form of set-off, counterclaim, cross-claim or condition, and (ii) free and clear of any tax deduction except a tax deduction which Shipowner is required by law to make. In this Section, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

          (b) If Shipowner is required by law to make a tax deduction from any payment:

               (i) it shall notify Mortgagee as soon as it becomes aware of the requirement; and

               (ii) it shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises.

          (c) If requested by Mortgagee, within one (1) month after making the payment referred to in (b)(ii) above in this Section, Shipowner shall deliver to Mortgagee documentary evidence satisfactory to Mortgagee that the tax concerned has been paid to the appropriate taxation authority.

                                   ARTICLE 2
                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) any event set forth on Schedule 1 hereto; or

          (b) this Deed and the Statutory Mortgage or any material provision hereof or thereof shall be deemed invalidated in whole or in part by any present or future law of the Bahamas or decision of any competent court; provided that if it is possible to reinstate this Deed and the Statutory Mortgage or any material provision hereof or thereof that is deemed invalidated by moving this Deed and the Statutory Mortgage to another jurisdiction or by taking any other action, in each case that will not result in unreasonable delay or expense, Shipowner and Mortgagee will take all further action required to do so, and no Event of Default shall be deemed to have occurred.

     Section 2.2 Consequences of Default. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter Mortgagee may exercise all rights, powers, privileges and remedies hereunder or otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise (including, without limitation, the exercise of all powers possessed by it as mortgagee, chargee and assignee of the Vessel, Insurances and Requisition Compensation conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of Shipowner, the Vessel, the Insurances or Requisition Compensation), and without limiting the foregoing, Mortgagee shall have the right to:

          (a) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the Bahamas or of any other jurisdiction where the Vessel may be found;

          (b) bring suit at law, in equity or in admiralty, as it may deem advisable, to recover judgment for any and all amounts due under the Obligations, or otherwise hereunder, and collect the same out of any and all property of Shipowner whether covered by the Statutory Mortgage and this Deed or not;

          (c) take and enter into possession of the Vessel, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage remove the Vessel to any port or place selected by Mortgagee and Mortgagee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time Mortgagee avails itself of the right given to it to take the Vessel: (i) Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of Shipowner without charge, or to dock her at any other place at the cost and expense of Shipowner, and (ii) Mortgagee shall have the right to require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver to Mortgagee the Vessel as demanded; and Shipowner shall irrevocably instruct the Master of the Vessel so long as the Deed and the Statutory Mortgage are outstanding to deliver the Vessel to Mortgagee as demanded. To the extent permitted by law, Shipowner or any other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (e) below, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale;

          (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction, after publishing notice of such auction at least ten (10) days prior to such auction in a daily newspaper of general circulation published in New York City, with a copy sent to Shipowner on the day of publication, or by private contract, after giving ten
(10) days prior notice to the Shipowner, without legal process at any place in the world and upon such terms as Mortgagee may deem to be appropriate in order to satisfy the Obligations, with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction Mortgagee may become the purchaser and shall have the right to set off the purchase price against the Obligations;

          (e) sell the Vessel in compliance with applicable law at a properly conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner;

          (f) require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of Mortgagee;

          (g) collect, recover and give a good discharge for any monies or claims forming part of, or arising in relation to, the Vessel, the Insurances or the Requisition Compensation, and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

          (h) to take over or commence or defend (if necessary using the name of Shipowner) any claims or proceedings relating to, or affecting, the Vessel, the Insurances or the Requisition Compensation which Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and/or

          (i) to enter into any other transaction or arrangement of any kind not described above or to do anything in relation to the Vessel, the Insurances or the Requisition Compensation which Mortgagee acting reasonably may think fit.

Shipowner hereby waives presentment, demand, protest, notice of nonpayment, notice of dishonor or any other notice of any kind.

     Section 2.3 Sale of Vessel. A sale of the Vessel made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto and shall bar Shipowner its successors and assigns and all persons claiming by through or under them provided such sale is by auction and that nothing herein shall be deemed to derogate from Shipowner's duty to Mortgagee. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether Mortgagee's power of sale has arisen in the manner provided by the Deed and the Statutory Mortgage, whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder of the Obligations after allowing for the costs and expense of sale and other charges. Such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Obligations. At such sale, Mortgagee or any holder of the Obligations may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability.

     Section  2.4  Conveyance.  Upon  an  Event  of  Default,  Shipowner  hereby irrevocably appoints Mortgagee and its assigns as its true and lawful attorney-in-fact coupled with an interest with full power to act alone and with full power to execute and deliver to any purchaser aforesaid, and shall be vested with full power and authority to make, in the name and on behalf of Shipowner, good conveyance of the title to the Vessel to any person lawfully entitled to hold such title. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

     Section 2.5 Receiver/Manager. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver, to Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Deed or the Statutory Mortgage, Mortgagee shall be entitled as a matter of right to request a court of competent jurisdiction to appoint a Receiver of the Vessel. In the event of such appointment:

          (a) all liabilities, costs and other expenses reasonably incurred by the Receiver shall be for the account of Shipowner;

          (b) Mortgagee may exercise any of the powers conferred by this Deed or the Statutory Mortgage while a Receiver is in office and is acting;

          (c) an appointment of such Receiver shall be by action of such court;

          (d) the remuneration of such Receiver shall be fixed by such court;

          (e) to the fullest extent permitted by law, such Receiver shall be Shipowner's agent (in relation to Shipowner's rights and interests in the Vessel) provided that, unless such court provides otherwise, Shipowner shall be responsible, to the exclusion of any liability on the part of Mortgagee, for the Receiver's remuneration and for its contracts, acts and defaults both in its capacity and as Shipowner's agent;

          (f) the Receiver shall have all the powers conferred by Section 2.2 as if the reference to Mortgagee in Section 2.2 were a reference to the Receiver;

          (g) Shipowner irrevocably and by way of security irrevocably appoints such Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which such Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of its powers;

          (h) if approved by such court, such Receiver may delegate to any person or persons any of the powers (including any discretionary authority) conferred on it and may do so on terms authorizing successive sub-delegations;

          (i) in the case of joint Receivers any of the powers (including any discretionary authority) conferred by such court or this Deed or the Statutory Mortgage or by general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

          (j) if approved by such court, Mortgagee may remove such Receiver, with or without appointing another Receiver. Such a removal may be effected by a document signed by any of Mortgagee's officers;

          (k) if approved by such court, Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

          (l) such Receiver shall account to the court for any monies received by it and, with the approval of the court, shall be entitled to retain out of any such monies received by it such amounts in respect of its expenses (or to cover estimated future expenses) as is approved by such court.

     Section 2.6 Expenses. Shipowner covenants that upon the occurrence of any Event of Default that is continuing, then, upon written demand of Mortgagee, Shipowner will pay to Mortgagee the whole amount due and payable on the Obligations; and in case Shipowner shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with the reasonable costs and expenses of collection, including a reasonable compensation to the attorneys of Mortgagee plus any necessary advances, expenses and liabilities made or incurred by them. All monies collected by Mortgagee under this Section 2.6 shall be applied by Mortgagee in accordance with the provisions of Section 2.8 hereof.

     Section 2.7 Cumulative Rights, Powers and Remedies. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, or by contract (including without limitation under the other Security Documents), and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee or by the holder of the Obligations in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any part of the Obligations maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

     Section 2.8 Application of Proceeds. The proceeds of any sale of the Vessel made either under the power of sale hereby granted to Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Deed and the Statutory Mortgage or for the enforcement of any remedy granted to Mortgagee hereunder, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Deed or the Statutory Mortgage or in any proceedings hereunder or thereunder, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

          FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of its rights, powers, and privileges or the pursuance of its remedies, with interest thereon at the Default Rate;

          SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of the Statutory Mortgage and this Deed;

          THIRD: To the payment of interest on the Loan;

          FOURTH: To the payment of principal on the Loan;

          FIFTH: To the payment of the other Obligations and all other sums evidenced or secured hereby from time to time and not already paid pursuant to the foregoing subsection, whether due or not, owed to Mortgagee, together with interest thereon at the Default Rate;

          SIXTH: To the payment of all amounts secured by means of preferred mortgage or other Security Interests in and to the Vessel in favor of Mortgagee that is or are junior in priority to this Deed and the Statutory Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, at Mortgagee's sole option to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

          SEVENTH: To the payment of any surplus thereafter remaining to Mortgagee.

     Section 2.9 Possession of Vessel. Until the occurrence of any Event of Default that is continuing, Shipowner shall be suffered and permitted to retain actual possession and use of the Vessel.

     Section 2.10 No Requirement to Commence Proceedings Against Shipowner. Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, any other agreement or by law before commencing proceedings under, or enforcing any Security Interest created by, the Statutory Mortgage and this Deed.

     Section 2.11 Application of Sums Received or Recovered. At any time following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to apply and reapply any sum received or recovered from Shipowner under or by virtue of the Statutory Mortgage or this Deed or any Security Interest connected with it and provide notice to Shipowner of such application or reapplication and cause to be applied (subject to collection) the balance from time to time outstanding to the payment of the Obligations in the manner specified in Section 2.8 hereof.

     Section 2.12 Rights Regarding Security Interests. Upon any unreasonable delay by Shipowner to act promptly and appropriately with respect to any alleged Security Interest pursuant to Section 1.5, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court or tribunal of any jurisdiction where an action is pending against the Vessel because of or on account of any alleged Security Interest thereon from which Vessel has not been so released and to take such actions as Mortgagee may deem appropriate to defend such action, to purchase or discharge such alleged Security Interest or to release the Vessel, including, without limitation, posting adequate security therefor. Shipowner shall reimburse Mortgagee for all reasonable expenses incurred by Mortgagee for such defense, purchase or discharge, and any such amounts to which Mortgagee is entitled to reimbursement from Shipowner shall be secured by the lien of the Statutory Mortgage and this Deed and shall bear interest at a rate per annum equal to the Default Rate.

                                   ARTICLE 3
                                SUNDRY PROVISIONS

     Section 3.1 Currency. Unless otherwise specifically stated, all references to Dollars in this Deed shall be deemed to refer to United States Dollars.

     Section 3.2 Amendments. No waiver, termination, amendment or other modification of any provision of the Statutory Mortgage or this Deed, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and Shipowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under the Statutory Mortgage and this Deed.

     Section 3.3 Successors and Assigns. All covenants, promises, stipulations and agreements of Shipowner in the Statutory Mortgage and this Deed shall bind Shipowner and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Mortgagee and its successors and permitted assigns and all persons claiming by, through or under it. Shipowner recognizes that Mortgagee may, consistent with applicable law, assign or otherwise transfer its rights under the Statutory Mortgage and/or this Deed. Any such assignment or transfer may be made (a) to or for the benefit of an affiliate of Mortgagee or (b) with Shipowner's prior written consent (which shall not be unreasonably withheld) to any other Person.

     Section 3.4 Reimbursement. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for Security Interests, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide, all to the extent provided for herein. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by the Statutory Mortgage and this Deed, and shall accrue interest at the Default Rate from the date of notice that such amount is due or is unpaid. Mortgagee, though privileged to do, shall be under no obligation to Shipowner to make any such expenditures, nor shall the making thereof relieve Shipowner of any default in that respect.

     Section 3.5 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Mortgagee:

               Holland America Line Inc.
               Attn:    General Counsel
               300 Elliott Avenue West
               Seattle, WA 98119-4199
               Tel:     (206) 286-3238
               Fax:     (206) 281-7110

          Copy (which will not constitute notice) to:

               Kirkpatrick & Lockhart Preston Gates Ellis LLP
               Attn:    David Tang
               925 Fourth Avenue, Suite 2900
               Seattle, Washington 98104
               Tel:     (206)623-7580
               Fax:     (206) 623-7022

          If to Shipowner:

               Ambassador International, Inc.
               Attn:    Joseph McCarthy
               1071 Camelback Street
               Newport Beach, CA 92660
               Tel:     (949) 759-5951
               Fax:     (949) 759-5970

          Copy (which will not constitute notice) to:

               Seward & Kissel LLP
               Attn:    Derick W. Betts
               One Battery Park Plaza
               New York, NY 10004
               Tel:     (212) 574-1200
               Fax:     (212) 484-8421

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     Section 3.6 Agents. Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee. Shipowner acknowledges that any such agent is the agent of Mortgagee entitled to act on behalf of Mortgagee.

     Section 3.7 Discharge of Mortgage. Mortgagee, upon payment of all principal and interest and of all sums otherwise due under the Security Documents, shall, at the expense of Shipowner, forthwith cause this Deed and the Statutory Mortgage to be discharged and transfer or release to Shipowner all insurance policies and other documents relating to the Vessel.

     Section 3.8 No Liability of Lender or Receiver. Absent gross negligence, neither Mortgagee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it under the Statutory Mortgage, this Deed or the Note or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

     Section 3.9 Further Assurances.

          (a) Shipowner shall execute and deliver to Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as Mortgagee may, in any particular case, reasonably specify, and/or shall effect any registration or notarization, give any notice or take any other step, which Mortgagee may, by notice to Shipowner, reasonably specify for any of the purposes described in Section 3.9(b) or for any similar or related purpose.

          (b) The purposes referred to in Section 3.9(a) are to:

               (i) validly and effectively to create the Security Interest and rights intended to be created by or pursuant to the Statutory Mortgage and this Deed;

               (ii) create a specific mortgage or assignment of any particular asset contemplated by the Statutory Mortgage and this Deed;

               (iii) protect the priority in any jurisdiction of any Security Interest which is created, or intended to be created, by or pursuant to the Statutory Mortgage and this Deed;

               (iv) during the continuance of an Event of Default, enable or assist Mortgagee or a Receiver to sell or otherwise deal with the Vessel, Insurances or Requisition Compensation, to transfer title to, or grant any interest or right relating to, the Vessel, Insurances or Requisition Compensation or otherwise to exercise, during the continuance of an Event of Default, any power or right which is referred to in Section 2.2; and

               (v) during the continuance of an Event of Default, enable or assist Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel, the Insurances or the Requisition Compensation in any country or under the law of any country, to the extent Mortgagee is entitled to do so pursuant to the terms of the Statutory Mortgage and this Deed.

          (c) Mortgagee may specify the terms of any document to be executed by Shipowner under this Section and those terms may include any covenants, powers and provisions consistent with the Statutory Mortgage and this Deed which Mortgagee reasonably considers appropriate to protect its or a Receiver's interests.

          (d) Shipowner shall comply with a notice under this Section by the date reasonably specified in the notice.

          (e) At the same time as Shipowner delivers to Mortgagee any document executed under this Section, Shipowner shall, if requested, also deliver to Mortgagee a certificate signed by the Secretary of Shipowner which shall:

               (i) set out the text of a resolution of Shipowner's directors specifically authorizing the execution of the document specified by Mortgagee; and

               (ii) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under Shipowner's articles of incorporation or other constitutional documents.

     Section 3.10 Power of Attorney. For the purpose of securing Mortgagee's interest in the Vessel, Insurances and Requisition Compensation and the due and punctual performance of its obligations to Mortgagee under the Statutory Mortgage, this Deed and the Note, Shipowner irrevocably and by way of security appoints Mortgagee its attorney, on behalf of Shipowner and in its name or otherwise, with full power of substitution, to execute, sign or deliver any document and do any act or thing which Shipowner is obliged to do under the Statutory Mortgage or this Deed, it being agreed that such power of attorney is coupled with an interest and shall only be operative during the continuance of an Event of Default.

     Section 3.11 Governing Law. The Statutory Mortgage and this Deed shall be governed by and construed in accordance with the laws of the Commonwealth of the Bahamas and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law. Nothing in this Section shall exclude or limit any right which Mortgagee may have with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

     Section 3.12 Consent to Jurisdiction/Agent for Service of Process. Shipowner hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to the Statutory Mortgage, this Deed or the Note and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Shipowner agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Mortgagee to bring any action or proceeding against Shipowner or its property in the courts of any other jurisdiction. Shipowner irrevocably appoints GTC Corporate Services Ltd., for the time being presently at Sassoon House, Shirley Street and Victoria Avenue, P.O. Box SS-5383, Nassau, Bahamas, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Deed, the Statutory Mortgage or the Note.

     Section 3.13 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DEED, THE STATUTORY MORTGAGE, THE NOTE OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 3.14 Recorded Amount. For the purposes of the recording this First Priority Statutory Mortgage under the law of the Bahamas, the total amount of this Deed and the Statutory Mortgage is Sixty Million United States Dollars (US$60,000,000), and interest and the performance of the Deed and Statutory Mortgage covenants; the maturity date is the 2nd day of April, 2017, and the discharge amount is the same as the total amount. It is not intended that this Deed and the Statutory Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in the provisions of the law of the Bahamas. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Deed and the Statutory Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

     Section 3.15 No Waiver of Preferred Status. No provision of this Deed and the Statutory Mortgage shall be deemed to be a stipulation that Mortgagee waives the priority status of the Statutory Mortgage given by the laws of the Bahamas. Any provision of this Mortgage which would otherwise constitute such a stipulation, to such extent, shall have no force or effect.

     Section 3.16 Counterparts. This Deed may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original will constitute but one and the same instrument.

     Section 3.17 Exhibits. All exhibits referred to herein are attached hereto and incorporated herein by this reference.

     Section 3.18 Captions. The captions of the articles and sections and subsections of this Deed are included for convenience of reference only, and shall not constitute a part of this Deed for any other purpose.




                            [Signature page follows]

     IN WITNESS WHEREOF, Shipowner has executed this Deed the 2nd day of April, 2007.

                                         Signed, Sealed and Delivered by
                                         WIND SPIRIT LIMITED


                                         By       /s/ David Giersdorf
                                                  ------------------------------
                                         Name     David Giersdorf_
                                                  ------------------------------
                                         Its      President
                                                  ------------------------------

                                         In the presence of:

                                                  /s/ Joseph G. McCarthy
                                                  ------------------------------
                                         Name     Joseph G. McCarthy
                                                  ------------------------------
                                         Its      Secretary
                                                  ------------------------------


EXHIBITS:

Exhibit A - Note


STATE OF Washington  )
                     )  ss.
COUNTY OF King       )

     On this 2nd day of April, 2007, before me, a Notary Public in and for the State of Washington, personally appeared David Giersdorf and Joseph McCarthy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the President and Secretary of Wind Spirit Limited, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                        /s/ Eva C. Jenner
                                        ----------------------------------------
                                        NOTARY PUBLIC in and for the State of
                                        Washington, residing at Seattle, WA
                                        My appointment expires 6/9/10

            Signature Page to Wind Spirit Limited Deed of Covenants

                                   SCHEDULE 2

                               REQUIRED INSURANCE



1.   Hull and Machinery

Insurance to cover physical loss or damage to the vessel under the American Institute Hull Clauses for partial, constructive, and/or agreed total loss up to the agreed Insured Value.

Vessel                            Insured Value                       Deductible
--------------------------------------------------------------------------------
Wind Surf                          $44,000,000                        $500,000
Wind Spirit                        $20,000,000                        $500,000
Wind Star                          $20,000,000                        $500,000

2.   Increased Value of Hull and Machinery

As above, but only to pay in the event of a total, constructive, or agreed total loss up to the agreed Insured Value.

Vessel                         Insured Value                         Deductible
--------------------------------------------------------------------------------
Wind Surf                      $11,000,000                              $0
Wind Spirit                    $5,000,000                               $0
Wind Star                      $5,000,000                               $0

3.   War Risks Hull and Machinery and Protection and Indemnity War Risks

Insurance to cover physical loss or damage to the vessel in accordance with the Institute War Risks Hull Clauses up to the agreed Insured Value.

Vessel                        Insured Value                          Deductible
--------------------------------------------------------------------------------
Wind Surf                     $55,000,000                            $500,000
Wind Spirit                   $25,000,000                            $500,000
Wind Star                     $25,000,000                            $500,000

4.   Protection and Indemnity

Insurance to protect and indemnify for shipowner's legal liabilities in accordance with the insured vessel's Class 1 Terms of Entry in a shipowner's mutual protection and indemnity association. Deductible is $500,000 for any one accident.

Vessel                GRT              Built           Flag        Pax Capacity
--------------------------------------------------------------------------------

Wind Surf            14,745            1989           Bahamas          312
Wind Spirit          5,736             1988           Bahamas          148
Wind Star            5,703             1986           Bahamas          148

5.   Freight, Demurrage and Defence

Insurance to protect and indemnify shipowner's for costs in accordance with the insured vessel's Class 2 Terms of Entry in a shipowner's mutual freight, demurrage and defence association. Deductible is $10,000 for any one accident.

Vessel                GRT              Built          Flag          Pax Capacity
--------------------------------------------------------------------------------

Wind Surf            14,745            1989           Bahamas           312
Wind Spirit          5,736             1988           Bahamas           148
Wind Star            5,703             1986           Bahamas           148

                                   SCHEDULE 3

                         DEFINED TERMS USED IN THE DEED



     In this Deed, unless the contrary intention appears:

     "Affiliate" means a person controlled by, controlling or under common control with another person with "control" for these purposes meaning ownership, beneficial or otherwise, of 51% or more of the voting or owner equity.

     "Asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

     "Company" includes, without limitation, any partnership, joint venture, corporation, sole proprietorship or unincorporated association.

     "Default Rate" means eleven percent (11%).

     "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident resulting from a collision between the Vessel and another vessel or some other incident of navigation or operation in which Environmentally Sensitive Material is released from a vessel other than the Vessel and , in either case, where the Vessel, Shipowner or the approved manager of the Vessel is at fault or otherwise liable (in whole or in part), or
(iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is arrested as a result and/or where Shipowner or the approved manager of the Vessel are at fault or otherwise liable.

     "Environmental Laws" means all laws relating to pollution, protection of the environment, prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters (including, without limitation, the United States Oil Pollution Act of 1990, the United States Clean Water Act and the United States Resource Conservation and Recovery Act).

     "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

     "Event of Default" shall have the meaning set forth on Schedule 1 attached hereto.

     "Expense" means any kind of cost, charge or expense (including all reasonable attorneys' fees, costs and expenses including at or before trial and on appeal) and any applicable value added, sales or other tax thereon.

     "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "Insurances" means all policies and contracts of insurance (which expression includes without limitation hull and machinery insurances and all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever in connection with the Vessel.

     "Law" includes all statutes, rules, regulations, treaties, requirements, conventions, directives, decisions and other pronouncements having the force of law of any governmental or other regulatory authority.

     "Liability" includes every kind of debt or liability, present or future, certain or contingent, whether incurred as principal, surety or otherwise.

         "Permitted Liens" means:

               (i) liens for crew wages (including wages of the Master) accrued for not more than thirty (30) days;

               (ii) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

               (iii) liens incurred in the ordinary course of trading the Vessel not exceeding $250,000 at any time outstanding;

               (iv) liens created by or through Mortgagee prior to the date of the Statutory Mortgage but only until such time as Mortgagee has discharged same;

               (v) liens to which Mortgagee has given its prior written consent;

               (vi) liens for tort claims covered by insurance, subject to applicable deductibles; and

               (vii) port, canal and other waterway dues and pilotage accrued for not more than thirty (30) days.

     "Person"   includes   any   individual,   company,   authority,   political
subdivision, international organization or other entity.

     "Protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amending Running Down Clause (I/ 1 0/7 1) or any equivalent provision.

     "Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Section 2.5.

     "Requisition Compensation" includes all moneys or other compensation payable by reason of requisition of title or other compulsory acquisition of title of the Vessel.

     "Security Documents" means the Note, this Deed, the Statutory Mortgage, the Subsidiary Guarantee, the Parent Guarantee, the Security Agreement and the Pledge Agreement.

     "Security Interest" means (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, encumbrance or any other security interest of any kind, maritime or non-maritime including, without limitation, claims of or liability to possession or forfeiture, or (b) the rights of the plaintiff under an action in rem in which the Vessel has been arrested or a writ has been issued or similar step taken.

         "Specified Amount" means a percentage of the then-outstanding principal amount plus accrued and unpaid interest due under the Note equal to 25% in the case of Wind Star, 25% in the case of Wind Spirit and 50% in the case of Wind Surf. If the Specified Amount is required to be calculated subsequent to a Total Loss of any of the foregoing vessels, the percentages applicable to the remaining vessels shall be proportionately increased.

     "Tax" includes any present or future tax, duty, impost, levy or charge or any kind which is imposed by any governmental authority and includes all related penalties, interest and fines.

     "Total Loss" means:

     (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

     (b) any expropriation, confiscation, requisition or compulsory acquisition of the Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding the final maturity of the Note, including any extension of such final maturity;

     (c) any arrest, capture, seizure, or detention of the Vessel (including any hijacking or theft) unless she is within 30 days (90 days in the case in hijacking or theft) redelivered to Shipowner's full control.

     "War risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (10/1/83).

                               DEED OF COVENANTS
                           TO ACCOMPANY FIRST PRIORITY
                          STATUTORY MORTGAGE OF A SHIP
                                  M/S WIND SURF
                                   executed by

                                DEGREES LIMITED,
                                                                    as Shipowner
                                   in favor of

                 HAL ANTILLEN N.V., AS TRUSTEE AND MORTGAGEE

                                  APRIL 2, 2007

                              TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 COVENANTS OF SHIPOWNER.............................................3

   Section 1.1 Performance of Obligations/Valid Mortgage.....................3
   Section 1.2 Vessel Documentation.  .......................................3
   Section 1.3 Representations and Warranties................................4
   Section 1.4 Notice of Mortgage............................................4
   Section 1.5 Discharge of Security Interests...............................4
   Section 1.6 Maintenance and Operation of Vessel...........................5
   Section 1.7 Location of Vessel............................................6
   Section 1.8 Insurances....................................................6
   Section 1.9 No Set-Off or Tax Deduction...................................7

ARTICLE 2 EVENTS OF DEFAULT AND REMEDIES.....................................7

   Section 2.1 Events of Default.............................................7
   Section 2.2 Consequences of Default.......................................8
   Section 2.3 Sale of Vessel................................................9
   Section 2.4 Conveyance...................................................10
   Section 2.5 Receiver/Manager.............................................10
   Section 2.6 Expenses.....................................................11
   Section 2.7 Cumulative Rights, Powers and Remedies.......................11
   Section 2.8 Application of Proceeds......................................12
   Section 2.9 Possession of Vessel.........................................13
   Section 2.10No Requirement to Commence Proceedings Against Shipowner.....13
   Section 2.11Application of Sums Received or Recovered....................13
   Section 2.12Rights Regarding Security Interests..........................13

ARTICLE 3 SUNDRY PROVISIONS.................................................13

   Section 3.1 Currency.....................................................13
   Section 3.2 Amendments...................................................13
   Section 3.3 Successors and Assigns.......................................13
   Section 3.4 Reimbursement................................................14
   Section 3.5 Notices......................................................14
   Section 3.6 Agents.......................................................15
   Section 3.7 Discharge of Mortgage........................................15
   Section 3.8 No Liability of Lender or Receiver...........................15
   Section 3.9 Further Assurances...........................................15
   Section 3.10Power of Attorney............................................17
   Section 3.11Governing Law................................................17
   Section 3.12Consent to Jurisdiction/Agent for Service of Process.........17
   Section 3.13Waiver of Jury Trial.........................................17
   Section 3.14Recorded Amount..............................................17
   Section 3.15No Waiver of Preferred Status................................18
   Section 3.16Counterparts.................................................18
   Section 3.17Exhibits.....................................................18
   Section 3.18Captions.....................................................18


Schedule 1  Events of Default

Schedule 2  Required Insurance

Schedule 3  Defined Terms Used in the Deed

Exhibit A   Promissory Note

     This Deed of Covenants (as amended or supplemented from time to time, the "Deed") is made the 2nd day of April, 2007, from Degrees Limited, a Bahamian corporation (the "Shipowner"), to HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Mortgagee," which expression shall include its successors and assigns).

                          W I T N E S S E T H That:

     1. Shipowner is the absolute owner of 64/64ths shares of and in the Bahamian flag vessel M/S Wind Surf, registered in the name of Shipowner under the laws and flag of The Commonwealth of the Bahamas on March 21, 2007, built December 27, 1989 in Le Havre, France by Societe Nouvelle des Ateliers et Chantiers de Havre, having the following approximate dimensions and tonnages: length 163.17 meters, breadth 20.00 meters, depth 10.90 meters, gross tonnage 14,745, net tonnage 5,056, and more particularly described in Certificate of Registration with Official Number 716016 and with International Code Signal C6IO6, and home port of Nassau, Bahamas, which together with all shares and interest therein and the engines, machinery, boats, tackle, outfits, spare gear, fuels, consumable and other stores, belongings and appurtenances, whether on board or ashore, now owner or hereafter acquired, including those which may hereafter be put on board or become appurtenant to or intended to be used for the said vessel if on shore, is hereinafter referred to as the "Vessel."

     2. Pursuant to a Purchase Agreement, dated as of February 21, 2007 between Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), Buyer purchased from Mortgagee certain shares and assets, which indirectly included the Vessel. As partial payment of the purchase price under the Purchase Agreement, Buyer delivered to Mortgagee a promissory note, executed by Buyer in favor of Mortgagee (the "Note"), in the principal amount of Sixty Million United States Dollars (the "Loan"). A copy of the form of the Note is attached hereto and incorporated herein as Exhibit A.

     3. T To provide Mortgagee with security in connection with the execution and delivery of the Note, contemporaneously with the execution of this Deed there has been executed (a) a Performance Guarantee by Ambassadors International, Inc. in favor of Mortgagee (the "Parent Guarantee"), (b) a Guarantee by Shipowner and certain other subsidiaries of Buyer in favor of Mortgagee guaranteeing Buyer's obligations under the Note (the "Subsidiary Guarantee"), (c) a Security Agreement among Buyer, Shipowner, Mortgagee, Wind Star Limited, Wind Spirit Limited and Windstar Sail Cruises Limited (the "Security Agreement"), (d) a Pledge Agreement between Buyer and Mortgagee pursuant to which Buyer has pledged certain shares to Mortgagee (the "Pledge Agreement"), and (e) a First Priority Statutory Bahamian Mortgage (to secure an account current) by Shipowner in favor of Mortgagee (the "Statutory Mortgage") constituting a first preferred mortgage of 64/64th shares in the said Vessel, and Shipowner has agreed to execute this Deed collateral thereto and to the security thereby created.

     4. Immediately after executing and delivering the Statutory Mortgage and this Deed, Shipowner will have sufficient assets and remain able to pay its debts as they come due.

     5. In order to secure the prompt and due payment to Mortgagee of Shipowner's obligations pursuant to the Subsidiary Guarantee and any and all other sums which may be or become due to Mortgagee by Shipowner under or pursuant to the Security Documents and any other security document and also to secure the exact performance and observance and compliance with all and any of the covenants and agreements and terms and conditions contained in the Security Documents and in the other security documents that are applicable to Shipowner, Shipowner has duly authorized the execution and delivery of this Deed and the Statutory Mortgage in favor of Mortgagee under and pursuant to the laws of the Commonwealth of the Bahamas.

      NOW THIS DEED WITNESSETH AS FOLLOWS:

     IN CONSIDERATION of the premises, the Loan and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, SHIPOWNER HEREBY COVENANTS with Mortgagee to satisfy its obligations under the Subsidiary Guarantee and to pay each and every sum of money that may be or become owing to Mortgagee from Shipowner under the terms of the Security Documents to which it is a party or any of them at the time and in the manner specified therein, such amounts together hereinafter referred to as the "Obligations."

     Shipowner agrees to pay all other sums comprising the Obligations in accordance with the terms, conditions and provisions in the Security Documents and to perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied herein and in the Security Documents.

     Shipowner shall also pay to Mortgagee upon Mortgagee's first written demand all stamp duties, registration and/or recording fees and charges for certificates incurred by Mortgagee in connection with the registration of this Deed and the Statutory Mortgage and all other claims, expenses, costs, payments, disbursements, losses, damages or liabilities which may be incurred by Mortgagee by reason of the covenants and conditions applicable to Shipowner contained in the Security Documents, together with interest thereon as herein or therein provided, and confirms that such obligations are secured by this Deed and the Statutory Mortgage.

     By way of security for payment of the Obligations, SHIPOWNER HEREBY MORTGAGES, CHARGES, GRANTS, CONVEYS, PLEDGES, ASSIGNS, TRANSFERS, SETS OVER AND CONFIRMS the whole of the Vessel unto Mortgagee and its successors and permitted assigns, together with all of Shipowner's right, title and interest in and to the boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, nets, chains, cables, tackle, apparel, furniture, fittings, navigation equipment, propulsion equipment, fuel, lubricating and other oils, consumables and other stores and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid and including Shipowner's rights under any leases and charters in connection therewith, all of which property shall be deemed to be included in the term "Vessel" as used in this Deed, which Shipowner hereby warrants to be free at the date hereof from any other charge or encumbrance whatsoever (other than charges or encumbrances in existence immediately prior to the Closing (as defined in the Purchase Agreement)).

     Shipowner hereby covenants that the security created by this Deed and the Statutory Mortgage shall be held by Mortgagee as continuing security, and that the security so created shall not be satisfied by any intermediate payment of any part of the Obligations.

     Upon the Obligations having been unconditionally and irrevocably paid and discharged in full, and following a written request therefore from Shipowner, Mortgagee will release the security created by the Statutory Mortgage and this Deed.

     As further security for the satisfaction of the Obligations, Shipowner does also grant, convey, mortgage, pledge, assign, transfer, set over and confirm to Mortgagee absolutely all rights and interests of every kind which now or at any later time it has to, or in connection with, the Insurances and Requisition Compensation (as such terms are hereafter defined).

     It is hereby  covenanted,  declared  and  agreed  that the  property  above
described  is  to  be  held  subject  to  the  further  covenants,   conditions,
provisions, terms and uses hereinafter set forth.

     Without prejudice to the provisions of Section 36 of the Merchant Shipping Act 1976, Shipowner shall remain liable to fulfill all obligations assumed by it in relation to the Vessel and Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by Shipowner to perform its obligations in respect thereof.

ARTICLE 1
                             COVENANTS OF SHIPOWNER

      Shipowner covenants and agrees with Mortgagee as follows:

     Section 1.1 Performance of Obligations/Valid Mortgage. In consideration of Mortgagee's agreement to accept the Note, as guaranteed by the Subsidiary Guarantee, as partial payment of the purchase price under the Purchase Agreement, and in recognition of the fact that Shipowner, as a wholly-owned subsidiary of Buyer after the transactions contemplated by the Purchase Agreement, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and Mortgagee's agreement to accept the Note as partial payment of the purchase price thereunder,, Shipowner hereby covenants to observe, perform and comply with each and every one of the covenants, terms and conditions in the Security Documents on its part to be observed, performed or complied with. Shipowner will execute and deliver all other documents and take all other actions Mortgagee reasonably deems necessary in order to establish, perfect and maintain the Statutory Mortgage and this Deed as a valid, enforceable, and duly perfected preferred mortgage upon the Vessel and upon all renewals, improvements and replacements made in or to the same. Shipowner shall remain liable to perform all its respective obligations connected with the Vessel, it being agreed that Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel except to the extent expressly provided herein.

     Section 1.2 Vessel Documentation. Shipowner covenants that it will keep the Vessel documented in its name as a Bahamian ship and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled; provided, however, Shipowner may change the Flag State authority for the Vessel from the Bahamas to the Marshall Islands or any other comparable jurisdiction that affords Shipowner the appropriate rights to operate in the ordinary course of business and otherwise in compliance with the Security Documents so long as Shipowner (i) provides prior written notice to Mortgagee, (ii) pays for any expenses related to any necessary changes in the Security Documents or re-registration or filing thereof resulting from such change of jurisdiction as determined by Mortgagee, and (iii) such does not impair or otherwise adversely impact the rights of Mortgagee under any of the Security Documents, the interest of Mortgagee in the Vessel or any other collateral provided under any of the Security Documents, or the obligations of Shipowner under any Security Document, and, if the jurisdiction of incorporation is so changed, Shipowner covenants that it will keep the Vessel documented in its name as a ship under the laws of such new Flag State and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled. Likewise, Shipowner shall not change the Classification Society for the Vessel without consent of Mortgagee, which consent shall not be unreasonably withheld.

     Section 1.3 Representations and Warranties. Shipowner represents and warrants that it lawfully owns and is lawfully possessed of the Vessel free from all Security Interests (other than Security Interests in existence immediately prior to the Closing (as defined in the Purchase Agreement)) including, without limitation, claims of or liability to possession, forfeiture or penalty, except
(i) the lien of the Statutory Mortgage and this Deed, and (ii) Permitted Liens. Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

     Section 1.4 Notice of Mortgage. Shipowner will place, and at all times will retain, a properly certified copy of the Statutory Mortgage and a duly certified copy of this Deed on board the Vessel with her papers and will cause the same and all such papers to be exhibited to any and all persons having business therewith which might give rise to any Security Interest thereon other than Permitted Liens, and to any representative of Mortgagee; and will place and keep prominently displayed in the navigation room and in the Master's cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, and reading as follows:

          NOTICE OF MORTGAGE

          This Vessel is owned by Degrees Limited, a Bahamian corporation, and is subject to a Statutory Mortgage and Deed of Covenants collateral thereto in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation, under the laws of the Commonwealth of the Bahamas, as Mortgagee. Under the terms of said Mortgage and Deed, neither the owner, any charterer, the Master of this Vessel, any operator nor any other person has the right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens expressly permitted thereby.

     Section 1.5 Discharge of Security Interests. Except for the lien of the Statutory Mortgage, this Deed and Permitted Liens, Shipowner will not create or suffer to be continued any Security Interest on the Vessel and will cause the Vessel to be released or discharged from each such Security Interest. If the Vessel is attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, Shipowner will promptly notify Mortgagee thereof and will, within twenty-one
(21) days of said event, cause the Vessel to be released and all such Security Interests to be discharged. Notwithstanding the above, no Security Interest need be discharged if (i) Shipowner is contesting such Security Interest in good faith through appropriate proceedings and (ii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under the Statutory Mortgage and this Deed.

     Section 1.6 Maintenance and Operation of Vessel. Shipowner covenants and agrees to:

          (a) maintain the Vessel adequately and so that it is suitable for use in its business as presently conducted in all material respects, ordinary wear and tear and depreciation excepted;

          (b) maintain the Vessel, fair wear and tear excepted, free of any conditions or recommendations by the classification society in which it is entered, free of material average damage affecting class, with all class and trading certificates, national and international, clean and valid without condition by class and with the Vessel's hull surveys and continuous machinery survey cycles up to date;

          (c) maintain the Vessel such that it conforms with then-existing requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international rules, regulations, requirements, treaties and conventions which are required to be complied with or observed by the Vessel in order to allow the Vessel to operate in its business as presently conducted, provided that the foregoing shall not be construed to require Shipowner to cause the Vessel to comply with any such requirements that are retroactive in effect and that require a material modification to the Vessel, and notify Mortgagee forthwith of any circumstances which indicate that any of the licenses, permissions, authorizations and consents relating to the foregoing may be revoked or may not be renewed, in whole or in part, in the ordinary course of events;

          (d) notify Mortgagee forthwith of any receipt of any notice from any Governmental Body regarding impending rules, regulations or requirements that would prevent the Vessel from operating in its business as presently conducted in any material respect;

          (e) not employ the Vessel in any trade or business which is unlawful under the Laws of any relevant jurisdiction or in carrying illicit or prohibited goods, in each case to the extent such use has or could have a continuing material adverse effect on the Shipowner or in any manner whatsoever which may render it liable to destruction, seizure or confiscation; and

          (f) notify Mortgagee forthwith of:

               (i) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

               (ii) any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her Insurances or any requisition of the Vessel; and

               (iii) any material Environmental Incident occurring.

     Section 1.7 Location of Vessel. Without limiting the right of Shipowner to perform work on the Vessel in accordance with the requirements of the Statutory Mortgage and this Deed, the Vessel shall not be (a) deactivated or laid up without the consent of Mortgagee which consent shall not be withheld so long as the Vessel is in a port or place located in a jurisdiction where Mortgagee's rights hereunder or any of Mortgagee's rights as a mortgagee of the Vessel under applicable law are not impaired or restricted and Shipowner is taking reasonable steps to secure and otherwise protect the condition of the Vessel, or (b) abandoned.

     Section 1.8 Insurances.

          (a) Shipowner will maintain, with financially sound and reputable insurers, brokers, underwriters, funds, mutual insurance associations and clubs, Insurances against such casualties and contingencies and of such types and in such amounts as set forth on Schedule 2 ("Required Insurances").

          (b) All Insurances other than protection and indemnity insurance shall be taken out in the names of Shipowner and Mortgagee as an additional assured and a loss payee as their respective interests may appear. The interest of Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances by means of a loss payable clause and a notice of assignment (signed by Shipowner) each in such form as shall from time to time be reasonably approved in writing by Mortgagee. The policies or certificates shall provide that there shall be no recourse against Mortgagee for payment of premiums, contributions or calls; and all insurance shall provide for at least ten (10) days' prior notice to be given to Mortgagee by the underwriters or other insurance providers in event of cancellation or any material change in coverage. Shipowner shall pay all premiums, calls, contributions or other sums owing on such insurance before they become delinquent and shall produce all relevant receipts when so required by Mortgagee.

          (c) In the event that any of the Required Insurances have not been obtained at least thirty (30) days prior to the expiration date of the then existing policy or are at any time not in effect as required hereunder, Shipowner shall immediately notify Shipowner. If thereafter Shipowner fails to secure such Required Insurances prior to the expiration date of the then existing policy, Mortgagee may obtain the same, and the expense thereof shall be paid forthwith to Mortgagee after notice of such expense has been given and, together with interest thereon at the Default Rate, shall be added to the sums secured hereby as of the date notice is given that such expense has been incurred.

          (d) Shipowner shall, upon request, authorize the brokers to provide Mortgagee with all such information that is available to them regarding the Insurances as Mortgagee may reasonably require. Shipowner shall, upon request from Mortgagee, ensure that the brokers furnish Mortgagee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Mortgagee.

          (e) All hull and machinery and mortgagee's interest insurance policies or certificates shall provide that losses thereunder shall be payable to Mortgagee in accordance with this Deed in the event of a Total Loss. In the event of a Total Loss, Mortgagee shall be entitled to the lesser of (i) the Specified Amount and (ii) all amounts payable therefor from the Insurances. Shipowner shall not, without the prior written consent of Mortgagee (not to be unreasonably withheld), settle, compromise or abandon any claim under the Insurances for a Total Loss.

          (f) Shipowner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be invalidated, voided, suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with insurance required by this Deed for such voyage or the carriage of such cargo.

     Section 1.9 No Set-Off or Tax Deduction.

          (a) All amounts due from Shipowner under the Security Documents shall be paid (i) without any form of set-off, counterclaim, cross-claim or condition, and (ii) free and clear of any tax deduction except a tax deduction which Shipowner is required by law to make. In this Section, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

          (b) If Shipowner is required by law to make a tax deduction from any payment:

               (i) it shall notify Mortgagee as soon as it becomes aware of the requirement; and

               (ii) it shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises.

          (c) If requested by Mortgagee, within one (1) month after making the payment referred to in (b)(ii) above in this Section, Shipowner shall deliver to Mortgagee documentary evidence satisfactory to Mortgagee that the tax concerned has been paid to the appropriate taxation authority.

                                   ARTICLE 2
                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) any event set forth on Schedule 1 hereto; or

          (b) this Deed and the Statutory Mortgage or any material provision hereof or thereof shall be deemed invalidated in whole or in part by any present or future law of the Bahamas or decision of any competent court; provided that if it is possible to reinstate this Deed and the Statutory Mortgage or any material provision hereof or thereof that is deemed invalidated by moving this Deed and the Statutory Mortgage to another jurisdiction or by taking any other action, in each case that will not result in unreasonable delay or expense, Shipowner and Mortgagee will take all further action required to do so, and no Event of Default shall be deemed to have occurred.

     Section 2.2 Consequences of Default. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter Mortgagee may exercise all rights, powers, privileges and remedies hereunder or otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise (including, without limitation, the exercise of all powers possessed by it as mortgagee, chargee and assignee of the Vessel, Insurances and Requisition Compensation conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of Shipowner, the Vessel, the Insurances or Requisition Compensation), and without limiting the foregoing, Mortgagee shall have the right to:

          (a) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the Bahamas or of any other jurisdiction where the Vessel may be found;

          (b) bring suit at law, in equity or in admiralty, as it may deem advisable, to recover judgment for any and all amounts due under the Obligations, or otherwise hereunder, and collect the same out of any and all property of Shipowner whether covered by the Statutory Mortgage and this Deed or not;

          (c) take and enter into possession of the Vessel, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage remove the Vessel to any port or place selected by Mortgagee and Mortgagee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time Mortgagee avails itself of the right given to it to take the Vessel: (i) Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of Shipowner without charge, or to dock her at any other place at the cost and expense of Shipowner, and (ii) Mortgagee shall have the right to require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver to Mortgagee the Vessel as demanded; and Shipowner shall irrevocably instruct the Master of the Vessel so long as the Deed and the Statutory Mortgage are outstanding to deliver the Vessel to Mortgagee as demanded. To the extent permitted by law, Shipowner or any other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (e) below, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale;

          (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction, after publishing notice of such auction at least ten (10) days prior to such auction in a daily newspaper of general circulation published in New York City, with a copy sent to Shipowner on the day of publication, or by private contract, after giving ten
(10) days prior notice to the Shipowner, without legal process at any place in the world and upon such terms as Mortgagee may deem to be appropriate in order to satisfy the Obligations, with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction Mortgagee may become the purchaser and shall have the right to set off the purchase price against the Obligations;

          (e) sell the Vessel in compliance with applicable law at a properly conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner;

          (f) require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of Mortgagee;

          (g) collect, recover and give a good discharge for any monies or claims forming part of, or arising in relation to, the Vessel, the Insurances or the Requisition Compensation, and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

          (h) to take over or commence or defend (if necessary using the name of Shipowner) any claims or proceedings relating to, or affecting, the Vessel, the Insurances or the Requisition Compensation which Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and/or

          (i) to enter into any other transaction or arrangement of any kind not described above or to do anything in relation to the Vessel, the Insurances or the Requisition Compensation which Mortgagee acting reasonably may think fit.

Shipowner hereby waives presentment, demand, protest, notice of nonpayment, notice of dishonor or any other notice of any kind.

     Section 2.3 Sale of Vessel. A sale of the Vessel made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto and shall bar Shipowner its successors and assigns and all persons claiming by through or under them provided such sale is by auction and that nothing herein shall be deemed to derogate from Shipowner's duty to Mortgagee. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether Mortgagee's power of sale has arisen in the manner provided by the Deed and the Statutory Mortgage, whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder of the Obligations after allowing for the costs and expense of sale and other charges. Such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Obligations. At such sale, Mortgagee or any holder of the Obligations may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability.

     Section  2.4  Conveyance.  Upon  an  Event  of  Default,  Shipowner  hereby irrevocably appoints Mortgagee and its assigns as its true and lawful attorney-in-fact coupled with an interest with full power to act alone and with full power to execute and deliver to any purchaser aforesaid, and shall be vested with full power and authority to make, in the name and on behalf of Shipowner, good conveyance of the title to the Vessel to any person lawfully entitled to hold such title. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

     Section 2.5 Receiver/Manager. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver, to Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Deed or the Statutory Mortgage, Mortgagee shall be entitled as a matter of right to request a court of competent jurisdiction to appoint a Receiver of the Vessel. In the event of such appointment:

          (a) all liabilities, costs and other expenses reasonably incurred by the Receiver shall be for the account of Shipowner;

          (b) Mortgagee may exercise any of the powers conferred by this Deed or the Statutory Mortgage while a Receiver is in office and is acting;

          (c) an appointment of such Receiver shall be by action of such court;

          (d) the remuneration of such Receiver shall be fixed by such court;

          (e) to the fullest extent permitted by law, such Receiver shall be Shipowner's agent (in relation to Shipowner's rights and interests in the Vessel) provided that, unless such court provides otherwise, Shipowner shall be responsible, to the exclusion of any liability on the part of Mortgagee, for the Receiver's remuneration and for its contracts, acts and defaults both in its capacity and as Shipowner's agent;

          (f) the Receiver shall have all the powers conferred by Section 2.2 as if the reference to Mortgagee in Section 2.2 were a reference to the Receiver;

          (g) Shipowner irrevocably and by way of security irrevocably appoints such Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which such Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of its powers;

          (h) if approved by such court, such Receiver may delegate to any person or persons any of the powers (including any discretionary authority) conferred on it and may do so on terms authorizing successive sub-delegations;

          (i) in the case of joint Receivers any of the powers (including any discretionary authority) conferred by such court or this Deed or the Statutory Mortgage or by general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

          (j) if approved by such court, Mortgagee may remove such Receiver, with or without appointing another Receiver. Such a removal may be effected by a document signed by any of Mortgagee's officers;

          (k) if approved by such court, Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

          (l) such Receiver shall account to the court for any monies received by it and, with the approval of the court, shall be entitled to retain out of any such monies received by it such amounts in respect of its expenses (or to cover estimated future expenses) as is approved by such court.

     Section 2.6 Expenses. Shipowner covenants that upon the occurrence of any Event of Default that is continuing, then, upon written demand of Mortgagee, Shipowner will pay to Mortgagee the whole amount due and payable on the Obligations; and in case Shipowner shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with the reasonable costs and expenses of collection, including a reasonable compensation to the attorneys of Mortgagee plus any necessary advances, expenses and liabilities made or incurred by them. All monies collected by Mortgagee under this Section 2.6 shall be applied by Mortgagee in accordance with the provisions of Section 2.8 hereof.

     Section 2.7 Cumulative Rights, Powers and Remedies. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, or by contract (including without limitation under the other Security Documents), and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee or by the holder of the Obligations in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any part of the Obligations maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

     Section 2.8 Application of Proceeds. The proceeds of any sale of the Vessel made either under the power of sale hereby granted to Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Deed and the Statutory Mortgage or for the enforcement of any remedy granted to Mortgagee hereunder, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Deed or the Statutory Mortgage or in any proceedings hereunder or thereunder, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

          FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of its rights, powers, and privileges or the pursuance of its remedies, with interest thereon at the Default Rate;

          SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of the Statutory Mortgage and this Deed;

          THIRD: To the payment of interest on the Loan;

          FOURTH: To the payment of principal on the Loan;

          FIFTH: To the payment of the other Obligations and all other sums evidenced or secured hereby from time to time and not already paid pursuant to the foregoing subsection, whether due or not, owed to Mortgagee, together with interest thereon at the Default Rate;

          SIXTH: To the payment of all amounts secured by means of preferred mortgage or other Security Interests in and to the Vessel in favor of Mortgagee that is or are junior in priority to this Deed and the Statutory Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, at Mortgagee's sole option to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

          SEVENTH: To the payment of any surplus thereafter remaining to Mortgagee.

     Section 2.9 Possession of Vessel. Until the occurrence of any Event of Default that is continuing, Shipowner shall be suffered and permitted to retain actual possession and use of the Vessel.

     Section 2.10 No Requirement to Commence Proceedings Against Shipowner. Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, any other agreement or by law before commencing proceedings under, or enforcing any Security Interest created by, the Statutory Mortgage and this Deed.

     Section 2.11 Application of Sums Received or Recovered. At any time following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to apply and reapply any sum received or recovered from Shipowner under or by virtue of the Statutory Mortgage or this Deed or any Security Interest connected with it and provide notice to Shipowner of such application or reapplication and cause to be applied (subject to collection) the balance from time to time outstanding to the payment of the Obligations in the manner specified in Section 2.8 hereof.

     Section 2.12 Rights Regarding Security Interests. Upon any unreasonable delay by Shipowner to act promptly and appropriately with respect to any alleged Security Interest pursuant to Section 1.5, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court or tribunal of any jurisdiction where an action is pending against the Vessel because of or on account of any alleged Security Interest thereon from which Vessel has not been so released and to take such actions as Mortgagee may deem appropriate to defend such action, to purchase or discharge such alleged Security Interest or to release the Vessel, including, without limitation, posting adequate security therefor. Shipowner shall reimburse Mortgagee for all reasonable expenses incurred by Mortgagee for such defense, purchase or discharge, and any such amounts to which Mortgagee is entitled to reimbursement from Shipowner shall be secured by the lien of the Statutory Mortgage and this Deed and shall bear interest at a rate per annum equal to the Default Rate.

                                    ARTICLE 3
                               SUNDRY PROVISIONS

     Section 3.1 Currency. Unless otherwise specifically stated, all references to Dollars in this Deed shall be deemed to refer to United States Dollars.

     Section 3.2 Amendments. No waiver, termination, amendment or other modification of any provision of the Statutory Mortgage or this Deed, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and Shipowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under the Statutory Mortgage and this Deed.

     Section 3.3 Successors and Assigns. All covenants, promises, stipulations and agreements of Shipowner in the Statutory Mortgage and this Deed shall bind Shipowner and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Mortgagee and its successors and permitted assigns and all persons claiming by, through or under it. Shipowner recognizes that Mortgagee may, consistent with applicable law, assign or otherwise transfer its rights under the Statutory Mortgage and/or this Deed. Any such assignment or transfer may be made (a) to or for the benefit of an affiliate of Mortgagee or (b) with Shipowner's prior written consent (which shall not be unreasonably withheld) to any other Person.

     Section 3.4 Reimbursement. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for Security Interests, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide, all to the extent provided for herein. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by the Statutory Mortgage and this Deed, and shall accrue interest at the Default Rate from the date of notice that such amount is due or is unpaid. Mortgagee, though privileged to do, shall be under no obligation to Shipowner to make any such expenditures, nor shall the making thereof relieve Shipowner of any default in that respect.

     Section 3.5 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to Mortgagee:

                  Holland America Line Inc.
                  Attn: General Counsel
                  300 Elliott Avenue West
                  Seattle, WA 98119-4199
                  Tel:  (206) 286-3238
                  Fax:  (206) 281-7110

            Copy (which will not constitute notice) to:

                  Kirkpatrick & Lockhart Preston Gates Ellis LLP
                  Attn: David Tang
                  925 Fourth Avenue, Suite 2900
                  Seattle, Washington 98104
                  Tel:  (206)623-7580
                  Fax:  (206) 623-7022

            If to Shipowner:

                  Ambassador International, Inc.
                  Attn: Joseph McCarthy
                  1071 Camelback Street
                  Newport Beach, CA 92660
                  Tel:  (949) 759-5951
                  Fax:  (949) 759-5970

            Copy (which will not constitute notice) to:

                  Seward & Kissel LLP
                  Attn: Derick W. Betts
                  One Battery Park Plaza
                  New York, NY 10004
                  Tel:  (212) 574-1200
                  Fax:  (212) 484-8421

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     Section 3.6 Agents. Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee. Shipowner acknowledges that any such agent is the agent of Mortgagee entitled to act on behalf of Mortgagee.

     Section 3.7 Discharge of Mortgage. Mortgagee, upon payment of all principal and interest and of all sums otherwise due under the Security Documents, shall, at the expense of Shipowner, forthwith cause this Deed and the Statutory Mortgage to be discharged and transfer or release to Shipowner all insurance policies and other documents relating to the Vessel.

     Section 3.8 No Liability of Lender or Receiver. Absent gross negligence, neither Mortgagee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it under the Statutory Mortgage, this Deed or the Note or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

     Section 3.9 Further Assurances.

          (a) Shipowner shall execute and deliver to Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as Mortgagee may, in any particular case, reasonably specify, and/or shall effect any registration or notarization, give any notice or take any other step, which Mortgagee may, by notice to Shipowner, reasonably specify for any of the purposes described in Section 3.9(b) or for any similar or related purpose.

          (b) The purposes referred to in Section 3.9(a) are to:

               (i) validly and effectively to create the Security Interest and rights intended to be created by or pursuant to the Statutory Mortgage and this Deed;

               (ii) create a specific mortgage or assignment of any particular asset contemplated by the Statutory Mortgage and this Deed;

               (iii) protect the priority in any jurisdiction of any Security Interest which is created, or intended to be created, by or pursuant to the Statutory Mortgage and this Deed;

               (iv) during the continuance of an Event of Default, enable or assist Mortgagee or a Receiver to sell or otherwise deal with the Vessel, Insurances or Requisition Compensation, to transfer title to, or grant any interest or right relating to, the Vessel, Insurances or Requisition Compensation or otherwise to exercise, during the continuance of an Event of Default, any power or right which is referred to in Section 2.2; and

               (v) during the continuance of an Event of Default, enable or assist Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel, the Insurances or the Requisition Compensation in any country or under the law of any country, to the extent Mortgagee is entitled to do so pursuant to the terms of the Statutory Mortgage and this Deed.

          (c) Mortgagee may specify the terms of any document to be executed by Shipowner under this Section and those terms may include any covenants, powers and provisions consistent with the Statutory Mortgage and this Deed which Mortgagee reasonably considers appropriate to protect its or a Receiver's interests.

          (d) Shipowner shall comply with a notice under this Section by the date reasonably specified in the notice.

          (e) At the same time as Shipowner delivers to Mortgagee any document executed under this Section, Shipowner shall, if requested, also deliver to Mortgagee a certificate signed by the Secretary of Shipowner which shall:

               (i) set out the text of a resolution of Shipowner's directors specifically authorizing the execution of the document specified by Mortgagee; and

               (ii) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under Shipowner's articles of incorporation or other constitutional documents.

     Section 3.10 Power of Attorney. For the purpose of securing Mortgagee's interest in the Vessel, Insurances and Requisition Compensation and the due and punctual performance of its obligations to Mortgagee under the Statutory Mortgage, this Deed and the Note, Shipowner irrevocably and by way of security appoints Mortgagee its attorney, on behalf of Shipowner and in its name or otherwise, with full power of substitution, to execute, sign or deliver any document and do any act or thing which Shipowner is obliged to do under the Statutory Mortgage or this Deed, it being agreed that such power of attorney is coupled with an interest and shall only be operative during the continuance of an Event of Default.

     Section 3.11 Governing Law. The Statutory Mortgage and this Deed shall be governed by and construed in accordance with the laws of the Commonwealth of the Bahamas and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law. Nothing in this Section shall exclude or limit any right which Mortgagee may have with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

     Section 3.12 Consent to Jurisdiction/Agent for Service of Process. Shipowner hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to the Statutory Mortgage, this Deed or the Note and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Shipowner agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Mortgagee to bring any action or proceeding against Shipowner or its property in the courts of any other jurisdiction. Shipowner irrevocably appoints GTC Corporate Services Ltd., for the time being presently at Sassoon House, Shirley Street and Victoria Avenue, P.O. Box SS-5383, Nassau, Bahamas, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Deed, the Statutory Mortgage or the Note.

     Section 3.13 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DEED, THE STATUTORY MORTGAGE, THE NOTE OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 3.14 Recorded Amount. For the purposes of the recording this First Priority Statutory Mortgage under the law of the Bahamas, the total amount of this Deed and the Statutory Mortgage is Sixty Million United States Dollars (US$60,000,000), and interest and the performance of the Deed and Statutory Mortgage covenants; the maturity date is the 2nd day of April, 2017, and the discharge amount is the same as the total amount. It is not intended that this Deed and the Statutory Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in the provisions of the law of the Bahamas. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Deed and the Statutory Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

     Section 3.15 No Waiver of Preferred Status. No provision of this Deed and the Statutory Mortgage shall be deemed to be a stipulation that Mortgagee waives the priority status of the Statutory Mortgage given by the laws of the Bahamas. Any provision of this Mortgage which would otherwise constitute such a stipulation, to such extent, shall have no force or effect.

     Section 3.16 Counterparts. This Deed may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original will constitute but one and the same instrument.

     Section 3.17 Exhibits. All exhibits referred to herein are attached hereto and incorporated herein by this reference.

     Section 3.18 Captions. The captions of the articles and sections and subsections of this Deed are included for convenience of reference only, and shall not constitute a part of this Deed for any other purpose.



                              [Signature page follows]

     IN WITNESS WHEREOF, Shipowner has executed this Deed the 2nd day of April, 2007.

                                         Signed, Sealed and Delivered by
                                         DEGREES LIMITED


                                         By    /s/ David Giersdorf
                                               ---------------------------
                                         Name  David Giersdorf
                                               ---------------------------
                                         Its   President
                                               ---------------------------

                                         In the presence of:

                                               /s/ Joseph G. McCarthy
                                               ---------------------------
                                         Name  Joseph G. McCarthy
                                               ---------------------------
                                         Its   Secretary
                                               ---------------------------


EXHIBITS:

Exhibit A - Note



STATE OF Washington  )
                     )  ss.
COUNTY OF King       )

     On this 2nd day of April, 2007, before me, a Notary Public in and for the State of Washington, personally appeared David Giersdorf and Joseph McCarthy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the President and Secretary of Degrees Limited, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                    /s/ Eva C. Jenner
                                    ----------------------------------
                                    NOTARY PUBLIC in and for the
                                    State of Washington, residing at
                                    Seattle, WA
                                    ---------------------------------
                                    My appointment expires 6/9/10



             Signature Page to Degrees Limited Deed of Covenants

                                   SCHEDULE 2

                               REQUIRED INSURANCE


1.   Hull and Machinery

Insurance to cover physical loss or damage to the vessel under the American Institute Hull Clauses for partial, constructive, and/or agreed total loss up to the agreed Insured Value.

Vessel                      Insured Value              Deductible
--------------------------------------------------------------------------------
Wind Surf                   $44,000,000                $500,000
Wind Spirit                 $20,000,000                $500,000
Wind Star                   $20,000,000                $500,000
--------------------------------------------------------------------------------

2.   Increased Value of Hull and Machinery

As above, but only to pay in the event of a total, constructive, or agreed total loss up to the agreed Insured Value.

Vessel                      Insured Value              Deductible
--------------------------------------------------------------------------------
Wind Surf                   $11,000,000                $0
Wind Spirit                 $5,000,000                 $0
Wind Star                   $5,000,000                 $0
--------------------------------------------------------------------------------

3.   War Risks Hull and Machinery and Protection and Indemnity War Risks

Insurance to cover physical loss or damage to the vessel in accordance with the Institute War Risks Hull Clauses up to the agreed Insured Value.

Vessel                      Insured Value              Deductible
--------------------------------------------------------------------------------
Wind Surf                   $55,000,000                $500,000
Wind Spirit                 $25,000,000                $500,000
Wind Star                   $25,000,000                $500,000
--------------------------------------------------------------------------------

4.   Protection and Indemnity

Insurance to protect and indemnify for shipowner's legal liabilities in accordance with the insured vessel's Class 1 Terms of Entry in a shipowner's mutual protection and indemnity association. Deductible is $500,000 for any one accident.

Vessel           GRT             Built           Flag            Pax Capacity
-------------------------------------------------------------------------------
Wind Surf        14,745          1989            Bahamas         312
Wind Spirit      5,736           1988            Bahamas         148
Wind Star        5,703           1986            Bahamas         148
-------------------------------------------------------------------------------

5.   Freight, Demurrage and Defence

Insurance to protect and indemnify shipowner's for costs in accordance with the insured vessel's Class 2 Terms of Entry in a shipowner's mutual freight, demurrage and defence association. Deductible is $10,000 for any one accident.

Vessel           GRT             Built           Flag            Pax Capacity
-------------------------------------------------------------------------------
Wind Surf        14,745          1989            Bahamas         312
Wind Spirit      5,736           1988            Bahamas         148
Wind Star        5,703           1986            Bahamas         148
-------------------------------------------------------------------------------

                                 SCHEDULE 3

                         DEFINED TERMS USED IN THE DEED



     In this Deed, unless the contrary intention appears:

     "Affiliate" means a person controlled by, controlling or under common control with another person with "control" for these purposes meaning ownership, beneficial or otherwise, of 51% or more of the voting or owner equity.

     "Asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

     "Company" includes, without limitation, any partnership, joint venture, corporation, sole proprietorship or unincorporated association.

     "Default Rate" means eleven percent (11%).

     "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident resulting from a collision between the Vessel and another vessel or some other incident of navigation or operation in which Environmentally Sensitive Material is released from a vessel other than the Vessel and , in either case, where the Vessel, Shipowner or the approved manager of the Vessel is at fault or otherwise liable (in whole or in part), or
(iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is arrested as a result and/or where Shipowner or the approved manager of the Vessel are at fault or otherwise liable.

     "Environmental Laws" means all laws relating to pollution, protection of the environment, prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters (including, without limitation, the United States Oil Pollution Act of 1990, the United States Clean Water Act and the United States Resource Conservation and Recovery Act).

     "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

     "Event of Default" shall have the meaning set forth on Schedule 1 attached hereto.

     "Expense" means any kind of cost, charge or expense (including all reasonable attorneys' fees, costs and expenses including at or before trial and on appeal) and any applicable value added, sales or other tax thereon.

     "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "Insurances" means all policies and contracts of insurance (which expression includes without limitation hull and machinery insurances and all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever in connection with the Vessel.

     "Law" includes all statutes, rules, regulations, treaties, requirements, conventions, directives, decisions and other pronouncements having the force of law of any governmental or other regulatory authority.

     "Liability" includes every kind of debt or liability, present or future, certain or contingent, whether incurred as principal, surety or otherwise.

     "Permitted Liens" means:

                    (i) liens for crew wages (including wages of the Master) accrued for not more than thirty (30) days;

                    (ii) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

                    (iii) liens incurred in the ordinary course of trading the Vessel not exceeding $250,000 at any time outstanding;

                    (iv) liens created by or through Mortgagee prior to the date of the Statutory Mortgage but only until such time as Mortgagee has discharged same;

                    (v) liens to which Mortgagee has given its prior written consent;

                    (vi) liens for tort claims covered by insurance, subject to applicable deductibles; and

                    (vii) port, canal and other waterway dues and pilotage accrued for not more than thirty (30) days.

     "Person"   includes   any   individual,   company,   authority,   political
subdivision, international organization or other entity.

     "Protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amending Running Down Clause (I/ 1 0/7 1) or any equivalent provision.

     "Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Section 2.5.

     "Requisition Compensation" includes all moneys or other compensation payable by reason of requisition of title or other compulsory acquisition of title of the Vessel.

     "Security Documents" means the Note, this Deed, the Statutory Mortgage, the Subsidiary Guarantee, the Parent Guarantee, the Security Agreement and the Pledge Agreement.

     "Security Interest" means (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, encumbrance or any other security interest of any kind, maritime or non-maritime including, without limitation, claims of or liability to possession or forfeiture, or (b) the rights of the plaintiff under an action in rem in which the Vessel has been arrested or a writ has been issued or similar step taken.

     "Specified Amount" means a percentage of the then-outstanding principal amount plus accrued and unpaid interest due under the Note equal to 25% in the case of Wind Star, 25% in the case of Wind Spirit and 50% in the case of Wind Surf. If the Specified Amount is required to be calculated subsequent to a Total Loss of any of the foregoing vessels, the percentages applicable to the remaining vessels shall be proportionately increased.

     "Tax" includes any present or future tax, duty, impost, levy or charge or any kind which is imposed by any governmental authority and includes all related penalties, interest and fines.

     "Total Loss" means:

     (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

     (b) any expropriation, confiscation, requisition or compulsory acquisition of the Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding the final maturity of the Note, including any extension of such final maturity;

     (c) any arrest, capture, seizure, or detention of the Vessel (including any hijacking or theft) unless she is within 30 days (90 days in the case in hijacking or theft) redelivered to Shipowner's full control.

     "War risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (10/1/83).

                                DEED OF COVENANTS
                           TO ACCOMPANY FIRST PRIORITY
                          STATUTORY MORTGAGE OF A SHIP
                                  M/S WIND STAR
                                   executed by

                               WIND STAR LIMITED,
                                                                    as Shipowner
                                   in favor of

                   HAL ANTILLEN N.V., AS TRUSTEE AND MORTGAGEE

                                  APRIL 2, 2007

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 COVENANTS OF SHIPOWNER..............................................3

   Section 1.1   Performance of Obligations/Valid Mortgage....................3
   Section 1.2   Vessel Documentation.  ......................................3
   Section 1.3   Representations and Warranties...............................4
   Section 1.4   Notice of Mortgage...........................................4
   Section 1.5   Discharge of Security Interests..............................4
   Section 1.6   Maintenance and Operation of Vessel..........................5
   Section 1.7   Location of Vessel...........................................6
   Section 1.8   Insurances...................................................6
   Section 1.9   No Set-Off or Tax Deduction..................................7

ARTICLE 2 EVENTS OF DEFAULT AND REMEDIES......................................7

   Section 2.1   Events of Default............................................7
   Section 2.2   Consequences of Default......................................8
   Section 2.3   Sale of Vessel...............................................9
   Section 2.4   Conveyance..................................................10
   Section 2.5   Receiver/Manager............................................10
   Section 2.6   Expenses....................................................11
   Section 2.7   Cumulative Rights, Powers and Remedies......................11
   Section 2.8   Application of Proceeds.....................................12
   Section 2.9   Possession of Vessel........................................13
   Section 2.10  No Requirement to Commence Proceedings Against Shipowner....13
   Section 2.11  Application of Sums Received or Recovered...................13
   Section 2.12  Rights Regarding Security Interests.........................13

ARTICLE 3 SUNDRY PROVISIONS..................................................13

   Section 3.1   Currency....................................................13
   Section 3.2   Amendments..................................................13
   Section 3.3   Successors and Assigns......................................13
   Section 3.4   Reimbursement...............................................14
   Section 3.5   Notices.....................................................14
   Section 3.6   Agents......................................................15
   Section 3.7   Discharge of Mortgage.......................................15
   Section 3.8   No Liability of Lender or Receiver..........................15
   Section 3.9   Further Assurances..........................................15
   Section 3.10  Power of Attorney...........................................17
   Section 3.11  Governing Law...............................................17
   Section 3.12  Consent to Jurisdiction/Agent for Service of Process........17
   Section 3.13  Waiver of Jury Trial........................................17
   Section 3.14  Recorded Amount.............................................17
   Section 3.15  No Waiver of Preferred Status...............................18
   Section 3.16  Counterparts................................................18
   Section 3.17  Exhibits....................................................18
   Section 3.18  Captions....................................................18

Schedule 1       Events of Default

Schedule 2       Required Insurance

Schedule 3       Defined Terms Used in the Deed

Exhibit A        Promissory Note

     This Deed of Covenants (as amended or supplemented from time to time, the "Deed") is made the 2nd day of April, 2007, from Wind Star Limited, a Bahamian corporation (the "Shipowner"), to HAL ANTILLEN N.V., a Netherlands Antilles corporation (the "Mortgagee," which expression shall include its successors and assigns).

                            W I T N E S S E T H That:

     1. Shipowner is the absolute owner of 64/64ths shares of and in the Bahamian flag vessel M/S Wind Star, registered in the name of Shipowner under the laws and flag of The Commonwealth of the Bahamas on October 16, 1986, built October 10, 1986 in Le Havre, France by Societe Nouvelle des Ateliers et Chantiers de Havre, having the following approximate dimensions and tonnages: length 11.74 meters, breadth 15.8 meters, depth 6.66 meters, gross tonnage 5,307, net tonnage 1,710, and more particularly described in Certificate of Registration with Official Number 710711 and with International Code Signal C6CA9, and home port of Nassau, Bahamas, which together with all shares and interest therein and the engines, machinery, boats, tackle, outfits, spare gear, fuels, consumable and other stores, belongings and appurtenances, whether on board or ashore, now owner or hereafter acquired, including those which may hereafter be put on board or become appurtenant to or intended to be used for the said vessel if on shore, is hereinafter referred to as the "Vessel."

     2. Pursuant to a Purchase Agreement, dated as of February 21, 2007 between Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), and Mortgagee (the "Purchase Agreement"), Buyer purchased from Mortgagee certain shares and assets, which indirectly included the Vessel. As partial payment of the purchase price under the Purchase Agreement, Buyer delivered to Mortgagee a promissory note, executed by Buyer in favor of Mortgagee (the "Note"), in the principal amount of Sixty Million United States Dollars (the "Loan"). A copy of the form of the Note is attached hereto and incorporated herein as Exhibit A.

     3. To provide Mortgagee with security in connection with the execution and delivery of the Note, contemporaneously with the execution of this Deed there has been executed (a) a Performance Guarantee by Ambassadors International, Inc. in favor of Mortgagee (the "Parent Guarantee"), (b) a Guarantee by Shipowner and certain other subsidiaries of Buyer in favor of Mortgagee guaranteeing Buyer's obligations under the Note (the "Subsidiary Guarantee"), (c) a Security Agreement among Buyer, Shipowner, Mortgagee, Wind Spirit, Degrees Limited and Windstar Sail Cruises Limited (the "Security Agreement"), (d) a Pledge Agreement between Buyer and Mortgagee pursuant to which Buyer has pledged certain shares to Mortgagee (the "Pledge Agreement"), and (e) a First Priority Statutory Bahamian Mortgage (to secure an account current) by Shipowner in favor of Mortgagee (the "Statutory Mortgage") constituting a first preferred mortgage of 64/64th shares in the said Vessel, and Shipowner has agreed to execute this Deed collateral thereto and to the security thereby created.

     4. Immediately after executing and delivering the Statutory Mortgage and this Deed, Shipowner will have sufficient assets and remain able to pay its debts as they come due.

     5. In order to secure the prompt and due payment to Mortgagee of Shipowner's obligations pursuant to the Subsidiary Guarantee and any and all other sums which may be or become due to Mortgagee by Shipowner under or pursuant to the Security Documents and any other security document and also to secure the exact performance and observance and compliance with all and any of the covenants and agreements and terms and conditions contained in the Security Documents and in the other security documents that are applicable to Shipowner, Shipowner has duly authorized the execution and delivery of this Deed and the Statutory Mortgage in favor of Mortgagee under and pursuant to the laws of the Commonwealth of the Bahamas.

     NOW THIS DEED WITNESSETH AS FOLLOWS:

     IN CONSIDERATION of the premises, the Loan and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, SHIPOWNER HEREBY COVENANTS with Mortgagee to satisfy its obligations under the Subsidiary Guarantee and to pay each and every sum of money that may be or become owing to Mortgagee from Shipowner under the terms of the Security Documents to which it is a party or any of them at the time and in the manner specified therein, such amounts together hereinafter referred to as the "Obligations."

     Shipowner agrees to pay all other sums comprising the Obligations in accordance with the terms, conditions and provisions in the Security Documents and to perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied herein and in the Security Documents.

     Shipowner shall also pay to Mortgagee upon Mortgagee's first written demand all stamp duties, registration and/or recording fees and charges for certificates incurred by Mortgagee in connection with the registration of this Deed and the Statutory Mortgage and all other claims, expenses, costs, payments, disbursements, losses, damages or liabilities which may be incurred by Mortgagee by reason of the covenants and conditions applicable to Shipowner contained in the Security Documents, together with interest thereon as herein or therein provided, and confirms that such obligations are secured by this Deed and the Statutory Mortgage.

     By way of security for payment of the Obligations, SHIPOWNER HEREBY MORTGAGES, CHARGES, GRANTS, CONVEYS, PLEDGES, ASSIGNS, TRANSFERS, SETS OVER AND CONFIRMS the whole of the Vessel unto Mortgagee and its successors and permitted assigns, together with all of Shipowner's right, title and interest in and to the boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, nets, chains, cables, tackle, apparel, furniture, fittings, navigation equipment, propulsion equipment, fuel, lubricating and other oils, consumables and other stores and equipment and all other appurtenances to the Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel, or any part thereof, or in or to the equipment and appurtenances aforesaid and including Shipowner's rights under any leases and charters in connection therewith, all of which property shall be deemed to be included in the term "Vessel" as used in this Deed, which Shipowner hereby warrants to be free at the date hereof from any other charge or encumbrance whatsoever (other than charges or encumbrances in existence immediately prior to the Closing (as defined in the Purchase Agreement)).

     Shipowner hereby covenants that the security created by this Deed and the Statutory Mortgage shall be held by Mortgagee as continuing security, and that the security so created shall not be satisfied by any intermediate payment of any part of the Obligations.

     Upon the Obligations having been unconditionally and irrevocably paid and discharged in full, and following a written request therefore from Shipowner, Mortgagee will release the security created by the Statutory Mortgage and this Deed.

     As further security for the satisfaction of the Obligations, Shipowner does also grant, convey, mortgage, pledge, assign, transfer, set over and confirm to Mortgagee absolutely all rights and interests of every kind which now or at any later time it has to, or in connection with, the Insurances and Requisition Compensation (as such terms are hereafter defined).

     It is hereby  covenanted,  declared  and  agreed  that the  property  above
described  is  to  be  held  subject  to  the  further  covenants,   conditions,
provisions, terms and uses hereinafter set forth.

     Without prejudice to the provisions of Section 36 of the Merchant Shipping Act 1976, Shipowner shall remain liable to fulfill all obligations assumed by it in relation to the Vessel and Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by Shipowner to perform its obligations in respect thereof.

                                    ARTICLE 1
                             COVENANTS OF SHIPOWNER

     Shipowner covenants and agrees with Mortgagee as follows:

     Section 1.1 Performance of Obligations/Valid Mortgage. In consideration of Mortgagee's agreement to accept the Note, as guaranteed by the Subsidiary Guarantee, as partial payment of the purchase price under the Purchase Agreement, and in recognition of the fact that Shipowner, as a wholly-owned subsidiary of Buyer after the transactions contemplated by the Purchase Agreement, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and Mortgagee's agreement to accept the Note as partial payment of the purchase price thereunder,, Shipowner hereby covenants to observe, perform and comply with each and every one of the covenants, terms and conditions in the Security Documents on its part to be observed, performed or complied with. Shipowner will execute and deliver all other documents and take all other actions Mortgagee reasonably deems necessary in order to establish, perfect and maintain the Statutory Mortgage and this Deed as a valid, enforceable, and duly perfected preferred mortgage upon the Vessel and upon all renewals, improvements and replacements made in or to the same. Shipowner shall remain liable to perform all its respective obligations connected with the Vessel, it being agreed that Mortgagee shall not, in any circumstances, have or incur any obligation of any kind in connection with the Vessel except to the extent expressly provided herein.

     Section 1.2 Vessel Documentation. Shipowner covenants that it will keep the Vessel documented in its name as a Bahamian ship and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled; provided, however, Shipowner may change the Flag State authority for the Vessel from the Bahamas to the Marshall Islands or any other comparable jurisdiction that affords Shipowner the appropriate rights to operate in the ordinary course of business and otherwise in compliance with the Security Documents so long as Shipowner (i) provides prior written notice to Mortgagee, (ii) pays for any expenses related to any necessary changes in the Security Documents or re-registration or filing thereof resulting from such change of jurisdiction as determined by Mortgagee, and (iii) such does not impair or otherwise adversely impact the rights of Mortgagee under any of the Security Documents, the interest of Mortgagee in the Vessel or any other collateral provided under any of the Security Documents, or the obligations of Shipowner under any Security Document, and, if the jurisdiction of incorporation is so changed, Shipowner covenants that it will keep the Vessel documented in its name as a ship under the laws of such new Flag State and will not do or allow to be done anything whereby such documentation may be forfeited or imperiled. Likewise, Shipowner shall not change the Classification Society for the Vessel without consent of Mortgagee, which consent shall not be unreasonably withheld.

     Section 1.3 Representations and Warranties. Shipowner represents and warrants that it lawfully owns and is lawfully possessed of the Vessel free from all Security Interests (other than Security Interests in existence immediately prior to the Closing (as defined in the Purchase Agreement)) including, without limitation, claims of or liability to possession, forfeiture or penalty, except
(i) the lien of the Statutory Mortgage and this Deed, and (ii) Permitted Liens. Except as otherwise provided herein, Shipowner warrants and shall defend title to and possession of the Vessel and to every part thereof for the benefit of Mortgagee against the claims and demands of all persons whomsoever.

     Section 1.4 Notice of Mortgage. Shipowner will place, and at all times will retain, a properly certified copy of the Statutory Mortgage and a duly certified copy of this Deed on board the Vessel with her papers and will cause the same and all such papers to be exhibited to any and all persons having business therewith which might give rise to any Security Interest thereon other than Permitted Liens, and to any representative of Mortgagee; and will place and keep prominently displayed in the navigation room and in the Master's cabin of the Vessel a framed printed notice in plain type of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide by 9 inches high, and reading as follows:

          NOTICE OF MORTGAGE

          This Vessel is owned by Wind Star Limited, a Bahamian corporation, and is subject to a Statutory Mortgage and Deed of Covenants collateral thereto in favor of HAL ANTILLEN N.V., a Netherlands Antilles corporation, under the laws of the Commonwealth of the Bahamas, as Mortgagee. Under the terms of said Mortgage and Deed, neither the owner, any charterer, the Master of this Vessel, any operator nor any other person has the right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than liens expressly permitted thereby.

     Section 1.5 Discharge of Security Interests. Except for the lien of the Statutory Mortgage, this Deed and Permitted Liens, Shipowner will not create or suffer to be continued any Security Interest on the Vessel and will cause the Vessel to be released or discharged from each such Security Interest. If the Vessel is attached, levied upon, or taken into custody or detained by any proceeding in any court or tribunal or by any government or other authority, Shipowner will promptly notify Mortgagee thereof and will, within twenty-one
(21) days of said event, cause the Vessel to be released and all such Security Interests to be discharged. Notwithstanding the above, no Security Interest need be discharged if (i) Shipowner is contesting such Security Interest in good faith through appropriate proceedings and (ii) the non-discharge thereof does not in any way hinder the operation or trading of the Vessel or impair Shipowner's ownership of the Vessel or the rights of Mortgagee under the Statutory Mortgage and this Deed.

     Section 1.6 Maintenance and Operation of Vessel. Shipowner covenants and agrees to:

          (a) maintain the Vessel adequately and so that it is suitable for use in its business as presently conducted in all material respects, ordinary wear and tear and depreciation excepted;

          (b) maintain the Vessel, fair wear and tear excepted, free of any conditions or recommendations by the classification society in which it is entered, free of material average damage affecting class, with all class and trading certificates, national and international, clean and valid without condition by class and with the Vessel's hull surveys and continuous machinery survey cycles up to date;

          (c) maintain the Vessel such that it conforms with then-existing requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international rules, regulations, requirements, treaties and conventions which are required to be complied with or observed by the Vessel in order to allow the Vessel to operate in its business as presently conducted, provided that the foregoing shall not be construed to require Shipowner to cause the Vessel to comply with any such requirements that are retroactive in effect and that require a material modification to the Vessel, and notify Mortgagee forthwith of any circumstances which indicate that any of the licenses, permissions, authorizations and consents relating to the foregoing may be revoked or may not be renewed, in whole or in part, in the ordinary course of events;

          (d) notify Mortgagee forthwith of any receipt of any notice from any Governmental Body regarding impending rules, regulations or requirements that would prevent the Vessel from operating in its business as presently conducted in any material respect;

          (e) not employ the Vessel in any trade or business which is unlawful under the Laws of any relevant jurisdiction or in carrying illicit or prohibited goods, in each case to the extent such use has or could have a continuing material adverse effect on the Shipowner or in any manner whatsoever which may render it liable to destruction, seizure or confiscation; and (f) notify Mortgagee forthwith of:

               (i) any occurrence in consequence whereof the Vessel has become or is, by the passing of time or otherwise, likely to become a Total Loss;

               (ii) any arrest of the Vessel or the exercise or purported exercise of any Security Interest on the Vessel or her Insurances or any requisition of the Vessel; and

               (iii) any material Environmental Incident occurring.

     Section 1.7 Location of Vessel. Without limiting the right of Shipowner to perform work on the Vessel in accordance with the requirements of the Statutory Mortgage and this Deed, the Vessel shall not be (a) deactivated or laid up without the consent of Mortgagee which consent shall not be withheld so long as the Vessel is in a port or place located in a jurisdiction where Mortgagee's rights hereunder or any of Mortgagee's rights as a mortgagee of the Vessel under applicable law are not impaired or restricted and Shipowner is taking reasonable steps to secure and otherwise protect the condition of the Vessel, or (b) abandoned.

     Section 1.8 Insurances.

          (a) Shipowner will maintain, with financially sound and reputable insurers, brokers, underwriters, funds, mutual insurance associations and clubs, Insurances against such casualties and contingencies and of such types and in such amounts as set forth on Schedule 2 ("Required Insurances").

          (b) All Insurances other than protection and indemnity insurance shall be taken out in the names of Shipowner and Mortgagee as an additional assured and a loss payee as their respective interests may appear. The interest of Mortgagee shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments of insurance issued or to be issued in connection with the Insurances by means of a loss payable clause and a notice of assignment (signed by Shipowner) each in such form as shall from time to time be reasonably approved in writing by Mortgagee. The policies or certificates shall provide that there shall be no recourse against Mortgagee for payment of premiums, contributions or calls; and all insurance shall provide for at least ten (10) days' prior notice to be given to Mortgagee by the underwriters or other insurance providers in event of cancellation or any material change in coverage. Shipowner shall pay all premiums, calls, contributions or other sums owing on such insurance before they become delinquent and shall produce all relevant receipts when so required by Mortgagee.

          (c) In the event that any of the Required Insurances have not been obtained at least thirty (30) days prior to the expiration date of the then existing policy or are at any time not in effect as required hereunder, Shipowner shall immediately notify Shipowner. If thereafter Shipowner fails to secure such Required Insurances prior to the expiration date of the then existing policy, Mortgagee may obtain the same, and the expense thereof shall be paid forthwith to Mortgagee after notice of such expense has been given and, together with interest thereon at the Default Rate, shall be added to the sums secured hereby as of the date notice is given that such expense has been incurred.

          (d) Shipowner shall, upon request, authorize the brokers to provide Mortgagee with all such information that is available to them regarding the Insurances as Mortgagee may reasonably require. Shipowner shall, upon request from Mortgagee, ensure that the brokers furnish Mortgagee with a letter or letters or undertaking in such form as may from time to time be reasonably required by Mortgagee.

          (e) All hull and machinery and mortgagee's interest insurance policies or certificates shall provide that losses thereunder shall be payable to Mortgagee in accordance with this Deed in the event of a Total Loss. In the event of a Total Loss, Mortgagee shall be entitled to the lesser of (i) the Specified Amount and (ii) all amounts payable therefor from the Insurances. Shipowner shall not, without the prior written consent of Mortgagee (not to be unreasonably withheld), settle, compromise or abandon any claim under the Insurances for a Total Loss.

          (f) Shipowner agrees that it will not do any act, or voluntarily suffer or permit any act to be done, whereby any insurance required hereunder shall or may be invalidated, voided, suspended, impaired or defeated and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted under the policies of insurance in effect, without first covering the Vessel with insurance required by this Deed for such voyage or the carriage of such cargo.

     Section 1.9 No Set-Off or Tax Deduction.

          (a) All amounts due from Shipowner under the Security Documents shall be paid (i) without any form of set-off, counterclaim, cross-claim or condition, and (ii) free and clear of any tax deduction except a tax deduction which Shipowner is required by law to make. In this Section, "tax deduction" means any deduction or withholding for or on account of any present or future tax.

          (b) If Shipowner is required by law to make a tax deduction from any payment:

               (i) it shall notify Mortgagee as soon as it becomes aware of the requirement; and

               (ii) it shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises.

          (c) If requested by Mortgagee, within one (1) month after making the payment referred to in (b)(ii) above in this Section, Shipowner shall deliver to Mortgagee documentary evidence satisfactory to Mortgagee that the tax concerned has been paid to the appropriate taxation authority.

                                   ARTICLE 2
                         EVENTS OF DEFAULT AND REMEDIES

     Section 2.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) any event set forth on Schedule 1 hereto; or

          (b) this Deed and the Statutory Mortgage or any material provision hereof or thereof shall be deemed invalidated in whole or in part by any present or future law of the Bahamas or decision of any competent court; provided that if it is possible to reinstate this Deed and the Statutory Mortgage or any material provision hereof or thereof that is deemed invalidated by moving this Deed and the Statutory Mortgage to another jurisdiction or by taking any other action, in each case that will not result in unreasonable delay or expense, Shipowner and Mortgagee will take all further action required to do so, and no Event of Default shall be deemed to have occurred.

     Section 2.2 Consequences of Default. If any Event of Default shall occur and be continuing, then in any such case and at any time thereafter Mortgagee may exercise all rights, powers, privileges and remedies hereunder or otherwise existing or arising by agreement, at law, or in equity, in admiralty, or otherwise (including, without limitation, the exercise of all powers possessed by it as mortgagee, chargee and assignee of the Vessel, Insurances and Requisition Compensation conferred by the law of any country or territory the courts of which have or claim any jurisdiction in respect of Shipowner, the Vessel, the Insurances or Requisition Compensation), and without limiting the foregoing, Mortgagee shall have the right to:

          (a) exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the Bahamas or of any other jurisdiction where the Vessel may be found;

          (b) bring suit at law, in equity or in admiralty, as it may deem advisable, to recover judgment for any and all amounts due under the Obligations, or otherwise hereunder, and collect the same out of any and all property of Shipowner whether covered by the Statutory Mortgage and this Deed or not;

          (c) take and enter into possession of the Vessel, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage remove the Vessel to any port or place selected by Mortgagee and Mortgagee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time Mortgagee avails itself of the right given to it to take the Vessel: (i) Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of Shipowner without charge, or to dock her at any other place at the cost and expense of Shipowner, and (ii) Mortgagee shall have the right to require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver to Mortgagee the Vessel as demanded; and Shipowner shall irrevocably instruct the Master of the Vessel so long as the Deed and the Statutory Mortgage are outstanding to deliver the Vessel to Mortgagee as demanded. To the extent permitted by law, Shipowner or any other person in possession shall, forthwith upon demand of Mortgagee, and at Shipowner's expense, surrender possession of the Vessel as demanded by Mortgagee, and Mortgagee may hold, lay up, charter, operate, or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, accounting for the net profits, if any, arising from such use and charging upon all receipts from such use or from the sale of the Vessel by court proceedings or pursuant to subsection (e) below, all reasonable costs, charges, damages, losses or other expenses incurred by reason of such use or sale;

          (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction, after publishing notice of such auction at least ten (10) days prior to such auction in a daily newspaper of general circulation published in New York City, with a copy sent to Shipowner on the day of publication, or by private contract, after giving ten
(10) days prior notice to the Shipowner, without legal process at any place in the world and upon such terms as Mortgagee may deem to be appropriate in order to satisfy the Obligations, with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction Mortgagee may become the purchaser and shall have the right to set off the purchase price against the Obligations;

          (e) sell the Vessel in compliance with applicable law at a properly conducted public sale at any place and at such time as Mortgagee may reasonably specify, and in such manner as Mortgagee may reasonably deem advisable, free from all claims by Shipowner;

          (f) require that all policies and other documents relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of Mortgagee;

          (g) collect, recover and give a good discharge for any monies or claims forming part of, or arising in relation to, the Vessel, the Insurances or the Requisition Compensation, and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

          (h) to take over or commence or defend (if necessary using the name of Shipowner) any claims or proceedings relating to, or affecting, the Vessel, the Insurances or the Requisition Compensation which Mortgagee may think fit and to abandon, release or settle in any way any such claims or proceedings; and/or

          (i) to enter into any other transaction or arrangement of any kind not described above or to do anything in relation to the Vessel, the Insurances or the Requisition Compensation which Mortgagee acting reasonably may think fit.

Shipowner hereby waives presentment, demand, protest, notice of nonpayment, notice of dishonor or any other notice of any kind.

     Section 2.3 Sale of Vessel. A sale of the Vessel made in pursuance of this Deed, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of Shipowner therein and thereto and shall bar Shipowner its successors and assigns and all persons claiming by through or under them provided such sale is by auction and that nothing herein shall be deemed to derogate from Shipowner's duty to Mortgagee. Nevertheless, the Vessel shall not be sold to any parties who are not lawfully entitled to acquire it. No purchaser shall be bound to inquire whether Mortgagee's power of sale has arisen in the manner provided by the Deed and the Statutory Mortgage, whether notice has been given or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of such sale, Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale to the holder of the Obligations after allowing for the costs and expense of sale and other charges. Such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been credited upon the Obligations. At such sale, Mortgagee or any holder of the Obligations may bid for and purchase such property, and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor. Mortgagee shall not have any liability to Shipowner in connection with any disposition of the Vessel hereunder, nor shall Shipowner be entitled to any set-off, counterclaim, or recoupment with respect to any claim of such a liability.

     Section  2.4  Conveyance.  Upon  an  Event  of  Default,  Shipowner  hereby irrevocably appoints Mortgagee and its assigns as its true and lawful attorney-in-fact coupled with an interest with full power to act alone and with full power to execute and deliver to any purchaser aforesaid, and shall be vested with full power and authority to make, in the name and on behalf of Shipowner, good conveyance of the title to the Vessel to any person lawfully entitled to hold such title. In the event of a sale of the Vessel under any power herein contained, Shipowner shall, if and when required by Mortgagee, execute such form of conveyance of the Vessel as Mortgagee may direct, and Mortgagee is hereby irrevocably appointed Shipowner's attorney-in-fact coupled with an interest to execute such form upon Shipowner's failure to do so forthwith upon request.

     Section 2.5 Receiver/Manager. Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require Shipowner to deliver, and Shipowner shall on demand, at its own cost and expense, deliver, to Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Deed or the Statutory Mortgage, Mortgagee shall be entitled as a matter of right to request a court of competent jurisdiction to appoint a Receiver of the Vessel. In the event of such appointment:

          (a) all liabilities, costs and other expenses reasonably incurred by the Receiver shall be for the account of Shipowner;

          (b) Mortgagee may exercise any of the powers conferred by this Deed or the Statutory Mortgage while a Receiver is in office and is acting;

          (c) an appointment of such Receiver shall be by action of such court;

          (d) the remuneration of such Receiver shall be fixed by such court;

          (e) to the fullest extent permitted by law, such Receiver shall be Shipowner's agent (in relation to Shipowner's rights and interests in the Vessel) provided that, unless such court provides otherwise, Shipowner shall be responsible, to the exclusion of any liability on the part of Mortgagee, for the Receiver's remuneration and for its contracts, acts and defaults both in its capacity and as Shipowner's agent;

          (f) the Receiver shall have all the powers conferred by Section 2.2 as if the reference to Mortgagee in Section 2.2 were a reference to the Receiver;

          (g) Shipowner irrevocably and by way of security irrevocably appoints such Receiver its attorney on its behalf and in its name or otherwise to execute or sign any document and do any act or thing which such Receiver considers necessary or desirable with a view to or in connection with any exercise or proposed exercise of any of its powers;

          (h) if approved by such court, such Receiver may delegate to any person or persons any of the powers (including any discretionary authority) conferred on it and may do so on terms authorizing successive sub-delegations;

          (i) in the case of joint Receivers any of the powers (including any discretionary authority) conferred by such court or this Deed or the Statutory Mortgage or by general law may be exercised by any one or more of them, unless their appointment specifically states the contrary;

          (j) if approved by such court, Mortgagee may remove such Receiver, with or without appointing another Receiver. Such a removal may be effected by a document signed by any of Mortgagee's officers;

          (k) if approved by such court, Mortgagee may appoint a Receiver to replace a Receiver who has resigned or for any other reason ceased to hold office; and

          (l) such Receiver shall account to the court for any monies received by it and, with the approval of the court, shall be entitled to retain out of any such monies received by it such amounts in respect of its expenses (or to cover estimated future expenses) as is approved by such court.

     Section 2.6 Expenses. Shipowner covenants that upon the occurrence of any Event of Default that is continuing, then, upon written demand of Mortgagee, Shipowner will pay to Mortgagee the whole amount due and payable on the Obligations; and in case Shipowner shall fail to pay the same forthwith upon such demand, Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with the reasonable costs and expenses of collection, including a reasonable compensation to the attorneys of Mortgagee plus any necessary advances, expenses and liabilities made or incurred by them. All monies collected by Mortgagee under this Section 2.6 shall be applied by Mortgagee in accordance with the provisions of Section 2.8 hereof.

     Section 2.7 Cumulative Rights, Powers and Remedies. Each and every right, power and remedy herein given to Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, or by contract (including without limitation under the other Security Documents), and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by Mortgagee or by the holder of the Obligations in the exercise of any right or power or in the pursuance of any remedy accruing upon any default or Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such default or Event of Default or to be an acquiescence therein; nor shall the acceptance by Mortgagee of any security or of any payment of or on account of any part of the Obligations maturing after any default or Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

     Section 2.8 Application of Proceeds. The proceeds of any sale of the Vessel made either under the power of sale hereby granted to Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Deed and the Statutory Mortgage or for the enforcement of any remedy granted to Mortgagee hereunder, insurance pertaining to the Vessel, and all other sums received by Mortgagee pursuant to or under the provisions of this Deed or the Statutory Mortgage or in any proceedings hereunder or thereunder, the application of which has not otherwise been specifically provided for, shall, except as otherwise provided by law, be applied as follows:

          FIRST: To the payment of all reasonable expenses, including the expenses of any sale, the expenses of any retaking, attorneys' fees, court costs, and other expenses incurred by Mortgagee in the protection of its rights, powers, and privileges or the pursuance of its remedies, with interest thereon at the Default Rate;

          SECOND: To the payment of all amounts as required by law or otherwise at Mortgagee's sole option, to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of the Statutory Mortgage and this Deed;

          THIRD: To the payment of interest on the Loan;

          FOURTH: To the payment of principal on the Loan;

          FIFTH: To the payment of the other Obligations and all other sums evidenced or secured hereby from time to time and not already paid pursuant to the foregoing subsection, whether due or not, owed to Mortgagee, together with interest thereon at the Default Rate;

          SIXTH: To the payment of all amounts secured by means of preferred mortgage or other Security Interests in and to the Vessel in favor of Mortgagee that is or are junior in priority to this Deed and the Statutory Mortgage, allocated amongst such secured obligations as Mortgagee may choose, in its sole discretion, and, at Mortgagee's sole option to the payment of or to provide adequate indemnity against Security Interests known to Mortgagee and having or claiming priority over the lien of such junior preferred mortgage(s); and

          SEVENTH: To the payment of any surplus thereafter remaining to Mortgagee.

     Section 2.9 Possession of Vessel. Until the occurrence of any Event of Default that is continuing, Shipowner shall be suffered and permitted to retain actual possession and use of the Vessel.

     Section 2.10 No Requirement to Commence Proceedings Against Shipowner. Mortgagee will not need to commence any proceedings under, or enforce any Security Interest created by, any other agreement or by law before commencing proceedings under, or enforcing any Security Interest created by, the Statutory Mortgage and this Deed.

     Section 2.11 Application of Sums Received or Recovered. At any time following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right to apply and reapply any sum received or recovered from Shipowner under or by virtue of the Statutory Mortgage or this Deed or any Security Interest connected with it and provide notice to Shipowner of such application or reapplication and cause to be applied (subject to collection) the balance from time to time outstanding to the payment of the Obligations in the manner specified in Section 2.8 hereof.

     Section 2.12 Rights Regarding Security Interests. Upon any unreasonable delay by Shipowner to act promptly and appropriately with respect to any alleged Security Interest pursuant to Section 1.5, Shipowner authorizes and empowers Mortgagee to appear in the name of Shipowner in any court or tribunal of any jurisdiction where an action is pending against the Vessel because of or on account of any alleged Security Interest thereon from which Vessel has not been so released and to take such actions as Mortgagee may deem appropriate to defend such action, to purchase or discharge such alleged Security Interest or to release the Vessel, including, without limitation, posting adequate security therefor. Shipowner shall reimburse Mortgagee for all reasonable expenses incurred by Mortgagee for such defense, purchase or discharge, and any such amounts to which Mortgagee is entitled to reimbursement from Shipowner shall be secured by the lien of the Statutory Mortgage and this Deed and shall bear interest at a rate per annum equal to the Default Rate.

                                   ARTICLE 3
                                SUNDRY PROVISIONS

     Section 3.1 Currency. Unless otherwise specifically stated, all references to Dollars in this Deed shall be deemed to refer to United States Dollars.

     Section 3.2 Amendments. No waiver, termination, amendment or other modification of any provision of the Statutory Mortgage or this Deed, and no consent to any departure by Shipowner from any provision thereof, shall in any event be effective unless the same shall be in writing and signed by Mortgagee and Shipowner, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given; provided that no such consent, waiver, termination, amendment or other modification, unless in writing and signed by Mortgagee shall affect the rights or duties of Mortgagee under the Statutory Mortgage and this Deed.

     Section 3.3 Successors and Assigns. All covenants, promises, stipulations and agreements of Shipowner in the Statutory Mortgage and this Deed shall bind Shipowner and its successors and assigns and all persons claiming by, through or under it and shall inure to the benefit of Mortgagee and its successors and permitted assigns and all persons claiming by, through or under it. Shipowner recognizes that Mortgagee may, consistent with applicable law, assign or otherwise transfer its rights under the Statutory Mortgage and/or this Deed. Any such assignment or transfer may be made (a) to or for the benefit of an affiliate of Mortgagee or (b) with Shipowner's prior written consent (which shall not be unreasonably withheld) to any other Person.

     Section 3.4 Reimbursement. Shipowner shall reimburse Mortgagee on demand for all reasonable attorneys' fees the payment of which is otherwise secured hereby, and for all reasonable expenses and fees which Mortgagee may incur from time to time in providing insurance coverage, in discharging the Vessel from arrest or the like, or providing security therefor, salvage, general average and tort claim expenses, for Security Interests, for mortgage recording and duplication expenses and fees, in providing repairs, moving the Vessel and for such other matters as Shipowner is obligated herein to provide, but fails to provide, all to the extent provided for herein. Such obligation of Shipowner to reimburse Mortgagee shall be an additional indebtedness due from Shipowner and secured by the Statutory Mortgage and this Deed, and shall accrue interest at the Default Rate from the date of notice that such amount is due or is unpaid. Mortgagee, though privileged to do, shall be under no obligation to Shipowner to make any such expenditures, nor shall the making thereof relieve Shipowner of any default in that respect.

     Section 3.5 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Mortgagee:

                 Holland America Line Inc.
                 Attn:    General Counsel
                 300 Elliott Avenue West
                 Seattle, WA 98119-4199
                 Tel:     (206) 286-3238
                 Fax:     (206) 281-7110

          Copy (which will not constitute notice) to:

                 Kirkpatrick & Lockhart Preston Gates Ellis LLP
                 Attn:    David Tang
                 925 Fourth Avenue, Suite 2900
                 Seattle, Washington 98104
                 Tel:     (206)623-7580
                 Fax:     (206) 623-7022

          If to Shipowner:

                 Ambassador International, Inc.
                 Attn:    Joseph McCarthy
                 1071 Camelback Street
                 Newport Beach, CA 92660
                 Tel:     (949) 759-5951
                 Fax:     (949) 759-5970

          Copy (which will not constitute notice) to:

                 Seward & Kissel LLP
                 Attn:    Derick W. Betts
                 One Battery Park Plaza
                 New York, NY 10004
                 Tel:     (212) 574-1200
                 Fax:     (212) 484-8421

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     Section 3.6 Agents. Wherever and whenever herein any right, power or authority is granted or given to Mortgagee, such right, power or authority may be exercised in all cases by Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of Mortgagee. Shipowner acknowledges that any such agent is the agent of Mortgagee entitled to act on behalf of Mortgagee.

     Section 3.7 Discharge of Mortgage. Mortgagee, upon payment of all principal and interest and of all sums otherwise due under the Security Documents, shall, at the expense of Shipowner, forthwith cause this Deed and the Statutory Mortgage to be discharged and transfer or release to Shipowner all insurance policies and other documents relating to the Vessel.

     Section 3.8 No Liability of Lender or Receiver. Absent gross negligence, neither Mortgagee nor any Receiver shall be obliged to check the nature or sufficiency of any payment received by it under the Statutory Mortgage, this Deed or the Note or to preserve, exercise or enforce any right forming part of, or relating to, the Vessel.

     Section 3.9 Further Assurances.

          (a) Shipowner shall execute and deliver to Mortgagee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document as Mortgagee may, in any particular case, reasonably specify, and/or shall effect any registration or notarization, give any notice or take any other step, which Mortgagee may, by notice to Shipowner, reasonably specify for any of the purposes described in Section 3.9(b) or for any similar or related purpose.

          (b) The purposes referred to in Section 3.9(a) are to:

               (i) validly and effectively to create the Security Interest and rights intended to be created by or pursuant to the Statutory Mortgage and this Deed;

               (ii) create a specific mortgage or assignment of any particular asset contemplated by the Statutory Mortgage and this Deed;

               (iii) protect the priority in any jurisdiction of any Security Interest which is created, or intended to be created, by or pursuant to the Statutory Mortgage and this Deed;

               (iv) during the continuance of an Event of Default, enable or assist Mortgagee or a Receiver to sell or otherwise deal with the Vessel, Insurances or Requisition Compensation, to transfer title to, or grant any interest or right relating to, the Vessel, Insurances or Requisition Compensation or otherwise to exercise, during the continuance of an Event of Default, any power or right which is referred to in Section 2.2; and

               (v) during the continuance of an Event of Default, enable or assist Mortgagee to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to the Vessel, the Insurances or the Requisition Compensation in any country or under the law of any country, to the extent Mortgagee is entitled to do so pursuant to the terms of the Statutory Mortgage and this Deed.

          (c) Mortgagee may specify the terms of any document to be executed by Shipowner under this Section and those terms may include any covenants, powers and provisions consistent with the Statutory Mortgage and this Deed which Mortgagee reasonably considers appropriate to protect its or a Receiver's interests.

          (d) Shipowner shall comply with a notice under this Section by the date reasonably specified in the notice.

          (e) At the same time as Shipowner delivers to Mortgagee any document executed under this Section, Shipowner shall, if requested, also deliver to Mortgagee a certificate signed by the Secretary of Shipowner which shall:

               (i) set out the text of a resolution of Shipowner's directors specifically authorizing the execution of the document specified by Mortgagee; and

               (ii) state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under Shipowner's articles of incorporation or other constitutional documents.

     Section 3.10 Power of Attorney. For the purpose of securing Mortgagee's interest in the Vessel, Insurances and Requisition Compensation and the due and punctual performance of its obligations to Mortgagee under the Statutory Mortgage, this Deed and the Note, Shipowner irrevocably and by way of security appoints Mortgagee its attorney, on behalf of Shipowner and in its name or otherwise, with full power of substitution, to execute, sign or deliver any document and do any act or thing which Shipowner is obliged to do under the Statutory Mortgage or this Deed, it being agreed that such power of attorney is coupled with an interest and shall only be operative during the continuance of an Event of Default.

     Section 3.11 Governing Law. The Statutory Mortgage and this Deed shall be governed by and construed in accordance with the laws of the Commonwealth of the Bahamas and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law. Nothing in this Section shall exclude or limit any right which Mortgagee may have with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

     Section 3.12 Consent to Jurisdiction/Agent for Service of Process. Shipowner hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to the Statutory Mortgage, this Deed or the Note and irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waives any claim that any such forum is an inconvenient forum. Shipowner agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Mortgagee to bring any action or proceeding against Shipowner or its property in the courts of any other jurisdiction. Shipowner irrevocably appoints GTC Corporate Services Ltd., for the time being presently at Sassoon House, Shirley Street and Victoria Avenue, P.O. Box SS-5383, Nassau, Bahamas, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in any court which are connected with this Deed, the Statutory Mortgage or the Note.

     Section 3.13 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS DEED, THE STATUTORY MORTGAGE, THE NOTE OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     Section 3.14 Recorded Amount. For the purposes of the recording this First Priority Statutory Mortgage under the law of the Bahamas, the total amount of this Deed and the Statutory Mortgage is Sixty Million United States Dollars (US$60,000,000), and interest and the performance of the Deed and Statutory Mortgage covenants; the maturity date is the 2nd day of April, 2017, and the discharge amount is the same as the total amount. It is not intended that this Deed and the Statutory Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in the provisions of the law of the Bahamas. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Deed and the Statutory Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

     Section 3.15 No Waiver of Preferred Status. No provision of this Deed and the Statutory Mortgage shall be deemed to be a stipulation that Mortgagee waives the priority status of the Statutory Mortgage given by the laws of the Bahamas. Any provision of this Mortgage which would otherwise constitute such a stipulation, to such extent, shall have no force or effect.

     Section 3.16 Counterparts. This Deed may be executed simultaneously in any number of counterparts and all such counterparts executed and delivered each as an original will constitute but one and the same instrument.

     Section 3.17 Exhibits. All exhibits referred to herein are attached hereto and incorporated herein by this reference.

     Section 3.18 Captions. The captions of the articles and sections and subsections of this Deed are included for convenience of reference only, and shall not constitute a part of this Deed for any other purpose.





                            [Signature page follows]

     IN WITNESS WHEREOF, Shipowner has executed this Deed the 2nd day of April, 2007.

                                           Signed, Sealed and Delivered by
                                           WIND STAR LIMITED


                                           By       /s/ David Giersdorf
                                                    ----------------------------
                                           Name     David Giersdorf
                                                    ----------------------------
                                           Its      President
                                                    ----------------------------

                                           In the presence of:

                                                    /s/ Joseph G. McCarthy
                                                    ----------------------------
                                           Name     Joseph G. McCarthy
                                                    ----------------------------
                                           Its      Secretary
                                                    ----------------------------


EXHIBITS:

Exhibit A - Note



STATE OF Washington   )
                      )  ss.
COUNTY OF King        )

     On this 2nd day of April, 2007, before me, a Notary Public in and for the State of Washington, personally appeared David Giersdorf and Joseph McCarthy, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he/she was authorized to execute the instrument, and acknowledged it as the President and Secretary of Wind Star Limited, to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                           /s/ Eva C. Jenner
                                           -------------------------------------
                                           NOTARY  PUBLIC  in and for the State
                                           of  Washington,  residing
                                           at Seattle, WA
                                           My appointment expires 6/9/10

                                   SCHEDULE 2

                               REQUIRED INSURANCE



1.   Hull and Machinery

Insurance to cover physical loss or damage to the vessel under the American Institute Hull Clauses for partial, constructive, and/or agreed total loss up to the agreed Insured Value.

Vessel                            Insured Value                       Deductible
--------------------------------------------------------------------------------
Wind Surf                         $44,000,000                         $500,000
Wind Spirit                       $20,000,000                         $500,000
Wind Star                         $20,000,000                         $500,000

2.   Increased Value of Hull and Machinery

As above, but only to pay in the event of a total, constructive, or agreed total loss up to the agreed Insured Value.

Vessel                           Insured Value                        Deductible
--------------------------------------------------------------------------------
Wind Surf                        $11,000,000                            $0
Wind Spirit                      $5,000,000                             $0
Wind Star                        $5,000,000                             $0

3.   War Risks Hull and Machinery and Protection and Indemnity War Risks

Insurance to cover physical loss or damage to the vessel in accordance with the Institute War Risks Hull Clauses up to the agreed Insured Value.

Vessel                            Insured Value                       Deductible
--------------------------------------------------------------------------------
Wind Surf                         $55,000,000                         $500,000
Wind Spirit                       $25,000,000                         $500,000
Wind Star                         $25,000,000                         $500,000

4.   Protection and Indemnity

Insurance to protect and indemnify for shipowner's legal liabilities in accordance with the insured vessel's Class 1 Terms of Entry in a shipowner's mutual protection and indemnity association. Deductible is $500,000 for any one accident.

Vessel                GRT              Built           Flag         Pax Capacity
--------------------------------------------------------------------------------
Wind Surf             14,745           1989            Bahamas          312
Wind Spirit           5,736            1988            Bahamas          148
Wind Star             5,703            1986            Bahamas          148

5.   Freight, Demurrage and Defence

Insurance to protect and indemnify shipowner's for costs in accordance with the insured vessel's Class 2 Terms of Entry in a shipowner's mutual freight, demurrage and defence association. Deductible is $10,000 for any one accident.

Vessel                GRT              Built           Flag         Pax Capacity
--------------------------------------------------------------------------------
Wind Surf             14,745           1989            Bahamas          312
Wind Spirit           5,736            1988            Bahamas          148
Wind Star             5,703            1986            Bahamas          148

                                   SCHEDULE 3

                         DEFINED TERMS USED IN THE DEED



     In this Deed, unless the contrary intention appears:

     "Affiliate" means a person controlled by, controlling or under common control with another person with "control" for these purposes meaning ownership, beneficial or otherwise, of 51% or more of the voting or owner equity.

     "Asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment.

     "Company" includes, without limitation, any partnership, joint venture, corporation, sole proprietorship or unincorporated association.

     "Default Rate" means eleven percent (11%).

     "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Vessel, (ii) any incident resulting from a collision between the Vessel and another vessel or some other incident of navigation or operation in which Environmentally Sensitive Material is released from a vessel other than the Vessel and , in either case, where the Vessel, Shipowner or the approved manager of the Vessel is at fault or otherwise liable (in whole or in part), or
(iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and where the Vessel is arrested as a result and/or where Shipowner or the approved manager of the Vessel are at fault or otherwise liable.

     "Environmental Laws" means all laws relating to pollution, protection of the environment, prevention and cleanup of environmental pollution, and the regulation of shipowners and vessels with respect to environmental matters (including, without limitation, the United States Oil Pollution Act of 1990, the United States Clean Water Act and the United States Resource Conservation and Recovery Act).

     "Environmentally Sensitive Material" means oil, oil products, any other substance which is polluting, toxic or hazardous or any substance the release of which into the environment is regulated, prohibited or penalized by or pursuant to any Environmental Law.

     "Event of Default" shall have the meaning set forth on Schedule 1 attached hereto.

     "Expense" means any kind of cost, charge or expense (including all reasonable attorneys' fees, costs and expenses including at or before trial and on appeal) and any applicable value added, sales or other tax thereon.

     "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

     "Insurances" means all policies and contracts of insurance (which expression includes without limitation hull and machinery insurances and all entries of the Vessel in a protection and indemnity or war risks association) which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever in connection with the Vessel.

     "Law" includes all statutes, rules, regulations, treaties, requirements, conventions, directives, decisions and other pronouncements having the force of law of any governmental or other regulatory authority.

     "Liability" includes every kind of debt or liability, present or future, certain or contingent, whether incurred as principal, surety or otherwise.

     "Permitted Liens" means:

               (i) liens for crew wages (including wages of the Master) accrued for not more than thirty (30) days;

               (ii) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent;

               (iii) liens incurred in the ordinary course of trading the Vessel not exceeding $250,000 at any time outstanding;

               (iv) liens created by or through Mortgagee prior to the date of the Statutory Mortgage but only until such time as Mortgagee has discharged same;

               (v) liens to which Mortgagee has given its prior written consent;

               (vi) liens for tort claims covered by insurance, subject to applicable deductibles; and

               (vii) port, canal and other waterway dues and pilotage accrued for not more than thirty (30) days.

     "Person"   includes   any   individual,   company,   authority,   political
subdivision, international organization or other entity.

     "Protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amending Running Down Clause (I/ 1 0/7 1) or any equivalent provision.

     "Receiver" means any receiver and/or manager (or joint receivers and/or managers) appointed under Section 2.5.

     "Requisition Compensation" includes all moneys or other compensation payable by reason of requisition of title or other compulsory acquisition of title of the Vessel.

     "Security Documents" means the Note, this Deed, the Statutory Mortgage, the Subsidiary Guarantee, the Parent Guarantee, the Security Agreement and the Pledge Agreement.

     "Security Interest" means (a) a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien, encumbrance or any other security interest of any kind, maritime or non-maritime including, without limitation, claims of or liability to possession or forfeiture, or (b) the rights of the plaintiff under an action in rem in which the Vessel has been arrested or a writ has been issued or similar step taken.

     "Specified Amount" means a percentage of the then-outstanding principal amount plus accrued and unpaid interest due under the Note equal to 25% in the case of Wind Star, 25% in the case of Wind Spirit and 50% in the case of Wind Surf. If the Specified Amount is required to be calculated subsequent to a Total Loss of any of the foregoing vessels, the percentages applicable to the remaining vessels shall be proportionately increased.

     "Tax" includes any present or future tax, duty, impost, levy or charge or any kind which is imposed by any governmental authority and includes all related penalties, interest and fines.

     "Total Loss" means:

          (a) actual, constructive, compromised, agreed or arranged total loss of the Vessel;

          (b) any expropriation, confiscation, requisition or compulsory acquisition of the Vessel, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding the final maturity of the Note, including any extension of such final maturity;

          (c)  any  arrest,  capture,   seizure,  or  detention  of  the  Vessel
(including any hijacking or theft) unless she is within 30 days (90 days in the case in hijacking or theft) redelivered to Shipowner's full control.

     "War risks" includes the risk of mines and all risks excluded by Clause 23 of the Institute Time Clauses (Hulls) (10/1/83).

                              SUBSIDIARY GUARANTEE


     This Guarantee (this "Guarantee"), dated as of April 2, 2007, is by Windstar Sail Cruises Limited (the "Company"), Wind Star Limited ("Wind Star"), Wind Spirit Limited ("Wind Spirit") and Degrees Limited ("Degrees Limited" and, collectively with Company, Wind Star and Wind Spirit, the "Guarantors"), in favor of HAL Antillen N.V., a Netherlands Antilles corporation ("HAL Antillen").

                                    RECITALS:

     A. HAL Antillen and Ambassadors International Cruise Group, LLC, a Marshall Islands limited liability company ("Buyer"), have entered into a Purchase Agreement (the "Purchase Agreement") dated as of February 21, 2007 pursuant to which HAL Antillen has agreed to sell to Buyer, and Buyer has agreed to purchase from HAL Antillen, all of the shares of capital stock of the Company in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

     B. As partial payment of the purchase price of such shares, Buyer is delivering to HAL Antillen a promissory note, executed by Buyer in favor of HAL Antillen, in the amount of sixty million dollars ($60,000,000) (the "Buyer Note").

     C. Guarantors, as wholly-owned subsidiaries of Buyer after the transactions contemplated by the Purchase Agreement, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and HAL Antillen's agreement to accept the Buyer Note as partial payment of the purchase price thereunder.

     D. Buyer, Guarantors and HAL Antillen have entered into a Security Agreement, dated as of the date hereof (the "Security Agreement"), that contemplates that Guarantors will execute and deliver this Guarantee to provide additional support for the obligations of Buyer under the Buyer Note.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and in order to induce the HAL Antillen to accept the Buyer Note, each Guarantor agrees as follows:

           1. Definitions. Any capitalized terms not defined herein will have the meaning assigned to such terms in the Purchase Agreement. In addition, the following terms have the following meanings:

     "Initial Pledged Shares" has the meaning specified in Section 1 of the Pledge Agreement."Buyer Party" means each of Buyer and the Guarantors.

     Additional Pledged Collateral" has the meaning specified in Section 1(a) of
the  Pledge   Agreement.   "Obligations"   means  the  following   indebtedness,
liabilities and obligations:

          (a) all indebtedness, liabilities and obligations of Buyer to HAL Antillen now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, howsoever evidenced, created, incurred or owing and whether or not evidenced by promissory notes or other evidences of indebtedness, and all modifications, renewals, extensions and rearrangements thereof and substitutions and replacements therefor, arising under or in connection with the Buyer Note;

          (b) all indebtedness, liabilities and obligations of Buyer now or hereafter existing in connection with the other Security Documents; and

          (c) all accrued interest on any of the foregoing indebtedness, liabilities and obligations, whether accruing prior to or subsequent to the commencement of a bankruptcy or similar proceeding.

     "Pledged Collateral" means any collateral pledged as security in connection with the Buyer Note or any other Security Documents.

     "Security Documents" has the meaning ascribed to such term in the Security Agreement."Pledged Shares" has the meaning specified in Section 1(a) of the Pledge Agreement

     2. Guarantee. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, the punctual and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations, and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by HAL Antillen in enforcing any rights under this Guarantee and the other Security Documents and the ISDA Facility Documents. Without limiting the generality of the foregoing, each Guarantor's liability will extend to all amounts that constitute part of the Obligations and would be owed by Buyer to HAL Antillen under the Security
Documents  and the  ISDA  Facility  Documents  but for the  fact  that  they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Buyer.

     Notwithstanding any provision of this Guarantee to the contrary, it is intended that this Guarantee, and any interests, liens and security interests granted by the Guarantors as security for this Guarantee, not constitute a Fraudulent Conveyance (as defined below) in the event that this Guarantee or such interest is subject to the United States Bankruptcy Code (the "Bankruptcy Code") or any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state or jurisdiction. Consequently, the Guarantors and HAL Antillen agree that if this Guarantee, or any such interests, liens or security interests securing this Guarantee, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guarantee and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guarantee or such interest, lien or security interest to constitute a Fraudulent Conveyance, and this Guarantee shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer Law or similar Law of any state or jurisdiction, as in effect from time to time. Furthermore, the amount guaranteed hereunder and the payments to be made under this Guarantee shall be limited to an amount and payments that will not result in prohibited dividend or distribution under applicable Law.

     3. Guarantee Absolute. Each Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Security Documents, regardless of any Law or Order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of HAL Antillen with respect thereto. The obligations of each Guarantor under this Guarantee are independent of the Obligations or any other obligations of Buyer under the Security Documents, and a separate action or actions may be brought and prosecuted against each
Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Buyer or whether Buyer is joined in any such action or actions. The liability of each Guarantor under this Guarantee will be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Security Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other obligations of Buyer under the Security Documents, or any other amendment or waiver of or any consent to departure from any Security Document, including any increase in the Obligations resulting from the extension of additional credit to Buyer or otherwise, or the acceptance of partial payments of the Obligations;

          (c) any taking, exchange, release or non-perfection of any Pledged Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

          (d) any manner of application of the Pledged Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Pledged Collateral for all or any of the Obligations or any other obligations of Buyer under the Security Documents or any other assets of Buyer or any of its subsidiaries;

          (e) any change, restructuring or termination of the organic structure or existence of any Buyer Party or any of its subsidiaries;

          (f) the taking or failure to take any action under the Security Documents;

          (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment, composition with creditors or readjustment of, or similar proceeds affecting any Buyer Party or any other guarantor of any or all of the Obligations;

          (h) any act, election, remedy, occurrence or circumstance of any nature, whether or not under HAL Antillen's control, that may affect or impair any subrogation right of a Guarantor or the effectiveness or value thereof;

          (i) the default or failure of any Guarantor to perform fully any of its obligations set forth herein;

          (j) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any guarantor or other surety with respect to the Obligations; or

          (k) any existence of or reliance on any representation by HAL Antillen or any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Buyer Party or any other guarantor or surety other than payment and satisfaction in full of all of the Obligations.

     4. Reinstatement of Guarantee. This Guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations or any proceeds of any collateral or security which has been applied in payment of any of the Obligations is rescinded or must otherwise be returned by HAL Antillen or any other Person upon the insolvency, bankruptcy or reorganization of Buyer or any Guarantor or for any other reason, all as though such payment had not been made. Except as provided in the preceding sentence, each Guarantor's obligations under this Guarantee will terminate when the Obligations have been fully paid, performed and satisfied.

     5. Contribution.

          (a) In order to provide for just and equitable contribution among the Guarantors, if any of Wind Star, Wind Spirit or Degrees Limited makes any payment to HAL Antillen in respect of the Obligations (a "Paying Guarantor"), the Paying Guarantor shall be entitled to contribution from the other parties (the "Non-Paying Guarantors") for any Excess Payments, damages, and expenses (including any legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, or proceeding or other claims asserted, but after deducting any contribution received by such Paying Guarantor, by persons other than the Non-Paying Guarantors) (each such payment, a "Contribution Payment") incurred by such Paying Guarantor in discharging, in whole or in part, the Obligations owed to HAL Antillen, as set forth below.

          (b) So long as any Obligations remain outstanding, no Paying Guarantor may claim its right of contribution against a Non-Paying Guarantor except to demand that a Non-Paying Guarantor make a payment to HAL Antillen in the amount equal to (i) the aggregate of all payments made to HAL Antillen in satisfaction of the Obligations (including the Paying Guarantor's Excess Payment), times (ii) such Non-Paying Guarantor's Contribution Percentage, minus (iii) the aggregate of all payments made to HAL Antillen in satisfaction of the Obligations by such Non-Paying Guarantor.

          (c) Once the Obligations no longer remain outstanding, a Paying Guarantor shall have a right of contribution against each Non-Paying Guarantor in the amount equal to (i) the aggregate of all payments made to HAL Antillen in complete satisfaction of the Obligations, times (ii) such Non-Paying Guarantor's Contribution Percentage, minus (iii) the aggregate of all payments made to HAL Antillen in satisfaction of the Obligations by such Non-Paying Guarantor. Each Paying Guarantor's right of contribution, if any, pursuant to the preceding sentence in respect of any Excess Payment made by it shall arise automatically at the time such Excess Payment is made, subject to adjustment at the time such Paying Guarantor makes any subsequent Excess Payment.

          (d) The following definitions apply to this Section 5:

               (i) "Excess Payment" means any payment made by a Paying Guarantor that causes the aggregate of all payments made by such Paying Guarantor to HAL Antillen in satisfaction of the Obligations to exceed the Paying Guarantor's Contribution Percentage of the aggregate of all payments made to HAL Antillen in satisfaction of the Obligations.

               (ii) "Contribution Percentage" means, (i) with respect to Wind Star, 25 percent, (ii) with respect to Wind Spirit, 25 percent and (iii) with respect to Degrees Limited, 50 percent.

     6. Waivers and Acknowledgements.

          (a) Each Guarantor waives any right to require HAL Antillen to sue Buyer or any guarantor or surety obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any Pledged Collateral or any collateral securing the obligations of any guarantor of surety or any part thereof.

          (b) Each Guarantor waives notice of (i) presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation, (ii) HAL Antillen's acceptance of this Guarantee or its intention to act or its actions in reliance hereon; (iii) the present existence or future incurring of any Obligations or any terms or amounts thereof or any change therein; (iv) any default by Buyer or any surety or guarantor; (v) the obtaining of any guaranty or surety agreement (in addition to this Guarantee); (vi) the obtaining of any pledge, assignment or other security for any Obligations; (vii) the release of any surety or guarantor (including Buyer); (viii) the release of any Pledged Collateral; (ix) any change in Buyer's business or financial condition; (x) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; and (xi) any other demands or notices whatsoever with respect to the Obligations or this Guarantee.

          (c) Each Guarantor hereby waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Obligations, whether existing now or in the future.

          (d) Each Guarantor hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by HAL Antillen which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against Buyer, any other guarantor or any other Person or any Pledged Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of such Guarantor hereunder to the same extent as to clause (i) as Buyer has so waived such rights.

          (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Security Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

     7. Subrogation and Subordination.

          (a) No Guarantor will exercise any rights that it may now or hereafter acquire against Buyer that arise from the existence, payment, performance or enforcement of any Guarantor's obligations under this Guarantee or any other Security Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of HAL Antillen against Buyer or any other Guarantor or any Pledged Collateral, whether or not such claim, remedy or right arises in equity or under Law, including the right to take or receive from Buyer or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the Security Documents have been paid in full in cash. If any amount is paid to any Guarantor in violation of the preceding sentence in respect of the Obligations or any other amount payable under the Security Documents at any time prior to the payment in full in cash of the Obligations and all other amounts payable under the Security Documents, then such amount will be held in trust for the benefit of HAL Antillen and will forthwith be paid to HAL Antillen to be credited and promptly applied to the Obligations and all other amounts payable under the Security Documents, whether matured or unmatured, in accordance with the terms of the Security Documents, or, if none are then due, to be held by HAL Antillen as collateral for any Obligations or other amounts payable under this Guarantee thereafter arising and promptly applied. If (i) any Guarantor makes any payment to HAL Antillen of all or any part of the Obligations and (ii) all of the Obligations and all other amounts payable under the Security Documents are paid in full in cash, HAL Antillen will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment by such Guarantor.

          (b) Any indebtedness now or hereafter owing to any Guarantor by Buyer or any other Guarantor will be subordinate to HAL Antillen's claim and right to receive payment in full of the Obligations, for so long as any claim on the part of HAL Antillen against Buyer or such Guarantor in respect of the Obligations exists. Any claims of HAL Antillen against Buyer or such Guarantor in respect of the Obligations first will be paid by Buyer or such Guarantor before any payment will be made to or received by any Guarantor from Buyer or such Guarantor. Such priority of payment will apply during the ordinary course of Buyer's or such Guarantor's business and, in any proceeding for the enforcement of claims against or for the relief of Buyer or such Guarantor in respect of the Obligations, including any assignment for the benefit of creditors, composition with creditors, insolvency, reorganization or bankruptcy proceeding, HAL Antillen will be entitled to be paid in full any indebtedness that may then be owing by Buyer or such Guarantor in respect of the Obligations, with interest accrued therein, before any payment on account of any indebtedness is made to any Guarantor. Any trustee in bankruptcy, receiver, or other person in charge of Buyer's assets or operations is hereby directed to pay to HAL Antillen the full amount of HAL Antillen's claims against Buyer or such Guarantor before making any payment to such Guarantor, and so far as may be necessary to give effect to this Section 7, each Guarantor hereby transfers and assigns to HAL Antillen all of its rights to any payments or distributions which might otherwise be coming to such Guarantor. If Buyer's indebtedness to a Guarantor is evidenced by a promissory note, such promissory note will contain a legend that any payments thereon are subject to the provisions of this Section 7. Each Guarantor understands that its subordination hereunder may mean that it will receive less in a bankruptcy or other insolvency proceeding of Buyer or such Guarantor than that to which it would otherwise be entitled.

     8. Events of Default.  The occurrence of any Event of Default as defined on
Schedule 1 attached hereto will constitute an "Event of Default" hereunder. On or after the occurrence of any Event of Default, HAL Antillenas described in
Section 4 of the Note,[HAL Antillen may immediately demand full payment of the Obligations from one or more Guarantors by providing such Guarantors with written notice (the "Demand Notice"), without first exhausting any other remedy it may have and without resorting to any security or other guaranty held by HAL Antillen. Upon receipt of the Demand Notice, a Guarantor will promptly pay such Obligations to HAL Antillen in accordance with the instructions set forth in the Demand Notice.

     9. Taxes.

          (a) Any and all payments made by any Guarantor hereunder will be made free and clear of and without deduction for any and all present or future Taxes. If any Guarantor is required by Law to deduct any Taxes from or in respect of any sum payable hereunder to HAL Antillen, (i) the sum payable by such Guarantor will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9), HAL Antillen receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor will make all such deductions and (iii) such Guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

          (b) Each Guarantor will indemnify HAL Antillen for and hold it harmless against the full amount of Taxes imposed on or paid by HAL Antillen.

          (c) If HAL Antillen receives a refund of any Taxes with respect to which any Guarantor has made a payment of additional amounts under this
     Section 9, HAL Antillen will pay over such refund to such Guarantor. However, HAL Antillen will have sole discretion to determine whether to contest the imposition of any Taxes, regardless of whether such Taxes were correctly or legally asserted, and any expenses reasonably incurred by HAL Antillen in seeking such refund (such expenses to be discussed with such Guarantor in advance to the extent practical), to the extent such expenses are reasonably attributable to the Obligations or payments made in respect thereof, may be deducted from any refund owing to any Guarantor without regard to whether such contest is successful.

           10. Amendments; Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Guarantee will be valid, unless the same will be in writing and signed by HAL Antillen. No waiver by any HAL Antillen of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. No delay of HAL Antillen in exercising any right, power or remedy will operate as a waiver thereof.

     11.   Notices.   All   notices,   requests,   demands,   claims  and  other
communications hereunder will be in writing and delivered pursuant to Section 9 of the Security Agreement.

     12. Remedies. The remedies of HAL Antillen are cumulative and not exclusive of any right, power or remedy provided by Law or any other agreement (including the Security Documents) and the exercise or partial exercise of one or more right, power or remedy will not be construed as a cure or waiver of any Event of Default nor prejudice the right of HAL Antillen in the exercise of any other right, power or remedy.

     13. Indemnification. Each Guarantor will indemnify and hold HAL Antillen and its officers, directors, managers, employees, agents, representatives, controlling persons, stockholders, and each of their affiliates (each an "Indemnified Party") harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Indemnified Party may incur resulting from, arising out of or relating to the Indemnified Party's good faith efforts to enforce the terms of this Guarantee, provided, however, that such indemnification will not apply to the extent that any such liability, loss, damage or expense arises out of or is based solely upon the Indemnified Party's willful misconduct or gross negligence. The covenants set forth in this Section 13 will survive the termination of this Guarantee.

     14. Successors and Assigns. This Guarantee is a continuing guaranty and will be binding upon each Guarantor, its successors and assigns and inure to the benefit of and be enforceable by HAL Antillen and its successors, transferees and assigns.

     15. Counterparts. This Guarantee may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     16. Headings. The article and section headings contained in this Guarantee are inserted for convenience only and will not affect in any way the meaning or interpretation of this Guarantee.

     17. Governing Law. This Guarantee and the performance of the obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of law principles that would require the application of the law of another jurisdiction. Notwithstanding the foregoing, HAL Antillen may, at its sole discretion, elect to enforce the Mortgage and Deeds of Covenants with respect to any Buyer Party under the laws of the Bahamas or any other jurisdiction that may be applicable with respect to the Mortgages.

     18. Submission to Jurisdiction; Venue. Each party hereto submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Guarantee and agrees that all claims in respect of the Action may be heard and determined in any such court. Each party hereto also agrees not to bring any Action arising out of or relating to this Guarantee in any other court. Each party hereto agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each party hereto waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other party hereto with respect thereto. Nothing contained in this Section 18 shall be construed so as to prevent or limit HAL Antillen from taking any and all actions necessary to realize on any collateral under the Security Documents wherever such collateral may, from time to time, be located.

     19. Severability. The provisions of this Guarantee will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Guarantee, as applied to any party hereto or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     20. Construction. The parties hereto and HAL Antillen have participated jointly in the negotiation and drafting of this Guarantee. If an ambiguity or question of intent or interpretation arises, this Guarantee will be construed as if drafted jointly by the parties hereto and HAL Antillen and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Guarantee. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."

                            [Signature page follows]

     IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



                                    WINDSTAR SAIL CRUISES LIMITED




                                    By:       /s/ Joseph G. McCarthy
                                              ----------------------------------
                                    Name:     Joseph G. McCarthy
                                              ----------------------------------
                                    Title:    Vice President
                                              ----------------------------------


                                    WIND STAR LIMITED




                                    By:       /s/ Joseph G. McCarthy
                                              ----------------------------------
                                    Name:     Joseph G. McCarthy
                                              ----------------------------------
                                    Title:    Vice President
                                              ----------------------------------


                                    WIND SPIRIT LIMITED




                                    By:       /s/ Joseph G. McCarthy
                                              ----------------------------------
                                    Name:     Joseph G. McCarthy
                                              ----------------------------------
                                    Title:    Vice President
                                              ----------------------------------


                                 DEGREES LIMITED



                                    By:        /s/ Joseph G. McCarthy
                                              ----------------------------------
                                    Name:      Joseph G. McCarthy
                                              ----------------------------------
                                    Title:     Vice President
                                              ----------------------------------

                              Performance Guarantee


     This Performance Guarantee (this "Guarantee"), dated as of April 2, 2007, is by Ambassadors International, Inc., a Delaware corporation ("Ambassadors"), in favor of HAL Antillen N.V., a Netherlands Antilles corporation ("HAL Antillen").

                                    RECITALS:

     A. HAL Antillen and Ambassadors International Cruise Group, LLC, a wholly-owned subsidiary of Ambassadors ("Buyer"), have entered into a Purchase Agreement (the "Purchase Agreement") dated as of February 21, 2007 pursuant to which HAL Antillen has agreed to sell to Buyer, and Buyer has agreed to purchase from HAL Antillen, all of the shares of capital stock of Windstar Sail Cruises Limited (the "Company") in accordance with the terms and subject to the conditions set forth in the Purchase Agreement.

     B. As partial payment of the purchase price of such shares, Buyer is delivering to HAL Antillen a promissory note, executed by Buyer in favor of HAL Antillen, in the amount of sixty million dollars ($60,000,000) (the "Buyer Note"). In connection therewith, the following documents are being executed and delivered as of the date hereof: (i) a Security Agreement among the Company, Wind Star Limited, Wind Spirit Limited, Degrees Limited (collectively, the "Subsidiary Guarantors"), Buyer and HAL Antillen (the "Security Agreement");
(ii) a Pledge Agreement between Buyer and HAL Antillen (the "Pledge Agreement");
(iii) First Preferred Vessel Mortgages by Wind Star Limited, Wind Spirit Limited and Degrees Limited (the "Mortgages"); (iv) Deeds of Covenants by Wind Star Limited, Wind Spirit Limited and Degrees Limited (the "Deeds of Covenants"); and
(v)  a  Guarantee  by  each  of  the  Subsidiary   Guarantors  (the  "Subsidiary
Guarantee").

     C. Ambassadors, as the ultimate parent of Buyer, will derive substantial direct and indirect benefit from the consummation of the transactions contemplated by the Purchase Agreement and HAL Antillen's agreement to accept the Buyer Note as partial payment of the purchase price thereunder.

     D. HAL Antillen has required that, and Ambassadors has agreed that, Ambassadors will execute and deliver this Guarantee to provide additional support for the obligations of Buyer and the Acquired Entities in connection with the Buyer Note.


                                   AGREEMENT:

     Now, therefore, in consideration of the premises and the agreements set forth herein, the Parties agree as follows:

     1. Definitions. Any capitalized terms not defined herein will have the meaning assigned to such terms in the Purchase Agreement. In addition, the following terms have the following meanings:

     "Buyer Note Obligations" means all obligations of Buyer to pay principal and interest under the Buyer Note.

     Additional Pledged Collateral" has the meaning specified in Section 1(a) of the Pledge Agreement.

     "Event of Default" has the meaning set forth on Schedule 1 attached hereto.

     "Insurances" as to any Vessel has the meaning set forth in the Deed of Covenants as to that Vessel.

     "Obligations" has the meaning set forth in Section 2 of this Guarantee.

     "Pledged Collateral" means any collateral pledged as security in connection with the Buyer Note or any other Security Documents.

     "Specified Amount" means, at any time that it is required to be calculated as to a Vessel, a percentage of the then-outstanding principal amount plus accrued and unpaid interest due under the Buyer Note equal to 25% in the case of Wind Star, 25% in the case of Wind Spirit and 50% in the case of Wind Surf. If the Specified Amount is required to be calculated subsequent to a Total Loss of a Vessel, the percentages applicable to the remaining Vessels shall be proportionately increased. "Pledged Shares" has the meaning specified in Section 1(a) of the Pledge Agreement

     "Total Loss" as to a Vessel has the meaning provided in the Deed of Covenants applicable to such Vessel.

     2. Guarantee. Subject to the terms and conditions set forth in this Guarantee, Ambassadors hereby absolutely, unconditionally and irrevocably guarantees that (the items set forth below are collectively referred to as the "Obligations"):

     (a) if an Event of Default shall occur under any Deed of Covenants and the Mortgagee thereunder shall gain ownership of the Vessel through foreclosure or otherwise, then: (i) there shall have been no Encumbrances, charters, mortgages, maritime liens or any other debts whatsoever on the Vessel that had priority over the lien of the Mortgage applicable to the Vessel that Mortgagee is required to discharge or otherwise satisfy incident to the foreclosure, other than liens created by HAL Antillen; (ii) at such time as the Mortgagee gains ownership, there shall be no Encumbrances, charters, mortgages, maritime liens or any other debts whatsoever on the Vessel or any right of any third party to claim against the Mortgagee as the owner of the Vessel; (iii) at such time as the Mortgagee gains ownership, the Vessel's class shall have been maintained, free of any conditions, recommendations, notations, visas or reservations by any classification society, free of material average damage affecting class, with all class and trading certificates, national and international, clean, valid and unextended without condition of class with the Vessel's hull surveys and continuous machinery survey cycles up to date and unextended: and (iv) the Vessel shall be in conformity with then-existing requirements of the U.S. Coast Guard, IMO and SOLAS and all other national and international Laws which are required to be complied with or observed by such Vessel in order to allow such Vessel to operate its business as conducted on the date of this Guarantee, provided that the foregoing shall not be construed to require Ambassadors to cause any Vessel to comply with any such requirements that are retroactive in effect and that require a material modification to such Vessel;

     (b) if any of the Obligations set forth in Section 2(a) above are not satisfied, Ambassadors shall reimburse HAL Antillen for all amounts reasonably expended by HAL Antillen in order to remedy same;

     (c) if a Total Loss shall occur as to a Vessel, Ambassadors shall pay to HAL Antillen the lesser of the Specified Amount for that Vessel or all amounts payable therefor from the Insurances as provided for by Section 1.8(e) in the applicable Deed of Covenants, which amounts shall be applied against the Buyer Note Obligations;

     (d) if a Total Loss shall occur as to a Vessel, and if Shipowner (as that term is defined in the Deed of Covenants) failed to comply with its obligations under Section 1.8 of the Deed of Covenants or Shipowner or an Affiliate of Shipowner breached or caused a default under such Insurances (including with respect to the payment of premiums or the giving of notices), and as a result thereof an insurer shall fail or refuse to pay or the Insurances shall not be in force or effect, then Ambassadors shall pay to HAL Antillen the Specified Amount; and

     (e) if Closing (as that term is defined in the Purchase Agreement) does not occur, Ambassadors shall satisfy the obligations of Buyer under Sections 6.10,
7.7 and 9.2(c) of the Purchase Agreement.

     3. Guarantee Absolute. Ambassadors guarantees that the Obligations will be performed strictly in accordance with the terms of the relevant agreements, regardless of any Law or Order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of HAL Antillen with respect thereto. The obligations of Ambassadors under this Guarantee are independent of the Obligations or any other obligations of Buyer or any other party under the Security Documents, and a separate action or actions may be brought and prosecuted against Ambassadors to enforce this Guarantee, irrespective of whether any action is brought against Buyer or whether Buyer or any other party is joined in any such action or actions. The liability of Ambassadors under this Guarantee will be irrevocable, absolute and unconditional irrespective of, and Ambassadors hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the items set forth in Section 3(a) - (k) of the Subsidiary Guarantee.

     4. Representations and Warranties. Ambassadors represents and warrants to HAL Antillen as follows:

          (a)  Ambassadors  is an entity  validly  existing and in good standing
     under  the  Laws  of  the  jurisdiction  of  its  creation,   formation  or
     organization;

          (b) Ambassadors has the relevant entity power and authority to execute and deliver this Guarantee, and to perform its obligations contemplated hereby. Ambassadors has taken all action necessary to authorize the execution and delivery of this Guarantee and the performance of its obligations hereunder. This Guarantee has been duly authorized, executed and delivered by, and is enforceable against, Ambassadors, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity; and

          (c) the execution and delivery of this Guarantee and the performance of Ambassadors' obligations hereunder will not (i) breach any provision of its Organizational Documents; (ii) breach any Law, Order, material Contract, or material Permit to which Ambassadors is a party or by which it is bound or to which any of its assets is subject; or (iii) require any Consent.

     5. Reinstatement of Guarantee. This Guarantee will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Buyer Note Obligations or any proceeds of any collateral or security which has been applied in payment of any of the Buyer Note Obligations is rescinded or must otherwise be returned by HAL Antillen or any other Person upon the insolvency, bankruptcy or reorganization of Buyer or for any other reason, all as though such payment had not been made. Except as provided in the preceding sentence, Ambassadors' obligations under this Guarantee will terminate when the Buyer Note Obligations have been fully paid, performed and satisfied.

     6. Waivers and Acknowledgements.

          (a) Ambassadors waives any right to require HAL Antillen to sue Buyer or any guarantor or surety obligated with respect to the Obligations or any part thereof, or otherwise to enforce payment thereof against any Pledged Collateral or any collateral securing the obligations of any guarantor of surety or any part thereof.

          (b) Ambassadors waives notice of (i) presentment, demand, protest, notice of nonpayment and notice of protest in relation to any instrument or agreement evidencing any Obligation, (ii) HAL Antillen's acceptance of this Guarantee or its intention to act or its actions in reliance hereon; (iii) the present existence or future incurring of any Obligations or any terms or amounts thereof or any change therein; (iv) any default by Buyer or any surety or guarantor; (v) the obtaining of any guaranty or surety agreement (in addition to this Guarantee); (vi) the obtaining of any pledge, assignment or other security for any Obligations; (vii) the release of any surety or guarantor (including Buyer); (viii) the release of any Pledged Collateral; (ix) any change in Buyer's business or financial condition; (x) any renewal, extension or modification of the terms of any Obligation or of the obligations or liabilities of any surety or guarantor or any instruments or agreements evidencing the same; and (xi) any other demands or notices whatsoever with respect to the Obligations or this Guarantee.

          (c) Ambassadors hereby waives any right to revoke this Guarantee and acknowledges that this Guarantee is continuing in nature and applies to all Obligations, whether existing now or in the future.

          (d) Ambassadors hereby waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by HAL Antillen which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Ambassadors or other rights of Ambassadors to proceed against Buyer, any guarantor or any other Person or any Pledged Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the obligations of Ambassadors hereunder to the same extent as to clause (i) as Buyer has so waived such rights.

          (e) Ambassadors acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Security Documents and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits.

     7. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing and delivered pursuant to Section 9 of the Security Agreement using Buyer's contact information.

     8. Amendments and Waivers. No amendment, modification, replacement, termination or cancellation of any provision of this Guarantee will be valid, unless the same will be in writing and signed by HAL Antillen and Ambassadors. No waiver by HAL Antillen of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

     9. Governing Law. This Guarantee and the performance of the obligations of Ambassadors hereunder will be governed by and construed in accordance with the laws of the State of Washington, without giving effect to any choice of law principles that would require the application of the law of another jurisdiction.

     10. Submission to Jurisdiction; Venue. Ambassadors submits to the jurisdiction of any state or federal court sitting in Seattle, Washington, in any Action arising out of or relating to this Guarantee and agrees that all claims in respect of the Action may be heard and determined in any such court. No Action arising out of or relating to this Guarantee may be brought in any other court. Ambassadors agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Ambassadors waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required with respect thereto.

     11. Severability. The provisions of this Guarantee will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Guarantee, as applied to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     12. Remedies. The remedies of HAL Antillen are cumulative and not exclusive of any right, power or remedy provided by Law or any other agreement (including the Security Documents) and the exercise or partial exercise of one or more right, power or remedy will not be construed as a cure or waiver of any default nor prejudice the right of HAL Antillen in the exercise of any other right, power or remedy.

     13. Indemnification. Ambassadors will indemnify and hold HAL Antillen and its officers, directors, managers, employees, agents, representatives, controlling persons, stockholders, and each of their affiliates (each an "Indemnified Party") harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Indemnified Party may incur resulting from, arising out of or relating to the Indemnified Party's good faith efforts to enforce the terms of this Guarantee, provided, however, that such indemnification will not apply to the extent that any such liability, loss, damage or expense arises out of or is based solely upon the Indemnified Party's willful misconduct or gross negligence. The covenants set forth in this Section 13 will survive the termination of this Guarantee.

     14. Successors and Assigns. This Guarantee is a continuing guaranty and will be binding upon Ambassadors, its successors and assigns and inure to the benefit of and be enforceable by HAL Antillen and its successors, transferees and assigns.

     15. Attorneys' Fees. If any action at law or in equity is necessary by HAL Antillen to enforce or interpret the terms of this Guarantee or any other agreement or document to be executed or delivered pursuant hereto, HAL Antillen (to the extent it prevails) will be entitled to reasonable attorneys' and experts' fees, costs, and disbursements from Ambassadors in addition to any other relief to which it may be entitled.

     16. Headings. The article and section headings contained in this Guarantee are inserted for convenience only and will not affect in any way the meaning or interpretation of this Guarantee.

     17. Construction. Ambassadors and HAL Antillen have participated jointly in the negotiation and drafting of this Guarantee. If an ambiguity or question of intent or interpretation arises, this Guarantee will be construed as if drafted jointly by Ambassadors and HAL Antillen and no presumption or burden of proof will arise favoring or disfavoring Ambassadors and HAL Antillen because of the authorship of any provision of this Guarantee. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation."

                            [Signature page follows]

           IN WITNESS WHEREOF, Ambassadors has executed this Guarantee as of the date first written above.


                                        AMBASSADORS INTERNATIONAL, INC.

                                        By:     /s/ Joseph G. McCarthy
                                                ------------------------------
                                        Name:   Joseph G. McCarthy
                                                ------------------------------
                                        Title:  Vice President
                                                ------------------------------